                               SCHEDULE 14A
                              (Rule 14a-101)

                 INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities
                           Exchange Act of 1934

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  /_/

Check the appropriate box:

/_/  Preliminary Proxy Statement       /_/  Confidential,  For Use of the Com-
                                       mission Only (as permitted by Rule
                                       14a-6(e)(2))

/X/ Definitive Proxy Statement
/_/  Definitive Additional Materials
/_/  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   ORANGE AND ROCKLAND UTILITIES, INC.
-------------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
/_/ No fee required
/X/ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         (1) Title of each class of securities to which transaction applies:

                 Common Stock, $5 Par Value - New York Stock Exchange
-------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

                 13,535,709 Shares of Common Stock
-------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                 $58.50 per share of Common Stock
-------------------------------------------------------------------------------


         (4) Proposed maximum aggregate value of transaction:

                   $791,838,976.50
-------------------------------------------------------------------------------
         (5) Total fee paid:

                   $158,368.00
-------------------------------------------------------------------------------
          /X/  Fee paid previously with preliminary materials:

                  Fee paid on June 4, 1998 by wire transfer to the U.S. Treasury designated lockbox in Pittsburgh, Pennsylvania


         /_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:

-------------------------------------------------------------------------------

         (2)  Form, Schedule or Registration Statement no.:

-------------------------------------------------------------------------------

         (3) Filing Party:

-------------------------------------------------------------------------------

         (4)  Date Filed:

-------------------------------------------------------------------------------

[LOGO]
ORANGE AND ROCKLAND One Blue Hill Plaza, Pearl River, New York 10965

                                                                   July 17, 1998

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of the Common Shareholders of Orange and Rockland Utilities, Inc. (the 'Company') to be held in the auditorium of the Company's Operations Center, 390 West Route 59, Spring Valley, New York, on Thursday, August 20, 1998, at 10:30 a.m., local time.

     At the Special Meeting, the Company's Common Shareholders who are entitled to vote will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger (the 'Merger Agreement') dated as of May 10, 1998, among the Company, Consolidated Edison, Inc., a New York corporation ('CEI'), and C Acquisition Corp., a New York corporation and a wholly-owned subsidiary of CEI (the 'Merger Subsidiary'), providing for the merger of the Merger Subsidiary with and into the Company (the 'Merger'), pursuant to which the Company will be the surviving corporation in the Merger and become a wholly-owned subsidiary of CEI and each share of the Company's Common Stock will be converted into the right to receive $58.50 in cash. The per share consideration of $58.50 represents a premium of 38% over the closing price of $42.25 per share of Common Stock on May 8, 1998, the last trading day prior to the public announcement of the execution of the Merger Agreement. The Merger Agreement is attached to the accompanying Proxy Statement as Appendix A.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE 'FOR' APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT AND BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS SHAREHOLDERS.

     The accompanying Proxy Statement provides detailed information concerning the proposed Merger and other additional information that you are urged to read carefully.

     The vote of every shareholder is important. Approval and adoption of the Merger Agreement requires the affirmative vote of the holders of at least
66 2/3% of the outstanding shares of the Company's Common Stock entitled to vote. An abstention or failure to return your signed proxy will have the same effect as a vote against approval and adoption of the Merger Agreement. Whether or not you plan to attend the meeting, please fill in, date, sign and return your proxy promptly. Returning your completed proxy will not prevent you from voting in person at the meeting.

     We hope that you will be able to attend the meeting in person. If you plan to attend, please mark the box provided on the enclosed proxy card. Proxy cards for shareholders of record include a detachable admission ticket to the meeting. Please detach the ticket from the proxy card and bring it with you to the meeting.

     We look forward to seeing you at your Special Meeting.

                                            Sincerely,

                                            /s/ Michael J. Del Giudice

                                            Michael J. Del Giudice
                                            Chairman of the Board of Directors

                      ORANGE AND ROCKLAND UTILITIES, INC.
                              ONE BLUE HILL PLAZA
                          PEARL RIVER, NEW YORK 10965

                      ------------------------------------

                NOTICE OF SPECIAL MEETING OF COMMON SHAREHOLDERS
                         TO BE HELD ON AUGUST 20, 1998

                      ------------------------------------

Dear Shareholders:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Common Shareholders (the 'Special Meeting') of Orange and Rockland Utilities, Inc. (the 'Company') will be held at 10:30 a.m., local time, on Thursday, August 20, 1998 in the auditorium of the Company's Operations Center, 390 West Route 59, Spring Valley, New York, for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger (the 'Merger Agreement'), dated as of May 10, 1998, among the Company, Consolidated Edison, Inc., a New York Corporation ('CEI'), and C Acquisition Corp., a New York corporation and a wholly-owned subsidiary of CEI (the 'Merger Subsidiary'), pursuant to which the Merger Subsidiary will merge with and into the Company (the 'Merger'), and the Company will be the surviving corporation in the Merger and become a wholly-owned subsidiary of CEI. Upon the effectiveness of the Merger, each outstanding share of common stock, $5.00 par value per share, of the Company (the 'Common Stock') will be converted into the right to receive $58.50 in cash (the 'Merger Consideration').

          2. To consider and act upon any other business as may properly come before the Special Meeting or any adjournments thereof.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT AND BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS SHAREHOLDERS. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE 'FOR' APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     IF YOU LATER DECIDE THAT YOU WILL ATTEND THE SPECIAL MEETING OR, FOR ANY OTHER REASON, YOU DECIDE TO REVOKE OR CHANGE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

     Holders of Common Stock of the Company of record at the close of business on July 13, 1998 are entitled to notice of the Special Meeting or any adjournment thereof. Only holders of Common Stock of record at the close of business on July 13, 1998 are entitled to vote at the Special Meeting or any adjournment thereof.

     The Merger and other related matters are more fully described in the accompanying Proxy Statement, and the appendices thereto.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT, IN THE POSTAGE-PAID RETURN ENVELOPE PROVIDED, TO THE FOLLOWING ADDRESS: ORANGE AND ROCKLAND UTILITIES, INC., P.O. BOX 11135, NEW YORK, NEW YORK 10203-0202. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING IN YOUR PROXY PROMPTLY.

     PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXY CARD. INSTRUCTIONS ON HOW TO RECEIVE THE MERGER CONSIDERATION WILL BE SENT TO YOU AFTER THE MERGER AGREEMENT HAS BEEN APPROVED.

                                          By Order of the Board of Directors,

                                          MICHAEL J. DEL GIUDICE
                                          Chairman of the Board of Directors

                                          G.D. CALIENDO
                                          Senior Vice President, General Counsel
                                          and Secretary

July 17, 1998

                      ORANGE AND ROCKLAND UTILITIES, INC.
                              ONE BLUE HILL PLAZA
                          PEARL RIVER, NEW YORK 10965

                                                                   July 17, 1998

                      ------------------------------------

                              PROXY STATEMENT FOR
                     SPECIAL MEETING OF COMMON SHAREHOLDERS
                         TO BE HELD ON AUGUST 20, 1998

                      ------------------------------------

     THIS PROXY STATEMENT IS BEING FURNISHED TO THE HOLDERS OF COMMON STOCK, $5.00 PAR VALUE PER SHARE ('COMMON STOCK'), OF ORANGE AND ROCKLAND UTILITIES, INC., A NEW YORK CORPORATION (THE 'COMPANY'), IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY (THE 'BOARD' OR THE 'BOARD OF DIRECTORS') FOR USE AT A SPECIAL MEETING OF THE COMMON SHAREHOLDERS OF THE COMPANY (THE 'SPECIAL MEETING') TO BE HELD AT 10:30 A.M., LOCAL TIME, ON THURSDAY, AUGUST 20, 1998 IN THE AUDITORIUM OF THE COMPANY'S OPERATIONS CENTER, 390 WEST ROUTE 59, SPRING VALLEY, NEW YORK, AND AT ANY ADJOURNMENTS THEREOF.

     The purpose of the Special Meeting is to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger (the 'Merger Agreement'), dated as of May 10, 1998, among the Company, Consolidated Edison, Inc., a New York corporation ('CEI'), and C Acquisition Corp., a New York corporation and wholly-owned subsidiary of CEI (the 'Merger Subsidiary'), pursuant to which the Merger Subsidiary will merge with and into the Company (the 'Merger'), and the Company will be the surviving corporation in the Merger (the 'Surviving Corporation') and become a wholly-owned subsidiary of CEI. Upon the effectiveness of the Merger (the 'Effective Time'), each outstanding share of Common Stock will be converted into the right to receive $58.50 in cash. At the Effective Time, all of the capital stock of the Surviving Corporation will be owned by CEI. The Merger Agreement is attached hereto as Appendix A and is incorporated herein by reference.

     This Proxy Statement is dated July 17, 1998 and is, along with the accompanying form of proxy, first being distributed to the shareholders of the Company on or about such date.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     Certain matters discussed in this Proxy Statement constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances. The following discussion is intended to identify statements and certain factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

     Forward-looking statements include the information concerning possible or assumed future results of operations of the Company set forth under 'Summary--The Merger,' 'The Merger,' 'Opinion of the Financial Advisor' and 'The Merger--Reasons for the Merger and the Recommendation of the Board' and other statements in this Proxy Statement identified by words such as 'anticipate,' 'estimate,' 'expect,' 'intend,' 'believe,' and 'objective,' and include, in particular, the statements as to (i) the anticipated business, financial condition, earnings and prospects of the Company expected in the future, (ii) the beliefs and the basis for those beliefs set forth under 'The Merger--Reasons for the Merger and the Recommendation of the Board' and (iii) the estimates, projections and forecasts analyzed by the Company's financial advisor in connection with its opinion as set forth under 'The Merger--Opinion of the Financial Advisor.' Readers are cautioned not to place undue reliance on such forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors may affect the Company's operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the Company's actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following: general economic and business conditions; industry capacity; changes in technology; changes in political, social and economic conditions; regulatory matters; regulatory delays or conditions imposed by regulatory bodies in approving the Merger; adverse regulatory treatment; the loss of any significant customers; changes in business strategy or development plans; the speed and degree to which competition enters the electric utility industry; state and federal legislative and regulatory initiatives that increase competition, affect cost and investment recovery and have an impact on rate structures; industrial, commercial and residential growth in the service territory of the Company; the weather and other natural phenomena; the timing and extent of changes in commodity prices and interest rates; and the development of opportunities for growth by the subsidiaries of the Company. The Company does not assume any obligation to update such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS.................................................     2

SUMMARY....................................................................................................     7
  The Company..............................................................................................     7
  CEI and the Merger Subsidiary............................................................................     7
  The Special Meeting......................................................................................     7
  The Merger...............................................................................................     8
  Regulatory Matters.......................................................................................     9
  Absence of Shareholders' Rights of Appraisal.............................................................     9
  Market Prices and Dividends on the Company's Common Stock................................................     9
  Selected Consolidated Financial Data.....................................................................    10

THE SPECIAL MEETING........................................................................................    11
  Introduction.............................................................................................    11
  Matters to be Considered.................................................................................    11
  Date, Time and Place.....................................................................................    11
  Record Date, Voting Rights and Vote Required.............................................................    11
  Proxies, Revocability of Proxies.........................................................................    12
  Absence of Shareholders' Rights of Appraisal.............................................................    12
  Solicitation of Proxies and Expenses.....................................................................    12
  Exchange of Certificates.................................................................................    13

THE MERGER.................................................................................................    13
  Background of the Merger.................................................................................    13
  Reasons for the Merger and the Recommendation of the Board...............................................    15
  Opinion of the Financial Advisor.........................................................................    16
  Accounting Treatment of the Merger.......................................................................    19
  Certain Federal Income Tax Consequences to Shareholders..................................................    20

REGULATORY MATTERS.........................................................................................    21
  HSR Act..................................................................................................    21
  Federal Power Act........................................................................................    21
  State Regulatory Approvals...............................................................................    21
  Securities and Exchange Commission Approval Pursuant to 1935 Act.........................................    21
  New Jersey Industrial Site Recovery Act..................................................................    22
  General..................................................................................................    22

CERTAIN EFFECTS OF THE MERGER..............................................................................    22

INTERESTS OF CERTAIN PERSONS IN THE MERGER.................................................................    23

THE MERGER AGREEMENT.......................................................................................    28
  General..................................................................................................    28
  Merger Consideration.....................................................................................    28
  Effective Time...........................................................................................    28
  Conversion of Shares.....................................................................................    28
  Procedure for Payment....................................................................................    29
  Representations and Warranties...........................................................................    29
  Conduct of Business Pending the Merger...................................................................    30
  Directors' and Officers' Insurance and Indemnification...................................................    32
  Employee Matters.........................................................................................    32
  No Solicitation of Proposals.............................................................................    34
  Conditions to Consummation of the Merger.................................................................    34

                                                                                                              PAGE
                                                                                                              ----
  Termination..............................................................................................    34
  Miscellaneous............................................................................................    35

THE COMPANIES..............................................................................................    36
  Orange and Rockland Utilities, Inc.......................................................................    36
  CEI and the Merger Subsidiary............................................................................    36

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
  OF THE COMPANY...........................................................................................    36

MARKET PRICES AND DIVIDENDS ON THE COMPANY'S COMMON STOCK..................................................    37
  Market Prices............................................................................................    37

SELECTED FINANCIAL DATA....................................................................................    38
  Selected Consolidated Financial Data.....................................................................    38

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS...................................................................    39

OTHER MATTERS..............................................................................................    39

DEADLINE FOR SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING.................................................    39

AVAILABLE INFORMATION......................................................................................    39

INCORPORATION BY REFERENCE.................................................................................    39

Appendix A--Agreement and Plan of Merger among Orange and Rockland Utilities, Inc., Consolidated Edison,
  Inc. and C Acquisition Corp., dated as of May 10, 1998

Appendix B--Opinion of Donaldson, Lufkin & Jenrette Securities Corporation

                              DEFINED TERMS INDEX

                                                                                                            PAGE
                                                                                                          --------
1935 Act...............................................................................................         21
Ad Hoc Committee.......................................................................................         14
Affected Employees.....................................................................................         33
Amended Agreement......................................................................................         13
Antitrust Division.....................................................................................         21
Board..................................................................................................      Cover
Board of Directors.....................................................................................      Cover
Cancelled Shares.......................................................................................     13, 29
Cash Severance Payment.................................................................................         24
CECONY.................................................................................................         22
CEI....................................................................................................      7, 36
Certificates...........................................................................................     13, 29
Change in Control Agreement............................................................................         23
Closing Date...........................................................................................         28
Code...................................................................................................         20
Common Stock...........................................................................................          7
Company................................................................................................      7, 36
Company Material Adverse Effect........................................................................         31
Deferral Plan..........................................................................................         26
Deferred Compensation Plan.............................................................................         27
DEP....................................................................................................         22
DLJ....................................................................................................          9
DLJ Opinion............................................................................................         16
EBIT...................................................................................................         17
EBITDA.................................................................................................         17
Effective Time.........................................................................................          8
Engagement Letter......................................................................................         19
Excess Payments........................................................................................         25
Exchange Act...........................................................................................         39
Excise Tax.............................................................................................         24
Executive..............................................................................................         23
Executive Officers.....................................................................................         26
FERC...................................................................................................          8
Final Divestiture Plan.................................................................................         14
FPA....................................................................................................         21
FTC....................................................................................................         21
GAAP...................................................................................................         31
HSR Act................................................................................................         21
Indemnified Liabilities................................................................................     23, 32
Initial Termination Date...............................................................................         34
Interested Parties.....................................................................................         14
IRS....................................................................................................         20
ISRA...................................................................................................         22
J.P. Morgan............................................................................................         13
Letter Agreement.......................................................................................         23
LTM....................................................................................................         17
Management.............................................................................................         13
Market Public Companies................................................................................         18
Merger.................................................................................................          7
Merger Agreement.......................................................................................          7
Merger Consideration...................................................................................      8, 28

                                                                                                            PAGE
                                                                                                          --------
Merger Subsidiary......................................................................................      7, 36
New York Public Companies..............................................................................         17
NJBPU..................................................................................................          8
NYPSC..................................................................................................          8
NYSE...................................................................................................          8
Other Executive........................................................................................         24
Paying Agent...........................................................................................     13, 29
Performance Period.....................................................................................         25
PPUC...................................................................................................          8
Preference Stock.......................................................................................     11, 28
Preferred Stock........................................................................................     11, 28
PSU Plan...............................................................................................         24
PSUs...................................................................................................         25
RECO...................................................................................................         22
Record Date............................................................................................          7
Retirement Allowance...................................................................................         26
SEC....................................................................................................          8
Selected Companies.....................................................................................         17
Selected M&A Transactions..............................................................................         18
SERP...................................................................................................         24
Severance Agreement....................................................................................         24
Severance Plan.........................................................................................     26, 33
Skadden Arps...........................................................................................         13
Special Meeting........................................................................................          7
Superior Proposal......................................................................................         34
Surviving Corporation..................................................................................          7
TIN....................................................................................................         20

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in the Proxy Statement and is presented herein solely to furnish limited introductory information regarding the proposed Merger and the parties thereto. This Summary is not intended to be complete and is qualified in its entirety by the more detailed information contained, or incorporated by reference, in this Proxy Statement and the Appendices hereto, to which reference is made for a complete statement of the matters discussed below. Shareholders are urged to read this Proxy Statement, including the Appendices hereto, and the documents incorporated herein by reference, in their entirety and to consider them with care. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Proxy Statement.

THE COMPANY

     Orange and Rockland Utilities, Inc. (the 'Company') is a diversified investor-owned utility located in the northwestern suburbs of New York City. The Company and its two utility subsidiaries, Rockland Electric Company and Pike County Light & Power Company, furnish electric service to a population of approximately 681,000 and provide gas service to a population of approximately 482,000. The service territory of the Company and its utility subsidiaries covers seven counties and 96 communities in New York, northern New Jersey and northeastern Pennsylvania. The principal executive offices of the Company are located at One Blue Hill Plaza, Pearl River, New York 10965, and its telephone number is (914) 352-6000.

CEI AND THE MERGER SUBSIDIARY

     Consolidated Edison, Inc. ('CEI') is one of the nation's largest investor-owned energy companies. CEI provides a wide range of energy-related products and services to its customers through its subsidiaries, the largest of which is Consolidated Edison Company of New York, Inc., providing electricity, gas and steam to more than three million customers in New York City and Westchester County, New York. C Acquisition Corp. (the 'Merger Subsidiary'), which is a wholly-owned subsidiary of CEI, is a recently organized corporation that has not conducted any business except in conjunction with the transactions contemplated by the Merger Agreement. The principal executive offices of CEI and the Merger Subsidiary are located at 4 Irving Place, New York, New York 10003, and the telephone number at that office is (212) 460-3900.

THE SPECIAL MEETING

     Date, Time and Place. The Special Meeting of the Common Shareholders of the Company will be held in the auditorium of the Company's Operations Center, 390 West Route 59, Spring Valley, New York, on Thursday, August 20, 1998, at 10:30 and at any adjournments thereof (the 'Special Meeting').

     Purpose. At the Special Meeting, holders of common stock, par value $5.00 per share, of the Company (the 'Common Stock') will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger (the 'Merger Agreement'), dated as of May 10, 1998, among the Company, CEI and the Merger Subsidiary, pursuant to which the Merger Subsidiary will merge with and into the Company (the 'Merger'), and the Company will be the surviving corporation in the Merger (the 'Surviving Corporation') and become a wholly-owned subsidiary of CEI. See 'THE SPECIAL MEETING--Matters to be Considered.'

     Record Date, Shareholders Entitled to Vote. Holders of record of Common Stock issued and outstanding as of the close of business on July 13, 1998 (the 'Record Date'), will be entitled to notice of, and to vote at, the Special Meeting. On the Record Date, there were 13,519,342 shares of Common Stock issued and outstanding and entitled to vote held by approximately 18,406 holders of record. See 'THE SPECIAL MEETING--Record Date, Voting Rights and Vote Required.'

     Quorum; Vote Required. The presence, either in person or by proxy, of the holders of record of a majority of the shares entitled to vote at the Special Meeting will constitute a quorum. Abstentions, votes withheld and broker non-votes will be included in determining whether a quorum is present.

     Approval and adoption of the Merger Agreement requires the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Common Stock entitled to vote thereon. An abstention or failure to return your signed proxy will have the same effect as a vote against the Merger Agreement. See 'THE SPECIAL MEETING--Record Date, Voting Rights and Vote Required.'

     Proxies. The enclosed proxy provides that each holder of Common Stock of the Company may specify that his or her shares of Common Stock be voted 'for', 'against' or 'abstain' from voting with respect to the approval and adoption of the Merger Agreement. Any shareholder executing and returning a proxy has the right to withhold authority with respect to any matter submitted to a vote of the shareholders. If properly executed and returned in time for the Special Meeting, the enclosed proxy will be voted in accordance with the choice specified. Where a signed proxy is returned, but no choice is specified, the Common Stock will be voted 'FOR' approval and adoption of the Merger Agreement.

     Any shareholder who executes and returns a proxy may revoke it at any time before it is voted at the Special Meeting. A shareholder may revoke a proxy by
(i) delivering to the Secretary of the Company at the Company's principal offices before the Special Meeting an instrument of revocation bearing a later date than the proxy; (ii) submitting a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked; or (iii) voting in person at the Special Meeting. A shareholder's attendance at the Special Meeting will not by itself revoke a proxy given by such shareholder. See 'THE SPECIAL MEETING--Proxies, Revocability of Proxies.'

     The proposal to approve and adopt the Merger Agreement is 'non-discretionary' under the rules of the New York Stock Exchange ('NYSE'), which means that brokers holding stock on behalf of a shareholder may not vote the stock unless they receive instructions from the shareholder.

     IF A SHAREHOLDER PARTICIPATES IN A DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN, ANY PROXY GIVEN BY SUCH SHAREHOLDER WILL ALSO GOVERN THE VOTING OF ALL FULL SHARES OF COMMON STOCK HELD FOR THE SHAREHOLDER'S ACCOUNT UNDER SUCH PLAN, UNLESS CONTRARY INSTRUCTIONS ARE RECEIVED.

THE MERGER

     General. If the Merger Agreement is approved and adopted by the shareholders of the Company and the other conditions to the parties' respective obligations to consummate the Merger are satisfied, or where permissible, waived, (i) the Merger Subsidiary will merge with and into the Company and the separate corporate existence of the Merger Subsidiary will cease, and (ii) the Company will be the Surviving Corporation in the Merger, and, following the Merger, will continue its corporate existence under the laws of the State of New York and will be a wholly-owned subsidiary of CEI. See 'THE MERGER AGREEMENT--General.'

     Merger Consideration. As a result of the Merger, each share of Common Stock (other than (i) shares held by the Company, as treasury stock, or any of its subsidiaries and (ii) shares owned by CEI or any of its subsidiaries), will be converted into the right to receive $58.50 in cash, without interest (the 'Merger Consideration') upon surrender of the certificate formerly evidencing such share of Common Stock. See 'THE MERGER AGREEMENT--Merger Consideration.'

     Effective Time. The Merger will become effective at the time specified in the certificate of merger (the 'Effective Time') that is delivered by the Company, with the order of the New York State Public Service Commission ('NYPSC') approving the Merger attached thereto, and filed by the Department of State of the State of New York. It is currently anticipated that such filing will be made on the closing date under the Merger Agreement, which will take place only after the satisfaction or waiver of all of the conditions set forth in the Merger Agreement. Accordingly, there can be no assurance as to if or when the Merger will be consummated.

     Conditions to the Consummation of the Merger. The obligations of the Company, CEI and the Merger Subsidiary to consummate the Merger are subject to obtaining the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Common Stock entitled to vote thereon and the approvals of the NYPSC, the New Jersey Board of Public Utilities (the 'NJBPU'), the Pennsylvania Public Utility Commission (the 'PPUC'), the Federal Energy Regulatory Commission (the 'FERC') and the Securities and Exchange Commission (the 'SEC'). See 'THE MERGER AGREEMENT--Conditions to Consummation of the Merger.'

     Background. For a description of the events leading to the approval of the Merger Agreement by the Board, see 'THE MERGER--Background of the Merger.'

     Recommendation of the Board. At a meeting held on May 10, 1998, the Board, after considering the Merger Agreement and the transactions contemplated thereby, (i) determined that the Merger is fair to, and in the best interests of, the Company and its shareholders, (ii) approved and adopted the Merger Agreement and the transactions contemplated thereby, and (iii) determined to recommend to shareholders that they vote for approval and adoption of the Merger Agreement. See 'THE MERGER--Background of the Merger.' For a discussion of the factors the Board considered in arriving at its determination that the Merger is fair to, and in the best interests of, the Company and its shareholders, see 'THE MERGER--Reasons for the Merger and the Recommendation of the Board.' THE BOARD UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE 'FOR' APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     Opinion of Financial Advisor. At the May 10, 1998 meeting of the Board at which the Merger Agreement was approved and adopted by the Board, Donaldson, Lufkin & Jenrette Securities Corporation ('DLJ') delivered its opinion to the effect that, as of such date and based upon and subject to certain matters stated therein, the Merger Consideration was fair from a financial point of view to the holders of Common Stock. DLJ has confirmed such opinion by delivery of a written opinion dated the date of this Proxy Statement. The full text of the opinion of DLJ dated the date of this Proxy Statement, which sets forth the procedures followed, the assumptions made, matters considered and limitations on the review undertaken by DLJ is attached hereto as Appendix B and is incorporated herein by reference. HOLDERS OF COMMON STOCK SHOULD CAREFULLY READ THE OPINION OF DLJ IN ITS ENTIRETY. DLJ'S OPINION IS DIRECTED TO THE BOARD, RELATES ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER AGREEMENT. See 'THE MERGER--Opinion of the Financial Advisor.'

     Federal Income Tax Consequences. The receipt of cash by a shareholder pursuant to the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable local, state, foreign and other tax laws. For a more complete description of certain federal income tax consequences of the Merger, see 'THE MERGER--Certain Federal Income Tax Consequences to Shareholders.'

REGULATORY MATTERS

     Certain federal and state regulatory requirements must be complied with before the Merger is consummated, including (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) obtaining the approval of the NYPSC, the NJBPU, the PPUC, the FERC and the SEC. For a more complete description of the federal and state regulatory requirements, see 'REGULATORY MATTERS.'

ABSENCE OF SHAREHOLDERS' RIGHTS OF APPRAISAL

     Because the Common Stock of the Company is listed on the NYSE, shareholders of the Company's Common Stock do not have appraisal rights in connection with the Merger under applicable provisions of the New York Business Corporation Law.

MARKET PRICES AND DIVIDENDS ON THE COMPANY'S COMMON STOCK

     On May 8, 1998, the last day of trading of the Common Stock prior to the announcement of the execution of the Merger Agreement, the high, low and closing sales prices of the Common Stock as quoted on the NYSE were $43.00, $42.25 and $42.25, respectively.

     On July 13, 1998, the most recent practicable date prior to the printing of this Proxy Statement, the high, low and closing prices of the Common Stock as quoted on the NYSE were $54 11/16, $54 1/4, and $54 3/8, respectively.

     See 'MARKET PRICES AND DIVIDENDS ON THE COMPANY'S COMMON STOCK.'

SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected consolidated financial data of the Company and its subsidiaries for each of the five fiscal years ended December 31, 1993 through 1997 and for the quarters ended March 31, 1998 and 1997. The selected financial information reflects the reclassification of NORSTAR Energy Limited Partnership as discontinued operations for the years ended December 31, 1993 through 1996 and for the quarter ended March 31, 1997 subsequent to the original issuance of the consolidated financial statements of the Company from which the selected financial data have been derived. The Company's financial statements for the year ended December 31, 1993 were audited by Grant Thornton LLP, independent public accountants, but the reclassification subsequent to the original issuance of the financial statements was not audited by Grant Thornton LLP. The Company's financial statements for the years ended December 31, 1994 through 1997 were audited by Arthur Andersen LLP, independent public accountants.

     The unaudited financial information for the three months ended March 31, 1997 and 1998 includes all adjustments, consisting of normal recurring accruals, that the Company considers necessary for a fair presentation of the financial position and results of operations for such periods.

     The selected financial data set forth below do not purport to be complete and should be read in conjunction with, and are qualified in their entirety by, the Company's annual and quarterly reports, including the notes thereto, which are incorporated herein by reference.

                             THREE MONTHS ENDED
                                 MARCH 31,                                 YEAR ENDED DECEMBER 31,
                          ------------------------    ------------------------------------------------------------------
                             1998          1997          1997          1996          1995          1994          1993
                          ----------    ----------    ----------    ----------    ----------    ----------    ----------
                                (UNAUDITED)      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
SELECTED INCOME
  STATEMENT DATA
Operating Revenue......   $  165,081    $  185,319    $  648,774    $  654,889    $  602,310    $  638,404    $  645,640
Operating Income.......   $   21,482    $   21,395    $   76,997    $   82,644    $   75,569    $   75,594    $   82,574
Net Income:
  Continuing
    Operations.........   $   13,804    $   11,514    $   44,938    $   48,147    $   37,766    $   36,593    $   44,226
  Discontinued
    Operations(1)......   $        0    $   (4,598)   $  (15,432)   $   (1,844)   $      807    $      624    $      589
  Total................   $   13,804    $    6,916    $   29,506    $   46,303    $   38,573    $   37,217    $   44,815
Earnings per Average
  Common Share
  Outstanding:
  Continuing
    Operations.........   $     0.97    $     0.79    $     3.09    $     3.30    $     2.54    $     2.45    $     3.02
  Discontinued
    Operations(1)......   $     0.00    $    (0.33)   $    (1.13)   $    (0.13)   $     0.06    $     0.05    $     0.04
  Total................   $     0.97    $     0.46    $     1.96    $     3.17    $     2.60    $     2.50    $     3.06
Cash Dividends Declared
  Per Common Share.....   $    0.645    $    0.645    $     2.58    $     2.58    $     2.57    $     2.54    $     2.49
SELECTED BALANCE SHEET
  DATA
Total Assets...........   $1,261,890    $1,252,615    $1,288,009    $1,266,132    $1,251,541    $1,230,726    $1,225,627
Total Long-Term Debt...   $  358,453    $  359,749    $  358,492    $  361,215    $  362,976    $  383,965    $  388,064
Common Stock Equity....   $  377,463    $  385,261    $  376,319    $  387,850    $  379,776    $  379,403    $  376,044
Book Value Per Share...   $    27.92    $    28.22    $    27.69    $    28.41    $    27.82    $    27.79    $    27.79

------------------

(1) Effective August 1, 1997, the accounts receivable, with certain exceptions, and contracts with customers and related agreements of NORSTAR Energy Limited Partnership were sold. In accordance with Accounting Principles Board Opinion No. 30, the consolidated financial statements of the Company at December 31, 1997 reported the results of NORSTAR Energy Limited Partnership as 'Discontinued Operations,' and the results of all prior periods presented herein have been restated to conform with the current period classifications.

                              THE SPECIAL MEETING

INTRODUCTION

     The Board of Directors of the Company has unanimously approved and adopted the Merger Agreement. The Board of Directors of the Company unanimously recommends that the shareholders of the Company vote FOR approval and adoption of the Merger Agreement.

MATTERS TO BE CONSIDERED

     At the Special Meeting, holders of the Company's Common Stock will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including, among other things, the merger of the Merger Subsidiary with and into the Company, with the Company as the Surviving Corporation after the Effective Time. As a result of the Merger, each share of Common Stock (other than (i) shares held by the Company, as treasury stock, or any of its subsidiaries and (ii) shares owned by CEI or any of its subsidiaries) will be converted into the right to receive the Merger Consideration upon surrender of the certificate formerly evidencing such share of Common Stock.

DATE, TIME AND PLACE

     The Special Meeting of the Common Shareholders of the Company will be held in the auditorium of the Company's Operations Center, 390 West Route 59, Spring Valley, New York, on Thursday, August 20, 1998, at 10:30 a.m., local time, and at any adjournment thereof.

RECORD DATE, VOTING RIGHTS AND VOTE REQUIRED

     The Board has fixed the close of business on July 13, 1998 as the Record Date for the determination of holders of Common Stock entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof. Accordingly, holders of record of Common Stock issued and outstanding as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. On the Record Date, there were 13,519,342 shares of Common Stock issued and outstanding and entitled to vote held by approximately 18,406 holders of record. The Common Stock is the only outstanding class of securities of the Company generally entitled to vote on matters presented to the shareholders of the Company, and each share of Common Stock is entitled to one vote on each matter to be acted upon or which may come before the Special Meeting.

     Pursuant to the terms of the Merger Agreement, all shares of the Company's Cumulative Preferred Stock, issuable in series, par value $100.00 per share (the 'Preferred Stock'), and the Company's Cumulative Preference Stock, issuable in series, without par value (the 'Preference Stock'), will be redeemed prior to the Effective Time at a redemption price equal to the amount set forth in the Restated Certificate of Incorporation of the Company, together with all dividends accrued and unpaid to the date of such redemption. The only outstanding series of the Company's Preference Stock, the $1.52 Convertible Cumulative Preference Stock, Series A (the 'Series A Preference Stock'), is redeemable at the option of the Company at a redemption price per share of $32.50 plus accrued and unpaid dividends to the date fixed for redemption. The Series A Preference Stock is convertible, at the option of the shareholder, into Common Stock at the ratio of 1.47 shares of Common Stock for each share of Series A Preference Stock, subject to adjustment in accordance with the Restated Certificate of Incorporation of the Company.

     HOLDERS OF THE SERIES A PREFERENCE STOCK WHO WISH TO RECEIVE THE MERGER CONSIDERATION IN CONNECTION WITH THE CONSUMMATION OF THE MERGER MUST FIRST CONVERT SUCH SERIES A PREFERENCE STOCK INTO COMMON STOCK IN ACCORDANCE WITH THE TERMS AND PROVISIONS THEREOF BEFORE SUCH SERIES A PREFERENCE STOCK IS CALLED FOR REDEMPTION. NEITHER THE COMPANY NOR THE BOARD MAKES ANY RECOMMENDATION TO ANY HOLDER OF THE SERIES A PREFERENCE STOCK AS TO WHETHER TO CONVERT ANY OR ALL SUCH SERIES A PREFERENCE STOCK.

     The presence, either in person or by proxy, of the holders of record of a majority of the shares entitled to vote at the Special Meeting will constitute a quorum. Abstentions, votes withheld and broker non-votes (i.e., shares held by brokers in street name that are not entitled to a vote at the Special Meeting due to the absence of specific instructions from the beneficial owners of such shares) will be included in determining whether a quorum is present. The presiding officer of the Special Meeting may adjourn the meeting to another place, date or time, without notice other than announcement of such adjournment at the Special Meeting. However, if after the adjournment the Board fixes a new record date for the adjourned Special Meeting, a notice of the adjourned Special Meeting will be given to each shareholder entitled to vote at the meeting.

     Approval and adoption of the Merger Agreement requires the affirmative vote of at least 66 2/3% of the outstanding shares of Common Stock entitled to vote thereon. An abstention or failure to return your signed proxy will have the same effect as a vote against the Merger Agreement.

PROXIES, REVOCABILITY OF PROXIES

     This Proxy Statement is being furnished to holders of Common Stock as of the Record Date in connection with the solicitation of proxies by the Board for use at the Special Meeting. If a shareholder does not return a properly executed proxy, and does not vote at the Special Meeting, his or her shares will not be voted, which will have the same effect as a vote against approval and adoption of the Merger Agreement. The enclosed proxy provides that each shareholder of the Company may specify that his or her shares of Common Stock be voted 'for', 'against' or 'abstain' from voting with respect to the approval and adoption of the Merger Agreement. Any shareholder executing and returning a proxy has the right to withhold authority with respect to any matter submitted to a vote of the shareholders. If properly executed and received prior to or at the Special Meeting, and not revoked, the enclosed proxy will be voted in accordance with the choice specified. An abstention will have the same effect as a vote against the Merger Agreement. Where a signed proxy is returned, but no choice is specified, the shares of Common Stock relating to such proxy will be voted 'FOR' approval and adoption of the Merger Agreement. SHAREHOLDERS SHOULD MARK THE RELEVANT BOX ON THE PROXY TO INDICATE HOW THEIR SHARES OF COMMON STOCK ARE TO BE VOTED.

     It is not expected that any matter other than the approval and adoption of the Merger Agreement will be brought before the Special Meeting; however, if other matters properly come before the meeting (including any proposed adjournment), the persons named as proxies will vote in accordance with their judgment with respect to such matters.

     Any shareholder who executes and returns a proxy may revoke it at any time before it is voted at the Special Meeting. A shareholder may revoke a proxy by
(i) delivering to the Secretary of the Company at the Company's principal offices before the Special Meeting an instrument of revocation bearing a later date than the proxy; (ii) submitting a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked; or (iii) voting in person at the Special Meeting. A shareholder's attendance at the Special Meeting will not by itself revoke a proxy given by such shareholder.

     IF A SHAREHOLDER PARTICIPATES IN A DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN, ANY PROXY GIVEN BY SUCH SHAREHOLDER WILL ALSO GOVERN THE VOTING OF ALL FULL SHARES OF COMMON STOCK HELD FOR THE SHAREHOLDER'S ACCOUNT UNDER SUCH PLAN, UNLESS CONTRARY INSTRUCTIONS ARE RECEIVED.

     SHAREHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. A LETTER OF TRANSMITTAL WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES WILL BE MAILED TO SHAREHOLDERS SHORTLY AFTER THE EFFECTIVE TIME OF THE MERGER.

ABSENCE OF SHAREHOLDERS' RIGHTS OF APPRAISAL

     Because the Common Stock of the Company is listed on the NYSE, shareholders of the Company's Common Stock do not have appraisal rights in connection with the Merger under applicable provisions of the New York Business Corporation Law.

SOLICITATION OF PROXIES AND EXPENSES

     This solicitation is by the Board of Directors of the Company and the expenses of solicitation, including reimbursement for postage and clerical expenses to brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to beneficial owners of Common Stock held in their names, will be borne by the Company. The Company has retained Kissel-Blake Inc. to assist with the solicitation of proxies for a fee of $15,500 plus an additional $4.35 per required shareholder contact and reimbursement of out-of-pocket expenses. In addition, directors, officers or employees of the Company may solicit proxies by telephone or in person, the nominal costs of which will be borne by the Company.

EXCHANGE OF CERTIFICATES

     Prior to the Effective Time, the Company and CEI will designate a bank or trust company to act as paying agent (the 'Paying Agent') to effect the payment of the Merger Consideration. As soon as practicable after the Effective Time, the Paying Agent will mail to each holder of record of Certificates (as defined below): (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon actual delivery of the Certificates to the Paying Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. 'Certificates' mean a certificate or certificates which, immediately prior to the Effective Time, represented outstanding shares of Common Stock (the 'Cancelled Shares') that were cancelled and became instead the right to receive the Merger Consideration. Upon surrender of a Certificate to the Paying Agent for cancellation, together with a duly executed letter of transmittal and such other documents as the Paying Agent may require, the holder of such Certificate will be entitled to receive the Merger Consideration in exchange for each share of Common Stock formerly evidenced by such Certificate. In the event of a transfer of ownership of Cancelled Shares which is not registered in the transfer records of the Company, the Merger Consideration may be given to a transferee if the Certificate representing such Cancelled Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Paying Agent that any applicable stock transfer taxes have been paid. Until surrendered, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. No interest will be paid or will accrue on the Merger Consideration payable to holders of Certificates.

     SHAREHOLDERS SHOULD NOT FORWARD CERTIFICATES TO THE PAYING AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS. SHAREHOLDERS SHOULD NOT RETURN CERTIFICATES WITH THE ENCLOSED PROXY.

                                   THE MERGER

     The discussion in this Proxy Statement of the Merger and the description of the principal terms thereof are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement and which is incorporated herein by reference. Shareholders are urged to read the Merger Agreement in its entirety.

BACKGROUND OF THE MERGER

     On March 25, 1997, the Company, the NYPSC staff and other parties entered into an Agreement providing for the settlement of the Company's Rate and Restructuring Plan which had been previously filed with the NYPSC. The Agreement, which was subject to NYPSC approval, provided for a global settlement involving generating assets, retail access, a base rate freeze and stranded cost recovery.

     The NYPSC considered the Agreement at its session on September 10, 1997. At that session, the NYPSC expressed concerns about the terms of the Agreement and directed the parties to resume negotiations to address those concerns. The NYPSC also encouraged the Company to divest its generating assets as soon as possible. Subsequently, after extensive negotiations with the NYPSC staff and other parties to the proceeding, the Company entered into an Amended and Restated Settlement Agreement (the 'Amended Agreement') which provided, among other things, for the divestiture of all of the Company's generating assets. The Amended Agreement was specifically conditioned upon approval by the Company's Board of Directors.

     At a Special Meeting of the Board held on September 24, 1997, the Board determined that in view of the significant issues raised by divestiture from a shareholder, customer, employee and community perspective, it needed additional information before it could reach a decision on whether to approve the Amended Agreement. It directed management of the Company ('Management') to retain independent expert consultants to provide the Board with additional financial, legal and regulatory analysis at its next meeting. J.P. Morgan & Co. Incorporated ('J.P. Morgan') was retained to provide such financial analysis. Skadden, Arps, Slate, Meagher & Flom LLP ('Skadden Arps') was requested to provide legal and regulatory analysis.

     At a Special Meeting of the Board held on October 22, 1997, J.P. Morgan presented its analysis to the Board, which analysis concluded that it would be in the best interests of the Company's shareholders for the Company to agree to the Amended Agreement. Skadden Arps discussed the legal and regulatory implications of not approving the Amended Agreement. In addition, J.P. Morgan advised the Board of other strategic options that would be available to the Company if it sold its generating assets.

     At a Special Meeting of the Board held on October 23, 1997, the Board also requested DLJ, the Company's primary financial advisor, to advise the Board regarding the Amended Agreement and the Company's strategic options following the possible sale of its generating assets. In addition, at the Special Meeting of the Board held on October 23, 1997, the Board created a committee of five independent directors of the Board of Directors of the Company (the 'Ad Hoc Committee') to act as a liaison between the Company's financial advisors and the Board of Directors in connection with the divestiture of the generating assets and the evaluation of the Company's strategic alternatives.

     At its November 6, 1997 meeting, the Board, after carefully evaluating the information provided by DLJ (which, consistent with J.P. Morgan's conclusions, recommended that the Company commence a sale by auction of all of the Company's generating assets), determined to sell the generating assets and approved the proposed Amended Agreement. DLJ discussed with the Board the current competitive environment in the utility industry, noting that the Company faced deregulation and regulatory risks, a consolidating industry and limited growth prospects, all of which could erode shareholder value. In light of this, DLJ reviewed with the Board certain strategic alternatives assuming that the generating assets were sold, including a possible sale of the Company. After discussion, the Board authorized Management and DLJ to explore the possibility of combining the Company with another entity, either through a sale of the Company or some other strategic combination, so that the Board could determine whether it would be in the best interests of the Company and its shareholders to continue as only a transmission and distribution company following the sale of the generating assets.

     From November 1997 through December 1997, a number of potential strategic partners, primarily with interests in the utility industry, were contacted in order to determine whether any of those entities would be interested in considering either merging with or acquiring the Company. Those entities which expressed an interest in continuing to review the possibility of such a transaction were asked to sign confidentiality agreements with the Company. In January 1998, after sharing certain information regarding the Company with interested parties, the Company requested that such parties provide the Company with non-binding indications of interest, specifying the price ranges within which such parties believed they might be able to pursue a transaction. These non-binding indications of interest were requested to assist the Board in evaluating whether it would be in the best interests of the Company and its shareholders for the Company to (a) continue as only a transmission and distribution company following the sale of the generating assets, or (b) enter into a business combination with another party.

     On February 3 and 4, 1998, preliminary, non-binding letters of interest were received from certain of those entities which had expressed interest in acquiring or merging with the Company. The preliminary, non-binding letters of interest were evaluated by Management, the Ad Hoc Committee and the Board. At a meeting of the Board held on February 5, 1998, the Board further reviewed with representatives of DLJ the preliminary indications of interest received. The Board considered, among other things, the terms of each of the non-binding proposals, including the proposed value to be received by the Company's shareholders and the structure of a possible transaction. After discussion, the Board determined to permit a limited number of the parties who expressed interest (the 'Interested Parties'), including CEI, to meet with Management of the Company and conduct due diligence.

     During the period February through April 1998, the Interested Parties performed due diligence on the Company and met with Management. During these months, the Ad Hoc Committee and the Board had meetings with Management, DLJ and the Company's legal counsel to discuss the ongoing due diligence and the status of the process and to continue to consider whether it would be in the best interests of the Company and its shareholders for the Company to (a) continue as only a transmission and distribution company following the sale of the generating assets, or (b) enter into a business combination with another party. In order to assist the Board in its consideration of whether it was in the best interests of the Company and its shareholders to continue as a transmission and distribution company or enter into a business combination, the Board decided to send draft merger agreements to each of the Interested Parties in April 1998. In order to provide the Board with a clear indication of the terms that the Interested Parties would consider in a business combination with the Company, the Interested Parties were instructed to submit mark-ups of the merger agreement that would indicate the terms pursuant to which such party would enter into a business combination with the Company.

     Between May 1 and May 4, 1998, proposals were received from each of the Interested Parties. Each proposal included a draft merger agreement, which contained the terms of the proposed merger, and which was revised to include any changes that would be necessary for the Interested Party to enter into a binding agreement with the Company.

     On May 4, 5, and 6, 1998, the Ad Hoc Committee, Management, DLJ and the Company's legal counsel considered the proposals that had been received. On May 7, 1998, both the Ad Hoc Committee and the Board met to discuss and consider the proposals that had been received. Following its deliberations, the Board authorized Management, together with DLJ and the Company's legal counsel, to proceed with negotiations with respect to the proposal submitted by CEI so that the Board could determine whether it would be in the best interests of the Company and its shareholders for the Company to (a) continue as only a transmission and distribution company following the sale of the generating assets, or (b) enter into a business combination with CEI.

     On May 8 and 9, 1998, representatives of Management, DLJ and the Company's legal counsel negotiated the terms of the Merger Agreement with CEI and legal counsel for CEI.

     On May 10, 1998, the Board held a special meeting to review the terms of the transaction that had been negotiated with CEI. After presentations by the Ad Hoc Committee, DLJ and the Company's legal counsel and full discussion and analysis by the Board, the Board, by unanimous vote, (i) determined that it was in the best interests of the Company and its shareholders for the Company to enter into a business combination with CEI, (ii) determined that the terms of the Merger were fair to, and in the best interests of, the shareholders of the Company and (iii) authorized, approved and adopted the proposed agreement and plan of merger and the transactions contemplated thereby and the execution and delivery of the Merger Agreement. Later that evening, the Company, CEI and the Merger Subsidiary executed and delivered the Merger Agreement and certain related agreements.

REASONS FOR THE MERGER AND THE RECOMMENDATION OF THE BOARD

     In determining to approve and recommend shareholders' approval and adoption of the Merger Agreement, and in reaching its determination that the Merger is fair to and in the best interests of the shareholders of the Company, the Board consulted with the Ad Hoc Committee and the Company's Management and the Company's financial advisor, DLJ. Both the Ad Hoc Committee and the Board considered a number of factors, including, without limitation, the following:

          (i) their review and analysis of the Company's business, financial condition, earnings and prospects, as well as the competitive and changing regulatory environment facing the Company;

          (ii) their realization that the Company faced deregulation and regulatory risks, the industry was consolidating and the Company had limited growth prospects, all of which could erode shareholder value;

          (iii) historical market prices and trading information with respect to the Common Stock;

          (iv) a review of the possible alternatives to a sale of the Company in its entirety, including the prospects of continuing to operate the Company or selling the assets of the Company, the value to shareholders of such alternatives and the timing and likelihood of actually achieving additional value from these alternatives; and the possibility that the Company's future performance might not lead to a stock price having a higher present value than the Merger Consideration in the foreseeable future;

          (v) the Merger was approved and adopted by the Board only after contact with a number of potential bidders over an extended period of time in a lengthy process conducted by DLJ on behalf of the Company designed to elicit third party proposals to acquire or merge with the Company and enhance shareholder value;

          (vi) the $58.50 per share consideration to be paid in the Merger represents a premium for the Common Stock of approximately 38% over the closing price of $42.25 per share of Common Stock on May 8, 1998, the last trading day prior to the public announcement of the execution of the Merger Agreement;

          (vii) the financial presentations of DLJ, the Company's financial advisor, and its opinion to the Board dated May 10, 1998 (which opinion has been confirmed by delivery of a written opinion dated the date of this Proxy Statement) as to the fairness of the Merger Consideration from a financial point of view to the holders of Common Stock as described in '--Opinion of the Financial Advisor;'

          (viii) the terms of the Merger Agreement, including the right of the Board of Directors of the Company to terminate the Merger Agreement prior to its approval by the holders of the Company's Common Stock in the exercise of its fiduciary duty in connection with a Superior Proposal (as defined in the Merger Agreement); and

          (ix) the likelihood of consummation of the Merger, including an assessment that CEI has the financial capability to acquire the Company for the Merger Consideration, and of the risks associated with obtaining necessary approvals and the possibility that the Merger may not be consummated even if approved and adopted by shareholders. See 'THE MERGER AGREEMENT--Conditions to Consummation of the Merger.'

     The foregoing discussion of the information and factors considered by the Board is not intended to be all-inclusive. In determining to recommend the approval and adoption of the Merger Agreement, the Board also considered that the Merger was in the best interests of the Company's employees, customers and the communities that the Company serves. In view of the wide variety of factors considered in connection with its evaluation of the proposed Merger, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the foregoing factors. Rather, the Board viewed its position and recommendation as being based on the totality of the information presented to and considered by it.

     THE BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, SHAREHOLDERS AND HAS APPROVED AND ADOPTED THE MERGER AGREEMENT. THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF THE COMPANY VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

OPINION OF THE FINANCIAL ADVISOR

     DLJ has acted as financial advisor to the Company in connection with the Merger. In its role as financial advisor to the Company, DLJ was asked by the Company to render an opinion to the Board as to the fairness of the Merger Consideration to the holders of Common Stock from a financial point of view. On May 10, 1998, DLJ delivered to the Board an oral opinion (which opinion was subsequently confirmed by delivery of a written opinion dated May 10, 1998) to the effect that, as of such date and based upon and subject to the assumptions, limitations and qualifications stated therein, the Merger Consideration was fair to the holders of Common Stock from a financial point of view. DLJ has confirmed such opinion by delivery of a written opinion dated the date of this Proxy Statement (the 'DLJ Opinion'). In connection with the DLJ Opinion, DLJ updated certain of the analyses performed in connection with its earlier opinion and reviewed the assumptions on which such analyses were based.

     A COPY OF THE DLJ OPINION IS ATTACHED HERETO AS APPENDIX B AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, OTHER MATTERS CONSIDERED AND LIMITATIONS OF THE REVIEW UNDERTAKEN BY DLJ IN ARRIVING AT SUCH OPINION.

     The Board selected DLJ to act as its exclusive financial advisor in the Merger because DLJ is an internationally recognized investment banking firm with substantial expertise in the utility industry and in transactions similar to the Merger and because it is familiar with the Company and its business. DLJ, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     The DLJ Opinion was prepared for the Board and is directed only to the fairness of the Merger Consideration from a financial point of view to the holders of Common Stock and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the Special Meeting.

     DLJ was not requested to, and did not, make any recommendation as to the form or amount of the Merger Consideration to be received by the holders of Common Stock, which matters were determined through negotiations between the Company and CEI. The DLJ Opinion does not address the relative merits of the Merger and the other business strategies considered by the Board, nor does it address the Board's decision to proceed with the Merger. No restrictions or limitations were imposed by the Company upon DLJ with respect to the investigations made or procedures followed by DLJ in rendering the DLJ Opinion.

     In arriving at the DLJ Opinion, DLJ reviewed the Merger Agreement and the schedules thereto. DLJ also reviewed financial and other information that was publicly available or furnished to it by the Company, including information provided during discussions with Management. Included in the information provided during discussions with Management were certain financial projections of the Company for the period beginning January 1, 1998 and ending December 31, 2002 prepared by the Management of the Company. In addition, DLJ compared certain financial and securities data of the Company with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the Common Stock, reviewed prices and premiums paid in certain other business combinations, and conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of its opinion.

     In rendering the DLJ Opinion, DLJ relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by the Company and its representatives, or that it otherwise reviewed. With respect to the financial projections supplied to it, DLJ assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the Management of the Company as to the future operating and financial performance of the Company. DLJ did not assume any responsibility for making an independent evaluation of the Company's assets or liabilities or for making any independent verification of any of the information that it reviewed. DLJ also relied as to certain legal matters on advice of counsel to the Company.

     The DLJ Opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to it as of, the date of the DLJ Opinion. It should be understood that, although subsequent developments may affect the DLJ Opinion, DLJ does not have any obligation to update, revise or reaffirm the DLJ Opinion.

     The following is a summary of the material analyses performed by DLJ in connection with its opinion presented to the Board at its May 10, 1998 Board meeting. Valuations for the Company were calculated on an enterprise value basis (equity value plus net debt) and an equity value basis and converted to a per share basis based upon $483.2 million of net debt (total debt, including preferred stock, less cash and cash equivalents outstanding on December 31,
1997) and 13,518,690 shares of Common Stock outstanding as of February 28, 1998.

     Selected Companies Analysis. DLJ compared certain financial operating and projected financial performance information for the Company with six selected regional publicly held electric and gas utilities. The sample of publicly held utilities in the New York region included CEI, Long Island Lighting Co., New York State Electric and Gas Corp., Central Hudson Gas and Electric Corp., Rochester Gas and Electric Corp., and Niagara Mohawk Power Corp. (the 'New York Public Companies'). DLJ analyzed, among other things, the enterprise value (defined as the market value of common stock plus total debt less cash, cash equivalents and other investments) and/or equity value of each of the New York Public Companies as of May 4, 1998 as multiples of each company's latest 12 months ('LTM') earnings before interest, taxes, depreciation and amortization ('EBITDA'), earnings before interest and taxes ('EBIT'), net income and projected net income and 1997 book equity value.

     DLJ applied average multiples (derived from the average multiples of the New York Public Companies) of 7.1x to the Company's 1997 EBITDA, 9.9x to the Company's 1997 EBIT, 13.9x to the Company's 1997 net income, 13.6x to the Company's estimated 1998 net income, 13.3x to the Company's estimated 1999 net income, and 1.5x to the Company's 1997 book equity value. This analysis produced an implied equity reference range for the Company of approximately $32.44 to $43.67 per share.

     DLJ also compared certain financial operating and projected financial performance information for the Company with a sample of selected publicly held electric and gas utilities. This sample of eight public companies was chosen among a universe of public utilities whose characteristics generally reflected those of the Company with respect to, among other things, total revenues, credit characteristics, number of customers, size of service territory, market capitalization, dividend history, operating statistics, and fuel source. This sample of publicly held utilities included Central Hudson Gas & Electric Corporation, Central Louisiana Electric Co., Idaho Power Company, MDU Resources Group, Inc., Sierra Pacific Resources, IES Industries Inc., SIGCORP, Inc., and Nevada Power Company (the 'Market Public Companies' and, together with the New York Public Companies, the 'Selected Companies'). DLJ analyzed, among other things, the enterprise value and/or equity value of each

Market Public Company as of May 4, 1998 as multiples of each company's latest LTM EBITDA, EBIT, net income and projected net income and 1997 book equity value.

     DLJ applied average multiples (derived from the average multiples of the Market Public Companies) of 7.7x to the Company's 1997 EBITDA, 11.3x to the Company's 1997 EBIT, 15.3x to the Company's 1997 net income, 14.6x to the Company's estimated 1998 net income, 14.2x to the Company's estimated 1999 net income, and 1.7x to the Company's 1997 book equity value. This analysis produced an implied equity reference range for the Company of approximately $39.26 to $47.55 per share.

     No company utilized in the Selected Companies analysis is identical to the Company. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the Company and other factors that could affect the public trading value of the Selected Companies to which it is being compared. Mathematical analysis is not in itself a meaningful method of using selected company data.

     Selected Merger and Acquisition Transactions Analysis. DLJ also reviewed certain information relating to 12 business combination transactions announced or consummated in the utility industry: (i) Allegheny Power System Inc.'s acquisition of DQE, Inc.; (ii) The Brooklyn Union Gas Company's merger with Long Island Lighting Company; (iii) Duke Power Co.'s merger with PanEnergy Corp.;
(iv) TECO Energy, Inc.'s merger with Lykes Energy Inc.; (v) Enova Corporation's merger with Pacific Enterprises; (vi) Ohio Edison Company's acquisition of Centerior Energy Corporation; (vii) Houston Industries Incorporation's merger with NorAm Energy Corp.; (viii) MidAmerican Energy Company's attempted acquisition of IES Industries Inc.; (ix) Enron Corp.'s merger with Portland General Corporation; (x) Atmos Energy Corporation's acquisition of United Cities Gas Company; (xi) Western Resources, Inc.'s acquisition of Kansas City Power & Light Company; and (xii) PECO Energy Company's attempted merger with Pennsylvania Power & Light Co. (collectively, the 'Selected M&A Transactions').

     DLJ reviewed enterprise values as multiples of LTM EBITDA and EBIT of the target company for each of the transactions and reviewed the equity values of such target companies as multiples of LTM net income and book value. DLJ applied the average (excluding high and low) of the range of multiples from the Selected M&A Transactions of 7.5x to the Company's 1997 EBITDA, 11.1x to the Company's 1997 EBIT, 17.6x to the Company's 1997 net income, and 2.2x to the Company's 1997 book equity value. This analysis produced an implied equity reference range for the Company of approximately $36.45 to $60.11 per share.

     No transaction utilized in the Selected M&A Transactions analysis is identical to the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics that could affect the acquisition values of the companies to which they are being compared. Mathematical analysis is not in itself a meaningful method of using selected transaction data.

     Premiums Paid Analysis. DLJ performed a premiums paid analysis based on its review of premiums paid in selected utility merger and acquisition transactions involving a publicly traded, utility target company. DLJ applied average premiums (derived from the average premiums paid for all public targets in the sample of utility merger and acquisition transactions analyzed) of approximately 31.9% above the market price per share one trading day prior to announcement, 33.3% above the market price per share one week prior to announcement, and 32.8% above the market price per share one month prior to announcement to the market price per share of the Common Stock one day, one week, and one month prior to May 4, 1998. This analysis produced an implied equity reference range for the Company of approximately $54.51 to $59.42 per share.

     Discounted Cash Flow Valuation Analysis. DLJ performed a discounted cash flow analysis of the Company based upon estimates of projected financial performance prepared by the Company's Management for fiscal years 1998 to 2002, pro forma for the sale of the Company's generating assets. Utilizing these projections, DLJ calculated a range of present values for the Company based upon the discounted net present value of the sum of (i) the projected stream of after-tax unlevered free cash flows of the Company (defined as operating cash flow available after working capital, capital spending and tax requirements) to the year 2002 and (ii) the projected terminal value of the Company at such year based upon a range of multiples of the Company's projected EBIT in such year. Applying discount rates ranging from 7.5% to 8.5% and multiples of terminal EBIT ranging from

10.0x to 12.0x, this analysis produced an implied equity reference range for the Company of approximately $39.13 to $51.79 per share.

     Dividend Discount Valuation Analysis. DLJ performed a dividend discount valuation analysis based upon estimates of projected dividend payouts prepared by the Company's Management for fiscal years 1998 to 2002. Utilizing these projections, DLJ calculated a range of present values for the Common Stock based upon the discounted net present value of the sum of (i) the projected stream of Common Stock dividends per share to the year 2002 and (ii) the projected terminal value of the Company's stock price at such year based upon a future dividend yield of 5.2%. Applying equity discount rates ranging from 8.5% to 10.5% and terminal dividend yields ranging from 4.75% to 5.75%, this analysis produced an implied equity reference range for the Company of approximately $39.96 to $50.27 per share.

     The summary set forth above does not purport to be a complete description of the analyses by DLJ but describes, in summary form, the material analyses presented by DLJ to the Board on May 10, 1998 in connection with DLJ's opinion of such date. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial or summary description. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the Merger and add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, DLJ considered the results of the analyses in light of each other and ultimately rendered its opinion based on the results of all of the analyses taken as a whole. DLJ did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all such factors and analyses, could create an incomplete or misleading view of the process underlying DLJ's opinion. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals, or to reflect the prices at which such businesses or securities can actually be sold. The analyses performed by DLJ are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates or those suggested by such analyses.

     Pursuant to the terms of an engagement letter between the Company and DLJ dated December 2, 1997 (the 'Engagement Letter'), the Company has agreed to pay DLJ (i) a retainer fee of $250,000, (ii) an opinion fee of $500,000, (iii) a fee of $1,250,000 upon the execution of the Merger Agreement, (iv) a fee of $750,000 upon shareholder approval and adoption of the Merger and (v) a transaction fee equal to 0.8% of the aggregate consideration payable in the Merger, less previously paid fees described in clauses (i) through (iv) above. In addition, the Company also has agreed to reimburse DLJ for all out-of-pocket expenses (including the reasonable fees and expenses of counsel) incurred by DLJ in connection with its engagement, and to indemnify DLJ and certain related persons against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of its rendering of services under the Engagement Letter.

     DLJ provides a full range of financial, advisory and brokerage services and, in the ordinary course of business, DLJ and its affiliates may actively trade the debt and equity securities of the Company and CEI for its own account and for the account of customers and accordingly may at any time hold a long or short position in such securities. DLJ has performed investment banking and other services for the Company in the past, including having acted as lead manager in underwritten public offerings of the Company's securities, and is currently providing financial advisory services to the Company in connection with the possible sale of the Company's generating assets, for which services DLJ has received and will receive customary compensation.

ACCOUNTING TREATMENT OF THE MERGER

     The Merger will be accounted for as an acquisition of the Company by CEI. As such, the Merger will be recorded using the 'purchase method of accounting for business combinations', in accordance with Accounting Principles Board Opinion No. 16.

     The purchase price will be compared to the fair value of the Company's net assets acquired (fair value for rate regulated companies is generally considered equivalent to book value) at the time the transaction is completed, with the difference reflected as goodwill on CEI's books.

     The accounting treatment will commence at the Effective Time of the Merger when all shares of the Company's Common Stock are converted into the right to receive the Merger Consideration and thereafter automatically canceled and retired.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS

     The following is a summary of certain federal income tax consequences of the Merger to holders of Common Stock. The discussion is for general information only and does not purport to consider all aspects of federal income taxation that might be relevant to holders of Common Stock. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the 'Code'), existing regulations promulgated thereunder and administrative and judicial interpretations thereof, all of which are subject to change (possibly with retroactive effect). The discussion applies only to shareholders in whose hands shares of Common Stock are capital assets within the meaning of Section 1221 of the Code, and does not apply to Common Stock received pursuant to compensation arrangements, Common Stock held as part of a 'straddle,' 'hedge,' 'conversion transaction,' 'synthetic security,' or other integrated investment, or to certain types of shareholders (such as financial institutions, insurance companies, tax-exempt organizations and broker-dealers) who may be subject to special rules. This discussion does not discuss the federal income tax consequences to a shareholder who, for federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, nor does it consider the effect of any foreign, state, local or other tax laws.

     BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH HOLDER OF COMMON STOCK SHOULD CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE TAX EFFECTS TO SUCH SHAREHOLDER OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

     The receipt of cash for Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes, and may also be a taxable transaction under applicable foreign, state, local or other tax laws. In general, for federal income tax purposes, a shareholder will recognize capital gain or loss equal to the difference between the shareholder's adjusted tax basis in the Common Stock and the amount of cash received therefor. Gain or loss must be determined separately for each block of Common Stock held (i.e., Common Stock acquired at the same cost in a single transaction).

     Under recently enacted changes to the Code, net capital gain recognized by individuals from the sale of property held more than 18 months will generally be taxed at a maximum rate of 20% for federal income tax purposes (or 10% if the capital gain would be taxed at only a 15% rate if it were treated as ordinary income). Net capital gain recognized by individuals from the sale of property held for more than one year but not more than 18 months is taxed at a maximum rate of 28%. There are limitations on the deductibility of capital losses.

     Payments in connection with the Merger may be subject to 'backup withholding' at a rate of 31%, unless a shareholder of Common Stock (i) is a corporation or comes within certain exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number ('TIN') (which, for an individual shareholder, is the shareholder's social security number) to the Paying Agent, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder who does not provide a correct TIN may be subject to penalties imposed by the Internal Revenue Service ('IRS'). Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the shareholder's federal income tax liability. Each shareholder should consult with his or her own tax advisor as to his or her qualification for exemption from backup withholding and the procedure for obtaining such exemption. SHAREHOLDERS MAY PREVENT BACKUP WITHHOLDING BY COMPLETING A SUBSTITUTE FORM W-9 AND SUBMITTING IT TO THE PAYING AGENT FOR THE MERGER WHEN THEY SUBMIT THEIR CERTIFICATE(S) FOLLOWING THE EFFECTIVE TIME OF THE MERGER.

                               REGULATORY MATTERS

     Certain federal and state regulatory requirements must be complied with before the Merger is consummated. The Company and CEI are not aware of any material governmental consents or approvals that are required prior to the parties' consummation of the Merger other than those described below. It is presently contemplated that if any such additional governmental consents and approvals are required, such consents and approvals will be sought. There can be no assurance, however, that the consents or approvals described below or any such additional consents or approvals will be obtained.

HSR ACT

     The Merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the 'HSR Act'), and the rules and regulations thereunder, which provide that certain acquisition transactions may not be consummated until certain information has been furnished to the Antitrust Division of the Department of Justice (the 'Antitrust Division') and the Federal Trade Commission (the 'FTC') and until certain waiting periods have been terminated or have expired. The expiration or earlier termination of the HSR Act waiting period would not preclude the Antitrust Division or the FTC from challenging the Merger on antitrust grounds. Neither the Company nor CEI believes that the Merger will violate federal antitrust laws. If the Merger is not consummated within 12 months after the expiration or earlier termination of the initial HSR Act waiting period, the Company and CEI would be required to submit new information to the Antitrust Division and the FTC, and a new HSR Act waiting period would have to expire or be earlier terminated before the Merger could be consummated. The Company and CEI intend to file their premerger notifications shortly.

FEDERAL POWER ACT

     Section 203 of the Federal Power Act (the 'FPA') provides that no public utility may sell or otherwise dispose of its facilities subject to the jurisdiction of the FERC or, directly or indirectly, merge or consolidate such facilities with those of any other person or acquire any security of any other public utility without first having obtained authorization from the FERC. The Company qualifies as a public utility for purposes of the FPA, and both the Company and CEI have subsidiaries that qualify as public utilities for purposes of the FPA. The prior approval of the FERC under FPA Section 203 is required in order to consummate the Merger.

     Under Section 203 of the FPA, the FERC is directed to approve a merger if it finds such merger 'consistent with the public interest.' In reviewing a merger, the FERC generally evaluates: (i) whether the merger will adversely affect competition; (ii) whether the merger will adversely affect rates; and
(iii) whether the merger will impair the effectiveness of regulation.

     The Company and CEI plan to file a combined application with the FERC requesting that the FERC approve the Merger under Section 203 of the FPA.

STATE REGULATORY APPROVALS

     Pursuant to the New York Public Service Law, the approval of the NYPSC will be required for the Merger. In addition, pursuant to the New Jersey Public Utilities Law, the approval of the NJBPU will be required for the Merger. Finally, pursuant to the Pennsylvania Public Utility Code, the PPUC must approve the Merger. The Company and CEI have filed appropriate applications with the NYPSC, the NJBPU and the PPUC.

SECURITIES AND EXCHANGE COMMISSION APPROVAL PURSUANT TO 1935 ACT

     Section 9(a)(2) of the Public Utility Holding Company Act of 1935, as amended (the '1935 Act'), provides that it is unlawful for any person to acquire any security of any public utility company if that person owns, or by virtue of that transaction will come to own, 5% or more of the voting securities of that public utility company, and of any other public utility company, without the prior approval of the SEC. As a result of the Merger, CEI, which is currently an exempt holding company under the 1935 Act, will be deemed to acquire directly or indirectly all of the common stock of the Company (a public utility company). Accordingly, CEI is required to obtain SEC approval under Section 9(a)(2) of the 1935 Act to consummate the Merger. An application for approval of the Merger will be filed by CEI at the appropriate time. Under the applicable standards of the 1935

Act, the SEC is directed to approve a proposed acquisition unless it finds that
(1) the acquisition would tend towards detrimental interlocking relations or a detrimental concentration of control, (2) the consideration to be paid in connection with the acquisition is not reasonable, (3) the acquisition would unduly complicate the capital structure of the applicant's holding company system or would be detrimental to the proper functioning of the applicant's holding company system, or (4) the acquisition would violate applicable state law. In order to approve a proposed acquisition, the SEC also must find that the acquisition would tend towards the development of an integrated public utility system and would otherwise conform to the 1935 Act's integration and corporate simplification standards.

     The Company is an electric and gas utility company and a holding company within the meaning of the 1935 Act, and, pursuant to Section 3(a)(2) of the 1935 Act, is exempt from all provisions of the 1935 Act except Section 9(a)(2). CEI is a holding company and CEI's utility subsidiary, Consolidated Edison Company of New York, Inc. ('CECONY'), is an electric and gas utility company within the meaning of the 1935 Act. Pursuant to Section 3(a)(1) of the 1935 Act, CEI is currently exempt from all provisions of the 1935 Act except Section 9(a)(2).

NEW JERSEY INDUSTRIAL SITE RECOVERY ACT

     The Company's subsidiary, Rockland Electric Company ('RECO'), has three service centers in New Jersey that are 'industrial establishments' (as that term is defined by the New Jersey Industrial Site Recovery Act ('ISRA')). ISRA requires transferors of industrial establishments to investigate environmental conditions at such establishments and, if necessary, conduct remediation in accordance with New Jersey regulations. Therefore, these service centers are subject to ISRA as a result of the Merger. Under ISRA, RECO must obtain, prior to the Closing Date (as defined herein), certain determinations from the New Jersey Department of Environmental Protection ('DEP') or execute certain agreements with the DEP. For each establishment, RECO must either (i) obtain an approved Negative Declaration or No Further Action Letter, meaning that further investigation and/or remediation is either not required at the facility or that remediation has been completed in accordance with New Jersey regulations; (ii) obtain an approved Remedial Action Workplan; or (iii) obtain and execute a Remediation Agreement with the DEP pursuant to which RECO will commit to complying with the requirements of ISRA after the Effective Time of the Merger. In addition to the three industrial establishments, the Company (or its subsidiaries) owns or leases other properties in New Jersey that the Company believes will not be classified as industrial establishments subject to ISRA. If any of these properties is determined to be subject to ISRA, the Company or the subsidiary that owns or operates such property will be required to comply with ISRA, as described above.

GENERAL

     Under the Merger Agreement, the Company, CEI and the Merger Subsidiary have agreed to use their reasonable best efforts to obtain all governmental authorizations necessary or advisable to consummate or effect the transactions contemplated by the Merger Agreement. Various parties may seek intervention in these proceedings to oppose the Merger or to have conditions imposed upon the receipt of necessary approvals. While the Company, CEI and the Merger Subsidiary believe that they will receive the requisite regulatory approvals for the Merger, there can be no assurance as to the timing of such approvals or the ability to obtain such approvals on satisfactory terms or otherwise. It is a condition to the consummation of the Merger that final orders approving the Merger be obtained from the various federal and state regulators described above.

                         CERTAIN EFFECTS OF THE MERGER

     At the Effective Time, (i) the Merger Subsidiary will merge with and into the Company and the separate corporate existence of the Merger Subsidiary will cease, (ii) the Company will be the Surviving Corporation in the Merger and will continue its corporate existence under the laws of the State of New York, and
(iii) the Surviving Corporation will be a wholly-owned subsidiary of CEI. The Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, will be the certificate of incorporation of the Surviving Corporation until thereafter amended and the By-laws of the Company, as in effect immediately prior to the Effective Time, will be the by-laws of the Surviving Corporation until thereafter amended. As of the

Effective Time, each of the directors of the Company will resign and the directors of the Merger Subsidiary at the Effective Time will, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation.

     As a result of the Merger, the Common Stock will no longer be publicly traded and CEI will become the sole shareholder of the Surviving Corporation. Following the Merger, persons who were shareholders of the Company immediately prior to the Merger will no longer have an opportunity to continue their interests in the Company as an ongoing corporation and therefore will not share in its future earnings and potential growth.

     Trading in the shares of Common Stock on the NYSE will cease immediately following the Effective Time. At the Effective Time, the shares of Common Stock will be delisted from the NYSE. Registration of the Common Stock under the Exchange Act also will be terminated, as will the ongoing disclosure requirements thereunder with respect to the Common Stock.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Indemnification; Directors and Officers Insurance. Pursuant to the Merger Agreement, the Surviving Corporation will indemnify to the fullest extent permitted by applicable law, each person who was at the date of the Merger Agreement, or who has been at any time prior to the execution date of the Merger Agreement, or who becomes prior to the Effective Time (x) a director or officer or (y) an employee covered as of May 10, 1998 (to the extent of the coverage extended as of such date) of the Company or any of the Company's subsidiaries with respect generally to (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time that are based on or arising out of the fact that such person is or was a director, officer or employee of the Company or any Company Subsidiary (the 'Indemnified Liabilities'), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by the Merger Agreement. The Surviving Corporation will also maintain in effect for at least six years after the Effective Time policies of directors' and officers' insurance equivalent in all material respects to those maintained by or on behalf of the Company and its subsidiaries on the execution date of the Merger Agreement. See 'THE MERGER AGREEMENT--Directors' and Officers' Insurance and Indemnification'.

  Certain Employment Agreements.

     General. Certain executive officers and certain members of the Board may be deemed to have interests in the Merger that are in addition to their interests as shareholders of the Company generally. The Board was aware of these interests and considered them, among other matters, in approving and adopting the Merger Agreement and the transactions contemplated thereby.

     Change in Control Agreements. As disclosed in the proxy statements relating to the Annual Meetings held on April 10, 1996, April 9, 1997 and April 8, 1998, the Company is a party to agreements with each of D. Louis Peoples, G.D. Caliendo and R. Lee Haney (each, an 'Executive' and each agreement, a 'Change in Control Agreement'), which Change in Control Agreements were entered into in January 1996 and which remain in effect until the later of (i) three years following a 'Change in Control' of the Company (as defined in the Change in Control Agreements) and (ii) three years following the consummation of a transaction, the shareholder approval of which constitutes a Change of Control. In accordance with the terms of the Change in Control Agreements, if the applicable Executive's employment is terminated within three years following the event described in clause (i) or (ii) of the preceding sentence as applicable, the Company will pay to the Executive the severance payments and will provide to the Executive the severance benefits described below, unless the Executive's employment is terminated (x) by the Company for Cause, (y) by the Executive without Good Reason or (z) by reason of the Executive's death or Disability (each term, as defined in the Change in Control Agreements).

     On May 10, 1998, the Company, CEI and each of the Executives entered into letter agreements (each, a 'Letter Agreement'), each of which Letter Agreement provides that, for purposes of the Change in Control Agreements, (i) the approval of the Merger Agreement by the shareholders of the Company will constitute a

Change in Control, (ii) at the Effective Time, the Executive will terminate his employment with the Company and (iii) such termination will be deemed to have been by the Executive with Good Reason. Accordingly, upon each Executive's termination of employment at the Effective Time, each such Executive will be entitled to receive, in lieu of any other payments due to the Executive: (1) cash payment equal to three times the sum of (a) the higher of (i) such Executive's annual base compensation in effect at the time of termination and
(ii) such Executive's annual base compensation in effect immediately prior to the Change in Control and (b) the higher of (i) the average of the annual bonuses earned or received by such Executive for the three performance years ended prior to the date of termination and (ii) the average of the annual bonuses awarded to such Executive for the three fiscal years ended prior to the Change in Control, (2) a cash payment equal to a pro rata portion, through the date of termination, of the aggregate value of all contingent incentive compensation awards for all uncompleted periods under the incentive compensation plans of the Company (other than the Long-Term Performance Share Unit Plan (the 'PSU Plan')), assuming the achievement of all target levels established with respect to such awards, (3) benefits under the Officers' Supplemental Retirement Plan of the Company (the 'SERP') commencing immediately following the date of termination, calculated (a) without reduction on account of the Executive's age (in the case of Mr. Peoples) and (b) in the case of Messrs. Caliendo and Haney, as if the Executive had been credited with an additional three years of service (resulting in an increase by 15 percentage points in the Benefit Formula Percentage (as defined in the SERP)), (4) the continuation of employee welfare benefits for three years following the date of termination, reduced to the extent the Executive receives such benefits from a subsequent employer, (5) if the Executive would have otherwise been entitled to post-retirement health care or life insurance had he continued to be employed for three additional years, such post-retirement health care and life insurance commencing on the later of
(a) the date that such coverage would have first become available to the Executive and (b) the date that the benefits described in clause (4) above terminate, (6) the reimbursement of legal fees and expenses, if any, incurred by the Executive in disputing any issue relating to the termination of his employment following a Change in Control, (7) the right to purchase the Executive's Company-provided automobile pursuant to Company policy and (8) an additional cash payment to hold the Executive harmless from the excise tax (the 'Excise Tax') imposed by Section 4999 of the Code.

     Pursuant to the terms of the Change in Control Agreements and the Letter Agreements, it is presently estimated (based upon information currently available) that each Executive will be entitled to an aggregate lump sum cash payment at the Effective Time approximately in the following amounts: Mr. Peoples, $2,767,080; Mr. Caliendo, $1,478,164; and Mr. Haney, $1,503,902. After
payment of all excise and income taxes imposed on such lump sum cash payments, each Executive will retain a net amount of approximately 35% of such lump sum cash payments.

     Severance Agreements. The Company is also a party to severance agreements with each of Nancy M. Jakobs, Robert J. McBennett, Edward M. McKenna, Robert J. Biederman and George Bubolo (each, an 'Other Executive' and each agreement, a 'Severance Agreement'), which Severance Agreements remain in effect until the later of (i) two years following a 'Change in Control' of the Company (as defined in the Severance Agreements) and (ii) two years following the consummation of a transaction, the shareholder approval of which constitutes a Change in Control. In accordance with the terms of the Severance Agreements, if the applicable Other Executive's employment is terminated (x) by the Company without Cause or (y) by the Other Executive with Good Reason (each term, as defined in the Severance Agreements), in either case within two years following the event described in clause (i) or (ii) of the preceding sentence, as applicable, the Company will pay to the Other Executive the severance payments and will provide to the Other Executive the severance benefits described below.

     In connection with entering into the Merger Agreement, the Company and CEI entered into letter agreements with each of Ms. Jakobs and Mr. McBennett supplementing their respective Severance Agreements. Accordingly, upon Ms. Jakobs's and Mr. McBennett's termination of employment at the Effective Time (or, in the case of Mr. McBennett, on the later of the Effective Time and July 1, 1999) and upon the termination of Messrs. McKenna's, Biederman's and Bubolo's employment as described in the immediately preceding paragraph, each Other Executive will be entitled to receive: (1) cash payment equal to three times the average annual compensation earned by the Other Executive over the five most recently completed taxable years prior to the Change in Control, less one dollar (the 'Cash Severance Payment'), (2) the continuation of employee welfare benefits for two years following the date of termination, reduced to the extent the Other Executive receives such benefits from a subsequent employer, (3) the reimbursement of legal fees and expenses, if any incurred by the Other Executive in disputing any issue relating to the enforcement of his or her rights under the Severance Agreement and (4) in the case of Mr. McBennett, the right to purchase his Company-provided automobile pursuant to company policy. Ms. Jakobs's Severance Agreement further provides that her benefits under the SERP will be calculated
(a) using a Benefit Formula Percentage of at least 40% and (b) as if she has completed at least 10 years of service thereunder. Each Severance Agreement provides that Cash Severance Payments will be reduced to the extent payments are made under the Severance Pay Plan (as described below). Except as described in the following paragraph, each Severance Agreement also provides that, after giving effect to the previous sentence, in the event any payments made to the Other Executive are subject to the Excise Tax imposed by section 4999 of the Code (the 'Excess Payments'), the Cash Severance Payment will be reduced to the extent necessary so that such Excess Payments would not be subject to the Excise Tax.

     Each of Ms. Jakobs's, Mr. Bubolo's and Mr. McKenna's Severance Agreement further provides that if a Change in Control occurs prior to (i) January 1, 2000, in the case of Ms. Jakobs, (ii) April 8, 2003, in the case of Mr. Bubolo and (iii) May 2, 2001, in the case of Mr. McKenna, then, notwithstanding the reduction in the Cash Severance Payment which would otherwise occur in the circumstances described in the last sentence of the previous paragraph, Ms. Jakobs, Mr. Bubolo and Mr. McKenna will be entitled to receive all payments due under the Severance Agreement, unless the total of such payments, after giving effect to the Excise Tax, is less than the amount to which he or she would have been entitled had such Cash Severance Payment been subject to such reduction.

     Pursuant to the terms of the letter agreements, upon the termination of employment of Ms. Jakobs and Mr. McBennett at the Effective Time, Ms. Jakobs and Mr. McBennett will be entitled to Cash Severance Payments of approximately of $596,588 and $576,346, respectively.

     Pursuant to the terms of the Severance Agreements, if the employment of Messrs. McKenna, Biederman and Bubolo is terminated (x) by the Company without Cause or (y) by the Other Executive with Good Reason, in either case within two years following the later of (i) a 'Change in Control' (as defined in the Severance Agreements) of the Company and (ii) the consummation of a transaction, the shareholder approval of which constitutes a Change in Control, then upon such termination, such Other Executives will be entitled to Cash Severance Payments of approximately the following amounts: Mr. Biederman, $682,483; Mr. McKenna $414,935; and Mr. Bubolo, $744,200.

     Long-Term Performance Share Unit Plan. Under the PSU Plan, eligible participants are granted a target number of performance share units ('PSUs') at the start of each year, which PSUs relate to a specified performance period (the 'Performance Period'). The number of PSUs actually earned at the end of the Performance Period is based on the Company's performance during the Performance Period, measured relative to pre-established performance criteria. Each PSU has a value equal to one share of Common Stock.

     As soon as practicable following the close of a Performance Period, the Company's performance is evaluated, and the number of PSUs (and associated dividend equivalent PSUs) earned is determined for each participant. The participant will then either be paid the cash value of the earned PSUs or such cash value will be deferred, based on the participant's earlier election, into deferred PSUs or into one or more investment vehicles. The cash payment value of PSUs paid at the end of a Performance Period is based on the average price per share of Common Stock during the quarter immediately preceding the quarter in which payment is made.

     Upon a Change in Control or Potential Change in Control during a Performance Period, all PSUs (and associated dividend equivalent PSUs) will be deemed earned in full as of the date of such Change in Control or Potential Change in Control. As soon as practicable following such Change in Control or Potential Change in Control, the Company will pay to each participant a lump sum cash payment equal to the sum of (i) the product of (A) and (B), where (A) equals the aggregate number of PSUs (and associated dividend equivalent PSUs) deemed earned in full or deferred, as described above, and (B) equals the fair market value (as defined in the PSU Plan) of a share of Common Stock as of the date immediately preceding the Change in Control or Potential Change in Control; and (ii) the value of amounts deferred in various investment vehicles as of the date immediately preceding the Change in Control or Potential Change in Control.

     The execution of the Merger Agreement constituted a Potential Change in Control under the PSU Plan. Accordingly, the Executives and Other Executives (collectively, the 'Executive Officers') have received the following amounts:
Mr. Peoples, $710,298; Mr. Caliendo, $213,089; Mr. Haney $213,089; Ms. Jakobs, $142,060; Mr. Biederman, $177,575; Mr. McBennett, $142,060; Mr. McKenna
$154,140; and Mr. Bubolo, $215,760.

     Officers' Supplemental Retirement Plan. Under the terms of the SERP, each participant in the SERP is eligible to receive monthly payments of certain amounts commencing upon retirement (the 'Retirement Allowance'). Each participant's Retirement Allowance is based upon his or her final average compensation and years of service; participants are vested in their Retirement Allowance after five years of service as an officer of the Company.

     If, following a Change in Control or Potential Change in Control, (as defined in the SERP), a non-vested participant's employment is terminated by the Company without Cause or by the Executive for Good Reason (as defined in the SERP) or the participant ceases to be an officer of the Company, such participant becomes vested in his or her Retirement Allowance. Upon a Change in Control or Potential Change in Control, the Company is required to fund an irrevocable rabbi trust with sufficient amounts such that the amount in the trust is at least equal to the present value of all benefits payable under the SERP as of the date of the Change in Control or Potential Change in Control. The execution of the Merger Agreement constituted a Potential Change in Control under the SERP, but as of the date of such execution, the aggregate value of all cash and assets held in the trust was sufficient to satisfy the requirements of the SERP.

     Eligible Employees' Compensation Deferral Plan. The Eligible Employees' Compensation Deferral Plan (the 'Deferral Plan') provides that each participant can elect to defer all or a portion of his or her base salary or Annual Team Incentive Plan award and can elect, at the time of such deferral, to have the entire balance in his or her account distributed at a later date in one lump sum or in installments. Upon a Change in Control or a Potential Change in Control, each participant will be paid, as soon as practicable following the month in which such Change in Control or Potential Change in Control occurred, a lump sum cash payment equal to the entire balance in such participant's account (valued as of the last day of the month in which such Change in Control or Potential Change in Control occurred). The execution of the Merger Agreement constituted a Potential Change in Control for purposes of the Deferral Plan. Accordingly, the following Other Executives will be paid the following approximate amounts: Mr. McKenna $46,714; and Mr. Bubolo, $313,711.

     Severance Pay Plan. The Company maintains the Severance Pay Plan (the 'Severance Plan'), which Severance Plan provides for severance payments to be made and benefits to be provided to eligible employees following a Termination of Employment for the Company's Convenience (as defined in the Severance Plan). Each eligible employee is entitled to receive a defined amount of severance payments and continued participation for a defined period in any group life, medical and dental insurance benefit plans maintained by the Company, provided that he or she signs a general release in favor of the Company. The amount of such severance payments and the length of such continued coverage are determined by the individual employee's job classification and years of service.

     Upon an Involuntary Termination (as defined in the Severance Plan) following a Change in Control of the Company (as defined in the Severance Plan), each eligible employee is entitled to receive a defined amount of severance payments and continued participation for a defined period in any group life, medical and dental insurance benefit plans maintained by the Company; all cash payments due to each eligible employee, however, will be paid in a lump sum (without reduction for such acceleration of payment) within 30 days following such Involuntary Termination. In addition, all pending and unpaid severance payments due to any former employee who is currently receiving payments under the Severance Plan will be paid in a lump sum cash payment (without reduction for such acceleration of payment) within 30 days following such Change in Control. Shareholder approval of the Merger will constitute a Change in Control under the Severance Plan. Messrs. Peoples, Caliendo and Haney are not entitled to participate in the Severance Plan, and payments made to the Other Executives under the Severance Plan will offset any payments to which they may be entitled under their Severance Agreements. Accordingly, upon the termination of employment of Ms. Jakobs and Mr. McBennett at the Effective Time and of Messrs. McKenna, Biederman and Bubolo (if upon an Involuntary Termination within two years following the Change in Control), the Other Executives will be entitled to severance payments approximately in the following amounts: Ms. Jakobs, $138,000; Mr. Biederman, $165,000; Mr. McBennett, $138,000; Mr. McKenna $138,000; and Mr. Bubolo, $149,500.

     Non-Employee Directors' Deferred Compensation Plan. Under the Company's compensation structure for non-employee directors, adopted in February 1998 and effective in April 1998 (the 'Compensation Program'), each non-employee director was entitled to receive annual fees, payable in quarterly installments, of $50,000, $25,000 of which was paid in cash and $25,000 of which was deferred. Deferred amounts were credited to a phantom share unit account under the Company's Non-Employee Directors Deferred Compensation Plan (the 'Deferred Compensation Plan'). Under the Deferred Compensation Plan, directors also were given the opportunity to defer cash retainers and fees in various investment opportunities, including phantom share units. In February 1998, the Post-Director Service Retainer Continuation Program (the 'Directors' Program') was discontinued, and directors' accrued benefits under the Directors' Program were calculated (as described in the Company's Proxy Statement for its April 1998 Annual Meeting) and converted into phantom share units, to be held under the Deferred Compensation Plan. Under the Deferred Compensation Plan, all amounts are paid out automatically upon a Change in Control or Potential Change in Control of the Company (as defined in the Deferred Compensation Plan), with phantom share units valued based on the average of the high and low sales price of the Company's Common Stock on the day prior to the Potential Change in Control. The execution of the Merger Agreement constituted a Potential Change in Control under the Deferred Compensation Plan, and (a) the following directors have received the following amounts: Mr. Baruch, $350,913; Mr. Creamer, $691,853; Mr. Del Giudice, $204,770; Mr. Hanson, $152,193; Mr. McPherson,
$180,893; Mr. Mulcahy, $22,113; Mr. O'Grady, $365,729; and Ms. Taliaferro,
$95,223, and (b) the following former directors have received the following amounts: Mr. Salerno, $168,189 and Mr. Vanderhoef, $327,106. From and after the Potential Change in Control, the non-employee directors will be paid their annual fees entirely in cash.

                              THE MERGER AGREEMENT

     The following is a summary of the material provisions of the Merger Agreement. The following summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A to this Proxy Statement and is incorporated herein by reference. Shareholders are urged to read the Merger Agreement in its entirety and to consider it carefully. Capitalized terms not otherwise defined in this Proxy Statement or in the following summary have the respective meanings set forth in the Merger Agreement.

GENERAL

     Pursuant to the Merger Agreement, if such agreement is approved and adopted by the shareholders of the Company and the other conditions to the parties' respective obligations to consummate the Merger are satisfied, or where permissible, waived, the Merger Subsidiary will merge with and into the Company in accordance with the laws of the State of New York. The Company will be the Surviving Corporation in the Merger and will continue its corporate existence under the laws of the State of New York, and the Surviving Corporation will be a wholly-owned subsidiary of CEI. Following the Effective Time, the separate corporate existence of the Merger Subsidiary will cease.

MERGER CONSIDERATION

     As a result of the Merger, each share of Common Stock (other than (i) shares held by the Company, as treasury stock, or any of its subsidiaries and
(ii) shares owned by CEI or any of its subsidiaries), will be cancelled and converted into the right to receive $58.50 in cash, without interest, (the 'Merger Consideration') payable upon surrender of the certificate formerly evidencing such share of Common Stock.

EFFECTIVE TIME

     The Merger will become effective, and the Effective Time will occur, at the time specified in the certificate of merger that is delivered and filed by the Department of State of the State of New York or such later time as is specified in such certificate. Such filing will be made on or as promptly as practicable following the closing date under the Merger Agreement, which will take place on the second business day after the satisfaction or waiver of all of the conditions set forth in the Merger Agreement, or such other time as agreed by the Company and CEI (the 'Closing Date'). There can be no assurance as to if or when the Merger will be consummated. If the Merger has not been consummated on or prior to November 30, 1999, the Merger Agreement may be terminated by either the Company or CEI, unless the failure to consummate the Merger by such date is due to (i) the failure of the party seeking to terminate the Merger Agreement to fulfill any obligation under the Merger Agreement or (ii) the failure to obtain final orders, or the failure of an approval to become a final order. See '--Conditions to Consummation of the Merger;--Termination.'

CONVERSION OF SHARES

     At the Effective Time, each share of Common Stock (other than shares held by the Company as treasury stock and shares owned by CEI or any other subsidiary of the Company or CEI) will be converted into the right to receive the Merger Consideration upon surrender of the certificate formerly representing such share of Common Stock. See '--Procedure for Payment.' All such shares of Common Stock, when so converted, will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate.

     All shares of Common Stock that are held by the Company as treasury stock and any shares of Common Stock owned by CEI or any subsidiary of the Company or CEI will be cancelled and retired and will cease to exist and no Merger Consideration or other consideration will be delivered in exchange therefor.

     Prior to the Effective Time, all shares of the Company's Cumulative Preferred Stock, issuable in series, par value $100.00 per share (the 'Preferred Stock'), and the Company's Cumulative Preference Stock, issuable in series, without par value (the 'Preference Stock'), will be redeemed at a redemption price equal to the amount set forth in the Restated Certificate of Incorporation of the Company, together with all dividends accrued and unpaid to the date of such redemption.

PROCEDURE FOR PAYMENT

     Prior to the Effective Time, the Company and CEI will designate a bank or trust company to act as paying agent (the 'Paying Agent') to effect the payment of the Merger Consideration. From time to time at, immediately prior to or after the Effective Time, CEI will make available to the Paying Agent immediately available funds in amounts and at the times necessary for the payment of the Merger Consideration upon surrender of Certificates (as hereinafter defined). As soon as practicable after the Effective Time, the Paying Agent will mail to each holder of record of Certificates (as defined below): (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon actual delivery of the Certificates to the Paying Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. 'Certificates' mean a certificate or certificates which, immediately prior to the Effective Time, represented outstanding shares of Common Stock (the 'Cancelled Shares') that were cancelled and became instead the right to receive the Merger Consideration. Upon surrender of a Certificate to the Paying Agent for cancellation, together with a duly executed letter of transmittal and such other documents as the Paying Agent may require, the holder of such Certificate will be entitled to receive the Merger Consideration in exchange for each share of Common Stock formerly evidenced by such Certificate. In the event of a transfer of ownership of Cancelled Shares which is not registered in the transfer records of the Company, the Merger Consideration may be given to a transferee if the Certificate representing such Cancelled Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Paying Agent that any applicable stock transfer taxes have been paid. Until surrendered, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. No interest will be paid or will accrue on the Merger Consideration payable to holders of Certificates.

     SHAREHOLDERS SHOULD NOT FORWARD CERTIFICATES TO THE PAYING AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS. SHAREHOLDERS SHOULD NOT RETURN CERTIFICATES WITH THE ENCLOSED PROXY.

REPRESENTATIONS AND WARRANTIES

     The Company. Pursuant to the Merger Agreement, the Company has made representations and warranties regarding, among other things, the following: (i) the Company's organization, existence and qualification to do business and similar corporate matters, (ii) the Company's subsidiaries and certain equity investments, (iii) the Company's capitalization, (iv) the Company's authority to enter into and perform its obligations under the Merger Agreement; (v) the absence of conflict of the Merger Agreement and the transactions contemplated thereby with the Company's Restated Certificate of Incorporation, By-laws, certain agreements and applicable law; (vi) certain regulatory consents and approvals, (vii) compliance with the Company's Restated Certificate of Incorporation, By-laws, certain agreements and applicable law, (viii) certain filings with the SEC and the financial statements contained therein, (ix) the Company's franchises, (x) absence of certain changes or events, (xi) litigation involving the Company, (xii) information to be included or incorporated in this Proxy Statement, (xiii) tax matters, (xiv) employee benefit matters, (xv) labor and employee relations, (xvi) environmental matters, (xvii) regulation of the Company as a utility under state and federal law, (xviii) the vote required in connection with approval of the Merger Agreement and the transactions contemplated thereby, (xix) non-applicability of certain state anti-takeover statutes, (xx) the opinion of the Company's financial advisor, (xxi) the Company's insurance policies and (xxii) the discontinued business of the Company's wholly-owned subsidiary, NORSTAR Management, Inc. and its subsidiaries.

     CEI. Pursuant to the Merger Agreement, CEI has made representations and warranties regarding, among other things, the following: (i) CEI's organization, existence and qualification to do business and similar corporate matters, (ii) CEI's authority to enter into and perform its obligations under the Merger Agreement, (iii) the absence of conflict of the Merger Agreement and the transactions contemplated thereby with CEI's certificate of incorporation, by-laws, certain agreements and applicable law, (iv) certain regulatory consents and approvals, (v) compliance with law which would affect CEI's ability to consummate the transactions contemplated by the Merger Agreement, (vi) the absence of litigation which would affect CEI's ability to consummate the transactions contemplated by the Merger Agreement, (vii) CEI information to be included or incorporated in this Proxy Statement, (viii) regulation of CEI and its subsidiaries as utilities under state and federal law, (ix) no shareholder vote required to consummate the transactions contemplated by the Merger Agreement, (x) availability of funds to pay the Merger Consideration and (xi) no ownership by CEI of the Company's Common Stock.

CONDUCT OF BUSINESS PENDING THE MERGER

     The Merger Agreement generally provides that, except as otherwise permitted or required therein, after the date of the Merger Agreement and prior to the Effective Time:

          (a) except for the divestiture of the Company's generation assets in accordance with the Settlement Agreement and the Final Divestiture Plan (as defined in the Merger Agreement), prior to the consummation of the Merger, the Company will, and will cause its subsidiaries to, carry on their businesses in the ordinary course substantially consistent with past practice;

          (b) the Company will not, and will not permit its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of their respective capital stock, other than regular quarterly dividends on Common Stock not in excess of the dividends for the comparable period of the prior fiscal year, (ii) split, combine or reclassify any of their respective capital stock or issue shares of their respective capital stock, (iii) redeem, repurchase or acquire any shares of their respective capital stock, except that the Company will redeem its Preferred Stock and Preference Stock, or (iv) issue, pledge, dispose of or encumber any shares of their capital stock with certain exceptions;

          (c) the Company will not amend or propose to amend its Restated Certificate of Incorporation or by-laws or other comparable organizational documents of any of its Subsidiaries;

          (d) the Company will not, and will not permit its Subsidiaries to (i) acquire an equity interest in, or substantial portion of the assets of, any business or any corporation, (ii) acquire a material amount of assets other than in the ordinary course of business consistent with past practice,
     (iii) alter the corporate structures or ownership of the Company or any of its subsidiaries or (iv) enter into a new line of business;

          (e) the Company will not, and will not permit its Subsidiaries to sell or dispose of any of their respective assets other than dispositions in the ordinary course of business consistent with past practice and except for:
     (i) the Company divesting its generation assets in accordance with the Settlement Agreement and the Final Divestiture Plan, (ii) certain wholly-owned Subsidiaries of the Company, divesting certain real estate at fair market value, and (iii) the Company or its Subsidiaries making dispositions at fair market value of less than $10 million, singularly or in the aggregate, during any fiscal year;

          (f) the Company (i) will consult with CEI with respect to significant decisions relating to the divestiture of its generating assets and transactions in connection therewith prior to taking any action with respect to any such decision or entering into any such transaction and (ii) will take into account the views of CEI with respect to such action or transaction;

          (g) the Company will use its best efforts to enter into a definitive agreement to divest its generation assets on or prior to May 1, 1999 and consummate such divestiture as soon as practicable after entering into such agreement in accordance with the Final Divestiture Plan;

          (h) the Company will (i) confer regularly with CEI regarding operational matters, (ii) promptly notify CEI of any significant changes in its business and of property sales, and the use of proceeds therefrom, in excess of $10 million, (iii) promptly provide CEI with copies of all filings made with governmental entities relating to the Merger, and (iv) promptly advise CEI (A) if its representations or warranties in the Merger Agreement become untrue, (B) if the Company fails to materially comply with the Merger Agreement and (C) of any change or event which, individually or in the aggregate, (x) is, or reasonably would be expected to be, materially adverse to the business, assets, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole or (y) would prevent, or reasonably be expected to prevent, the Company from performing its obligations under the Merger Agreement or prevent the consummation of the transactions contemplated by the Merger Agreement (a 'Company Material Adverse Effect');

          (i) the Company will, and will cause its subsidiaries to, use all reasonable best efforts to obtain certain third-party consents, and will notify CEI if it fails to obtain any such consents;

          (j) the Company will not, and the Company will not permit any of its subsidiaries to, voluntarily take any action that would or is reasonably likely to result in a material breach of any provision of the Merger Agreement or in any of its representations and warranties set forth therein being untrue on and as of the Closing Date;

          (k) the Company will not, and will not permit any of its subsidiaries to, take any action that would jeopardize the status of the Company's tax-exempt bonds;

          (l) the Company (i) will obtain CEI's consent prior to making or rescinding any material election relating to taxes and prior to settling any material claim or controversy relating to taxes, with certain exceptions, and (ii) will not materially alter its methods of reporting income or deductions for federal income tax purposes, unless required by applicable law;

          (m) the Company will not, and will not permit any of its subsidiaries to, make capital expenditures during any year in excess of 110% of the amount budgeted for such year by the Company, except (i) as required by law, (ii) as deemed necessary following a catastrophic event, or (iii) for certain disclosed exceptions;

          (n) the Company will not, and will not permit any of its subsidiaries to, incur or guarantee any indebtedness with certain exceptions, such as
     (i) short-term indebtedness and guarantees (for certain of the Company's subsidiaries) in the ordinary course of business consistent with past practice (and not aggregating more than $5 million in the case of guarantees), (ii) other debt or other agreements not aggregating more than $5 million, (iii) as may be necessary in connection with capital expenditures or redemption of the Company's Preferred Stock or the Company's Preference Stock, both as permitted by the Merger Agreement and
     (iv) use of letters of credit aggregating up to $10 million to fund rabbi trusts to pay benefits under the Company's employee benefit plans;

          (o) except as may be required by applicable law and for certain exceptions disclosed to CEI, the Company will not, and will not permit any of its subsidiaries to, (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any Company Plan (as defined in the Merger Agreement), (ii) increase the compensation of any employee of the Company or any of its subsidiaries, except for normal promotion and compensation increases and award grants in the ordinary course of business, (iii) enter into or amend any agreement with respect to the termination of employment with any employee other than, with respect only to employees who are not officers or directors, in the ordinary course of business consistent with past practice, or (iv) enter into or amend any collective bargaining agreement or other labor union contract, except as required by law;

          (p) the Company will not, and will not permit any of its subsidiaries to engage in any activities which would cause a change in its status, or that of its subsidiaries, under the 1935 Act;

          (q) the Company will not, and will not permit any of its subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation or generally accepted accounting principles ('GAAP') or except as specifically disclosed to CEI;

          (r) subject to certain other restrictions set forth in the Merger Agreement, the Company will not permit any of its subsidiaries to enter into any material agreement or arrangement with any of their respective affiliates on terms materially less favorable than could be obtained with an unaffiliated third-party on an arm's length basis;

          (s) subject to applicable law and with certain exceptions, the Company will, and will cause its subsidiaries to, (i) discuss with CEI any changes in its or its subsidiaries' rates or the services they provide or charge and obtain CEI's approval prior to proposing or agreeing to make any material changes with respect thereto and (ii) consult with CEI prior to making any filing with governmental regulators with respect thereto;

          (t) the Company will not, and will not permit any of its subsidiaries to, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any of the Company's or its subsidiaries' material contracts or agreements, or waive, release or assign any material rights or claims therein, with certain exceptions;

          (u) the Company will, and will cause its subsidiaries to, maintain insurance in such amounts and against such risks and losses as are customary for a similar company in the electric and gas utility industry;

          (v) the Company will, and will cause its subsidiaries to, use reasonable efforts to maintain in effect all existing governmental permits which are material to the operations of the Company or its subsidiaries; and

          (w) the Company will not, and will not permit any of its subsidiaries to, satisfy any claims, liabilities or obligations material to the Company and its subsidiaries taken as a whole, other than in the ordinary course of business consistent with past practice or in accordance with the terms of such obligation, if such obligation was either disclosed in filings with the SEC filed prior to the date of the Merger Agreement or incurred in the ordinary course.

     In addition, the Merger Agreement provides that CEI will promptly advise the Company (i) if any representation or warranty made by it contained in the Merger Agreement becomes untrue or inaccurate, or (ii) if CEI fails, in any material respect, to comply or satisfy any covenant, condition or agreement under the Merger Agreement. CEI must provide the Company with copies of all filings made by CEI or any of its subsidiaries with any governmental entity in connection with the Merger Agreement and the transactions contemplated thereby. Furthermore, CEI will not voluntarily take any action that would or is reasonably likely to result in a material breach of any provision of the Merger Agreement or in any of its representations and warranties set forth therein being untrue on and as of the closing date of the Merger.

DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION

     Pursuant to the Merger Agreement, from and after the Effective Time, the Surviving Corporation will indemnify to the fullest extent permitted by applicable law, each person who was at the date of the Merger Agreement, or who has been at any time prior to the execution date of the Merger Agreement, or who becomes prior to the Effective Time (x) a director or officer or (y) an employee covered as the date of the Merger Agreement (to the extent of the coverage extended as of such date) of the Company or any of the Company's subsidiaries with respect generally to (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time that are based on or arising out of the fact that such person is or was a director, officer or employee of the Company or any of its subsidiaries (the 'Indemnified Liabilities'), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. Such rights to indemnification will continue in full force and effect for at least six years from the Effective Time. The Surviving Corporation will also maintain in effect for at least six years after the Effective Time policies of directors' and officers' insurance equivalent in all material respects to those maintained by or on behalf of the Company and its subsidiaries on May 10, 1998.

EMPLOYEE MATTERS

     CEI will cause the Surviving Corporation and its subsidiaries to honor all
(i) collective bargaining agreements in effect as of the date of the Merger Agreement, and (ii) subject to the provisions regarding employee benefit plans, contracts, agreements and commitments (including all Company Plans) of the Company as in effect on the date of the Merger Agreement that apply to any current or former employee or current or former director of the Company. However, CEI or the Surviving Corporation and its subsidiaries may exercise their rights with respect to such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment or portion thereof.

     Subject to applicable law and obligations under applicable collective bargaining agreements, for a period of three years following the Effective Time, any reductions in workforce in respect of employees of the Surviving Corporation and its Subsidiaries will be made on a fair and equitable basis as determined by the Surviving Corporation, without regard to whether employment was with the Company, CEI or either company's subsidiaries, and with due consideration to prior experience and skills. Generally, any employee whose employment is terminated or job is eliminated during such period will be entitled to participate in the job opportunity and employment placement programs offered by CEI or the Surviving Corporation or any of their subsidiaries for which they are eligible. Any workforce reductions carried out following the Effective Time by the Surviving Corporation and its Subsidiaries will be done in accordance with all applicable collective bargaining agreements and all laws and regulations governing the employment relationship and termination thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any comparable state or local law.

     All service under any Company Plan that was recognized, accrued or credited under such Company Plan immediately preceding the Effective Time will continue to be recognized, accrued or credited for all relevant purposes under such Company Plan as of and at all times following the Effective Time. Subject to obligations under applicable law and applicable collective bargaining agreements, all employees of the Company and its Subsidiaries who were employees immediately prior to the Effective Time (the 'Affected Employees') will be given credit for all service with the Company or its subsidiaries under (a) all employee benefit plans, programs and policies, and fringe benefits of CEI or the Surviving Corporation (if any) in which they first become participants on or after the Effective Time, for purposes of eligibility and vesting but not for benefit accrual purposes or eligibility for early retirement purposes under defined benefit pension plans and not to the extent crediting such service would result in duplication of benefits and (b) severance plans for purposes of calculating the amount of each Affected Employee's severance benefits. To the extent permissible under the terms thereof and required by applicable law, CEI and the Surviving Corporation will (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such employees may be eligible to participate in after the Closing Date, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Closing Date under any welfare benefit plan maintained for the Affected Employees immediately prior to the Closing Date, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Closing Date.

     Subject to applicable law and obligations under applicable collective bargaining agreements, CEI will cause the Surviving Corporation to maintain for a period of at least one year after the Closing Date employee compensation, welfare and benefit plans, programs, policies and fringe benefits that will, in the aggregate, provide benefits to the Affected Employees that are no less favorable than those provided to such employees before the Closing Date. CEI will cause the Surviving Corporation to continue, for one year following the Closing Date, the Company Severance Pay Plan (the 'Severance Plan') in full force and effect to the same extent that such Severance Plan is in effect on the Closing Date. In addition, the consummation of the Merger will not be treated as a termination of employment of any Affected Employee for purposes of any Company Plan. Finally, CEI will cause the Surviving Corporation to, as of the Closing Date, honor and be solely responsible for certain employment, severance, consulting and retention agreements.

     Although not addressed in the Merger Agreement and subject to (a) changes that may result from periodic reviews of the pension and benefit plans of other employers and evolving business practices and (b) applicable law and collective bargaining agreements, CEI and the Company currently intend that Affected Employees who transfer from the Surviving Corporation and its subsidiaries to CEI's utility subsidiary, CECONY, will receive credit for benefit accrual and eligibility for early retirement purposes for service with the Company and CECONY that is equivalent to that of Affected Employees who do not transfer, with offsets as may be appropriate to avoid duplication of benefits.

NO SOLICITATION OF PROPOSALS

     The Merger Agreement prevents the Company from directly or indirectly initiating, soliciting, encouraging, or taking any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may be reasonably expected to lead to any business combination proposal, or engaging in negotiations with, or providing any nonpublic information to, any third party relating to a business combination proposal, unless prior to the receipt of approval of the holders of the Company's Common Stock: (i) a third party submits an unsolicited business combination proposal and the Company's Board reasonably believes, in good faith after consultation with its financial advisors, that such proposal may be more favorable to the Company's shareholders than the Merger (a 'Superior Proposal'); (ii) the Company's Board determines, in good faith after consultation with its financial advisors and outside counsel, that failure to furnish information and participate in negotiations could reasonably be expected to be a breach of its fiduciary duties to the Company's shareholders under applicable law, and (iii) prior to furnishing nonpublic information or entering into negotiations, the Company (a) promptly notifies CEI of the identity of the third party and of the material terms of the Superior Proposal and that it is furnishing information or entering into negotiations with the third party and (b) enters into a customary confidentiality agreement with the third party. The Company may furnish information to, and participate in discussions and negotiations with the third party who proposes a business combination that may be a Superior Proposal for twenty business days before it must make its determination whether the proposal is more favorable to the Company's shareholders than the Merger. The Company may terminate the Merger Agreement to accept a Superior Proposal (in which case, the termination fee provision described below would be applicable), but before doing so, the Company must give CEI three business days to make its offer more favorable to the Company's shareholders than the Superior Proposal.

CONDITIONS TO CONSUMMATION OF THE MERGER

     The Merger is subject to certain customary closing conditions. The obligations of both the Company and CEI to consummate the Merger are subject to
(i) receipt of the approval of the holders of the Company's Common Stock, (ii) the absence of any injunction, order, law or regulation preventing consummation of the Merger, and (iii) the approval of state utility regulators in New York, New Jersey and Pennsylvania, the approval of the FERC, the approval of the SEC under the 1935 Act and the filing of the requisite notification with the FTC and the Department of Justice under the HSR Act and the expiration of the applicable waiting period thereunder.

     In addition, the obligation of the Company to consummate the Merger is further subject to: (i) the performance in all material respects by CEI of its obligations under the Merger Agreement, (ii) the accuracy of CEI's representations and warranties under the Merger Agreement as of the date of such agreement, and as of the Closing Date, except for such failures that would not have a material adverse effect and (iii) the receipt by the Company from CEI of a closing certificate to the effect that the conditions in (i) and (ii) were satisfied.

     Finally, the obligation of CEI to consummate the Merger is further subject to: (i) the performance in all material respects by the Company of its respective obligations under the Merger Agreement, (ii) the accuracy of the Company's representations and warranties under the Merger Agreement as of the date of such agreement, and as of the Closing Date, except for such failures that would not have a Company Material Adverse Effect, (iii) the receipt by CEI of a closing certificate to the effect that the conditions in (i) and (ii) were satisfied, (iv) the absence of any change that would have a Company Material Adverse Effect, (v) the receipt by the Company of certain third-party consents,
(vi) the receipt by CEI and the Company of the required statutory approvals, which must have become final orders and the terms of which final orders must not impose terms or conditions that, individually or in the aggregate, would have a Company Material Adverse Effect or a CEI Material Adverse Effect (as defined in the Merger Agreement), and (vii) the redemption by the Company of the Preference Stock in accordance with the terms of such stock.

TERMINATION

     The Merger Agreement may be terminated under certain circumstances, including (i) by mutual consent of the parties, (ii) by either CEI or the Company if the Merger is not consummated by November 30, 1999 (the 'Initial Termination Date'), subject to an automatic extension of six months if the requisite statutory approvals have not yet been obtained by the Initial Termination Date but all other conditions to closing have been fulfilled or are capable of being fulfilled by such date, (iii) by either CEI or the Company if the requisite approval of the Company's shareholders is not obtained at a duly held shareholders' meeting, (iv) by a non-breaching party if there occurs a material breach of any representation, warranty, covenant or agreement contained in the Merger Agreement which is not cured within twenty business days after receipt of notice thereof from the other party, or (v) by the Company, under certain circumstances, in order to accept a Superior Proposal (subject to the limitations and procedures described above and to payment of the termination fee described below).

     The Merger Agreement provides that the Company will pay CEI a termination fee of $25 million if the Merger Agreement is terminated (i) upon the termination of the Merger Agreement by the Company in order to accept a Superior Proposal (subject to the limitations and procedures described above) or (ii) following a termination of the Merger Agreement by either the Company or CEI as a result of a failure of the Company's shareholders to grant their approval to the Merger if (x) at the time of the Company's shareholders' meeting, an acquisition proposal will have been made and (y) the Company enters into any acquisition agreement within two and one-half years of such termination. The Merger Agreement also provides that if the Merger Agreement is terminated because of a party's material breach of its representations and warranties or material failure to perform and comply with its agreements and covenants under the Merger Agreement, then the defaulting party will pay the other party up to $5 million for its out-of-pocket expenses incurred in connection with the Merger. In addition, if either CEI or the Company terminates the Merger Agreement because the Company's shareholder approval was not obtained, the Company will pay CEI up to $5 million for its out-of-pocket expenses incurred in connection with the Merger.

MISCELLANEOUS

     Directors and Officers. One current member of the Company's Board of Directors, selected by the Nominating Committee of CEI's Board of Directors, will be appointed to the Board of Directors of CEI effective at the Effective Time. In addition, at the Effective Time, CEI will cause the Surviving Corporation to establish an advisory board, with equal numbers of members from CEI and the Company, that will provide advice and input regarding the implementation of the Merger and the ongoing operations of the Surviving Corporation.

     Post Merger Operations. The Surviving Corporation will maintain a subsidiary office in Rockland County as the headquarters of the Surviving Corporation for three years following the Merger. CEI will cause the Surviving Corporation to provide charitable contributions within the Company's and its utility subsidiaries' service areas at levels substantially comparable to and no less than the levels provided by the Company for the two years before the Effective Time.

                                 THE COMPANIES

ORANGE AND ROCKLAND UTILITIES, INC.

     Orange and Rockland Utilities, Inc. (the 'Company') is a diversified investor-owned utility located in the northwestern suburbs of New York City. The Company and its two utility subsidiaries, Rockland Electric Company and Pike County Light & Power Company, furnish electric service to a population of approximately 681,000 and provide gas service to a population of approximately 482,000. The service territory of the company and its utility subsidiaries covers seven counties and 96 communities in New York, northern New Jersey and northeastern Pennsylvania. The principal executive offices of the Company are located at One Blue Hill Plaza, Pearl River, New York 10965, and its telephone number is (914) 352-6000.

CEI AND THE MERGER SUBSIDIARY

     Consolidated Edison, Inc. ('CEI') is one of the nation's largest investor-owned energy companies. CEI provides a wide range of energy-related products and services to its customers through its subsidiaries, the largest of which is Consolidated Edison Company of New York, Inc., providing electricity, gas and steam to more than three million customers in New York City and Westchester County, New York. C Acquisition Corp. (the 'Merger Subsidiary'), which is a wholly-owned subsidiary of CEI, is a recently organized corporation that has not conducted any business except in conjunction with the transactions contemplated by the Merger Agreement. The principal executive offices of CEI and the Merger Subsidiary are located at 4 Irving Place, New York, New York 10003, and the telephone number at that office is (212) 460-3900.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                         AND MANAGEMENT OF THE COMPANY

     The following table shows, as of June 30, 1998, all of the Common Stock owned beneficially by each person who is or was a director of the Company since January 1, 1997. In addition, the following table shows, as of June 30, 1998, all of the Common Stock owned beneficially by (i) the Company's chief executive officer, Mr. Peoples, (ii) the Company's four most highly compensated executive officers other than Mr. Peoples, who were serving as executive officers as of the end of the last fiscal year, and (iii) an additional individual who would have been included in clause (ii) above, but for the fact that he was not serving as an executive officer of the Company at December 31, 1997.

                                                                        SHARES OF
                                                                       COMMON STOCK
                                                                          OWNED
NAME                                                                   BENEFICIALLY(1)
--------------------------------------------------------------------   ------------
Ralph M. Baruch.....................................................       5,741
Robert J. Biederman, Jr.............................................           0
Larry S. Brodsky....................................................           1
G.D. Caliendo.......................................................         208
J. Fletcher Creamer.................................................       8,697
Michael J. Del Guidice..............................................       1,127
R. Lee Haney........................................................         689
Jon F. Hanson.......................................................       3,020
Robert J. McBennett.................................................         252
Kenneth D. McPherson................................................       1,000
Robert E. Mulcahy III...............................................         188
James F. O'Grady, Jr................................................       1,000
D. Louis Peoples....................................................       1,745
Frederic V. Salerno.................................................       1,500
Linda C. Taliaferro.................................................         524
H. Kent Vanderhoef..................................................       2,572
20 Directors and executive officers as a group......................      28,519

                                                        (Footnotes on next page)

(Footnotes from previous page)
------------------

(1) Based on the latest information furnished to the Company by the Company's directors and executive officers. Includes shares of Common Stock owned beneficially pursuant to the Company's Management Employees' Savings Plan through June 30, 1998, the latest date for which such information is available.

    As of June 30, 1998, no director owned beneficially more than .064% of the outstanding shares of Common Stock, no named executive officer owned more than .013% of such shares and directors and executive officers as a group owned .211% of such shares.

    The Common Stock share equivalents owned by the non-employee directors under the Deferred Compensation Plan, which were disclosed in the Company's proxy statement relating to the Annual Meeting held on April 8, 1998, were paid out to such individuals in June 1998. See 'INTERESTS OF CERTAIN PERSONS IN THE MERGER--Non-Employee Directors' Deferred Compensation Plan.' These Common Stock share equivalents represented the phantom share units held by non-employee directors who had deferred compensation for services as a director, or for whom such compensation had been deferred, into the phantom share unit account under the Deferred Compensation Plan, as well as phantom share units credited to each director's account under this plan as of February 5, 1998 in connection with the discontinuation of the Directors' Program. Under the Deferred Compensation Plan, the directors were entitled to receive cash payments for their phantom share units as a result of the execution of the Merger Agreement, which constituted a Potential Change in Control as defined in the Deferred Compensation Plan. In addition, in connection with the execution of the Merger Agreement, which constituted a Potential Change of Control under the terms of the PSU Plan, all PSUs granted to executive officers for the 1996-98, 1997-99 and 1998-2000 three-year performance periods, and with respect to one named executive officer DSUs (deferred share units) earned as a result of PSUs earned for the 1996 transitional performance period, were paid out in cash in May 1998.

           MARKET PRICES AND DIVIDENDS ON THE COMPANY'S COMMON STOCK

MARKET PRICES

     The Common Stock is listed on the New York Stock Exchange under the ticker symbol 'ORU'.

     On May 8, 1998, the last day of trading of the Common Stock prior to the announcement of the execution of the Merger Agreement, the high, low and closing sales prices of the Common Stock as quoted on the NYSE were $43.00, $42.25 and $42.25, respectively.

     The following table indicates the high and low sales prices and dividends for the Common Stock for the first quarter of 1995 through the first quarter of 1998:

                                                                                                DIVIDEND
                                                                             HIGH      LOW        PAID
                                                                             ----      ---      --------
Year Ended December 31, 1998
  2nd Quarter.............................................................   $54 1/2   $40       $0.645
  1st Quarter.............................................................    47 3/8   42 13/16   0.645

Year Ended December 31, 1997
  4th Quarter.............................................................   $48 5/8   $35       $0.645
  3rd Quarter.............................................................    37 5/16  32 5/16    0.645
  2nd Quarter.............................................................    35 5/8   30 1/8     0.645
  1st Quarter.............................................................    36 7/8   35 3/8     0.645

Year Ended December 31, 1996
  4th Quarter.............................................................   $36 1/4   $341/4    $0.645
  3rd Quarter.............................................................    37       34 3/4     0.645
  2nd Quarter.............................................................    36 3/4   33 3/8     0.645
  1st Quarter.............................................................    37 1/8   34 7/8     0.645

Year Ended December 31, 1995
  4th Quarter.............................................................   $37 3/8   $343/8    $0.645
  3rd Quarter.............................................................    35 5/8   31 1/8     0.645
  2nd Quarter.............................................................    34 3/8   30 7/8      0.64
  1st Quarter.............................................................    33 3/8   31 1/4      0.64

                            SELECTED FINANCIAL DATA

SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected consolidated financial data of the Company and its subsidiaries for each of the five fiscal years ended December 31, 1993 through 1997 and for the quarters ended March 31, 1998 and 1997. The selected financial information reflects the reclassification of NORSTAR Energy Limited Partnership as discontinued operations for the years ended December 31, 1993 through 1996 and for the quarter ended March 31, 1997 subsequent to the original issuance of the consolidated financial statements of the Company from which the selected financial data have been derived. The Company's financial statements for the year ended December 31, 1993 were audited by Grant Thornton LLP, independent public accountants, but the reclassification subsequent to the original issuance of the financial statements was not audited by Grant Thornton LLP. The Company's financial statements for the years ended December 31, 1994 through 1997 were audited by Arthur Andersen LLP, independent public accountants.

     The unaudited financial information for the three months ended March 31, 1997 and 1998 includes all adjustments, consisting of normal recurring accruals, that the Company considers necessary for a fair presentation of the financial position and results of operations for such periods.

     The selected financial data set forth below do not purport to be complete and should be read in conjunction with and are qualified in their entirety by, the Company's annual and quarterly reports, including the notes thereto, which are incorporated herein by reference.

                                                 THREE MONTHS ENDED
                                                      MARCH 31,                       YEAR ENDED DECEMBER 31,
                                               -----------------------   -------------------------------------------------
                                                  1998         1997         1997         1996         1995         1994
                                               ----------   ----------   ----------   ----------   ----------   ----------
                                                     (UNAUDITED)
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
SELECTED INCOME STATEMENT DATA
Operating Revenue............................. $  165,081   $  185,319   $  648,774   $  654,889   $  602,310   $  638,404
Operating Income.............................. $   21,482   $   21,395   $   76,997   $   82,644   $   75,569   $   75,594
Net Income:
  Continuing Operations....................... $   13,804   $   11,514   $   44,938   $   48,147   $   37,766   $   36,593
  Discontinued Operations(1)                   $        0   ($   4,598)  ($  15,432)  ($   1,844)  $      807   $      624
    Total..................................... $   13,804   $    6,916   $   29,506   $   46,303   $   38,573   $   37,217
Earnings per Average Common Share Outstanding:
  Continuing Operations                        $     0.97   $     0.79   $     3.09   $     3.30   $     2.54   $     2.45
  Discontinued Operations(1)                   $     0.00   ($    0.33)  ($    1.13)  ($    0.13)  $     0.06   $     0.05
    Total..................................... $     0.97   $     0.46   $     1.96   $     3.17   $     2.60   $     2.50
Cash Dividends Declared Per Common Share...... $    0.645   $    0.645   $     2.58   $     2.58   $     2.57   $     2.54

SELECTED BALANCE SHEET DATA
Total Assets.................................. $1,261,890   $1,252,615   $1,288,009   $1,266,132   $1,251,541   $1,230,726
Total Long-Term Debt.......................... $  358,453   $  359,749   $  358,492   $  361,215   $  362,976   $  383,965
Common Stock Equity........................... $  377,463   $  385,261   $  376,319   $  387,850   $  379,776   $  379,403
Book Value Per Share.......................... $    27.92   $    28.22   $    27.69   $    28.41   $    27.82   $    27.79


                                                   1993
                                                ----------

                                               <

SELECTED INCOME STATEMENT DATA
Operating Revenue.............................  $  645,640
Operating Income..............................  $   82,574
Net Income:
  Continuing Operations.......................  $   44,226
  Discontinued Operations(1)                    $      589
    Total.....................................  $   44,815
Earnings per Average Common Share Outstanding:
  Continuing Operations                         $     3.02
  Discontinued Operations(1)                    $     0.04
    Total.....................................  $     3.06
Cash Dividends Declared Per Common Share......  $     2.49
SELECTED BALANCE SHEET DATA
Total Assets..................................  $1,225,627
Total Long-Term Debt..........................  $  388,064
Common Stock Equity...........................  $  376,044
Book Value Per Share..........................  $    27.79

------------------

(1) Effective August 1, 1997, the accounts receivable, with certain exceptions, and contracts with customers and related agreements of NORSTAR Energy Limited Partnership were sold. In accordance with Accounting Principles Board Opinion No. 30, the consolidated financial statements of the Company at December 31, 1997 reported the results of NORSTAR Energy Limited Partnership as 'Discontinued Operations,' and the results of all prior periods presented herein have been restated to conform with the current period classifications.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Representatives of Arthur Andersen LLP, independent certified public accountants, will be present at the Special Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors does not intend to bring any matters before the Special Meeting other than approval and adoption of the Merger Agreement and knows of no other matters which may come before the meeting. If any other matters or motions properly come before the Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their best judgment on such matters or motions, including any matters dealing with the conduct of the meeting.

           DEADLINE FOR SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     November 6, 1998 is the date by which proposals of shareholders of the Company intended to be presented at the 1999 Annual Meeting of Common Shareholders of the Company must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and, in accordance therewith, files reports, proxy statements and other information with the SEC. Copies of such reports, proxy statements and other information can be obtained, at prescribed rates from the Public Reference Section of the SEC at Room 1024, 450 Fifth Street N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected and copied at the public reference facilities referred to above and at the Regional Offices of the SEC as follows: the New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048 and the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Common Stock is listed on The New York Stock Exchange, Inc. Reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding the Company. The address of such website is http://www.sec.gov.

                           INCORPORATION BY REFERENCE

     This Proxy Statement incorporates certain documents by reference which are not presented herein or delivered herewith. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED HEREIN BY REFERENCE) ARE AVAILABLE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE SPECIAL MEETING, WITHOUT CHARGE, ON WRITTEN OR ORAL REQUEST DIRECTED TO: ORANGE AND ROCKLAND UTILITIES, INC., ONE BLUE HILL PLAZA, PEARL RIVER, NEW YORK 10965,
ATTN.: OFFICE OF THE TREASURER OR BY CALLING (914) 577-2512. In order to ensure delivery of documents prior to the Special Meeting, any such request should be made not later than August 5, 1998. Copies of documents so requested will be sent by first class mail, postage paid.

     The following documents heretofore filed with the SEC by the Company pursuant to the Exchange Act are incorporated by reference to this Proxy
Statement:

          1. The Company's 1997 Annual Report to Shareholders.

          2. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

          3. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

          4. The Company's Current Report on Form 8-K dated February 6, 1998, filed with the SEC on February 6, 1998.

          5. The Company's Current Report on Form 8-K dated March 31, 1998, filed with the SEC on April 1, 1998.

          6. The Company's Current Report on Form 8-K dated April 9, 1998, filed with the SEC on April 9, 1998.

          7. The Company's Current Report on Form 8-K dated May 12, 1998, filed with the SEC on May 12, 1998.

          8. The Company's Current Report on Form 8-K dated July 10, 1998, filed with SEC on July 10, 1998.

          9. Information contained in 'Compensation of Directors' and 'Management's Carried Interest in Company Stock' in Section 1, 'Election of Directors,' of the Company's definitive Proxy Statement dated March 6, 1998 (the 'Annual Proxy Statement') in connection with the 1998 Annual Meeting of Common Shareholders. With the exception of this information, the Annual Proxy Statement is not incorporated by reference into this Proxy Statement.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting will be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     No persons have been authorized to give any information or to make any representations other than those contained, or incorporated by reference, in this Proxy Statement in connection with the solicitation of proxies made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by the Company or any other person. All information contained in this Proxy Statement relating to the Company has been supplied by the Company; all information contained in this Proxy Statement relating to CEI or the Merger Subsidiary has been supplied by CEI. The delivery of this Proxy Statement will not, under any circumstances, create an implication that there has been no change in the affairs of the Company, CEI or the Merger Subsidiary since the date hereof or that the information herein is correct as of any time subsequent to the date hereof.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                      ORANGE AND ROCKLAND UTILITIES, INC.
                           CONSOLIDATED EDISON, INC.
                                      AND
                              C ACQUISITION CORP.
                            DATED AS OF MAY 10, 1998

                      [This page intentionally left blank]

                               TABLE OF CONTENTS
                                   ARTICLE I
                                   THE MERGER

Section 1.1    The Merger...................................................................................      1
Section 1.2    Effects of the Merger........................................................................      1
Section 1.3    Effective Time of the Merger.................................................................      1

                                                    ARTICLE II
                                                TREATMENT OF SHARES
Section 2.1    Effect on Capital Stock of the Company and the Merger Subsidiary.............................      1
Section 2.2    Surrender of Shares..........................................................................      2

                                                    ARTICLE III
                                                    THE CLOSING
Section 3.1    Closing......................................................................................      3

                                                    ARTICLE IV
                                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Section 4.1    Organization and Qualification...............................................................      3
Section 4.2    Subsidiaries.................................................................................      4
Section 4.3    Capitalization...............................................................................      4
Section 4.4    Authority; Non-Contravention; Statutory Approvals; Compliance................................      4
Section 4.5    Reports and Financial Statements.............................................................      6
Section 4.6    Absence of Certain Changes or Events.........................................................      6
Section 4.7    Litigation...................................................................................      7
Section 4.8    Proxy Statement..............................................................................      7
Section 4.9    Tax Matters..................................................................................      7
Section 4.10   Employee Matters; ERISA......................................................................      8
Section 4.11   Labor and Employee Relations.................................................................      9
Section 4.12   Environmental Protection.....................................................................     10
Section 4.13   Regulation as a Utility......................................................................     11
Section 4.14   Vote Required................................................................................     11
Section 4.15   State Anti-Takeover Statutes.................................................................     11
Section 4.16   Opinion of Financial Advisor.................................................................     12
Section 4.17   Insurance....................................................................................     12
Section 4.18   Discontinued Business........................................................................     12

                                                     ARTICLE V
                                       REPRESENTATIONS AND WARRANTIES OF CEI
Section 5.1    Organization and Qualification...............................................................     12
Section 5.2    Authority; Non-Contravention; Statutory Approvals; Compliance................................     12
Section 5.3    Litigation...................................................................................     13
Section 5.4    Proxy Statement..............................................................................     13
Section 5.5    Regulation as a Utility......................................................................     13
Section 5.6    No Vote Required.............................................................................     13
Section 5.7    Financing....................................................................................     14
Section 5.8    Ownership of Company Common Stock............................................................     14

                                                    ARTICLE VI
                                      CONDUCT OF BUSINESS PENDING THE MERGER
Section 6.1    Covenants of the Company.....................................................................     14
Section 6.2    Covenants of CEI.............................................................................     18

                                                    ARTICLE VII
                                               ADDITIONAL AGREEMENTS
Section 7.1    Access to the Company's Information..........................................................     18
Section 7.2    Proxy Statement..............................................................................     19
Section 7.3    Regulatory Matters...........................................................................     19
Section 7.4    Approval of the Company Shareholders.........................................................     20
Section 7.5    Directors' and Officers' Indemnification.....................................................     20
Section 7.6    Public Announcements.........................................................................     21
Section 7.7    Standstill Agreements; Confidentiality Agreements............................................     21
Section 7.8    Employee Agreements and Workforce Matters....................................................     21
Section 7.9    Employee Benefit Plans.......................................................................     22
Section 7.10   No Solicitations by the Company..............................................................     22
Section 7.11   Board of Directors; Advisory Board...........................................................     24
Section 7.12   Post-Merger Operations.......................................................................     24
Section 7.13   Expenses.....................................................................................     24
Section 7.14   Further Assurances...........................................................................     24
Section 7.15   Shareholder Litigation.......................................................................     24

                                                   ARTICLE VIII
                                                    CONDITIONS
Section 8.1    Conditions to Each Party's Obligation to Effect the Merger...................................     25
Section 8.2    Conditions to Obligation of CEI to Effect the Merger.........................................     25
Section 8.3    Conditions to Obligation of the Company to Effect the Merger.................................     26

                                                    ARTICLE IX
                                         TERMINATION, AMENDMENT AND WAIVER
Section 9.1    Termination..................................................................................     26
Section 9.2    Effect of Termination........................................................................     27
Section 9.3    Termination Fee; Expenses....................................................................     27
Section 9.4    Amendment....................................................................................     28
Section 9.5    Waiver.......................................................................................     28
Section 9.6    Procedure for Termination, Amendment, Extension or Waiver....................................     28

                                                     ARTICLE X
                                                GENERAL PROVISIONS
Section 10.1   Non-Survival; Effect of Representations and Warranties.......................................     28
Section 10.2   Brokers......................................................................................     28
Section 10.3   Notices......................................................................................     28
Section 10.4   Miscellaneous................................................................................     29
Section 10.5   Interpretation...............................................................................     29
Section 10.6   Counterparts; Effect.........................................................................     30
Section 10.7   Parties' Interest; No Third Party Beneficiaries..............................................     30
Section 10.8   Waiver of Jury Trial.........................................................................     30
Section 10.9   Enforcement..................................................................................     30

                            INDEX OF PRINCIPAL TERMS

TERM                                                                                                       PAGE
----                                                                                                     ---------
1935 Act..............................................................................................           6
Acquisition Agreement.................................................................................      23, 27
Acquisition Proposal..................................................................................      23, 27
Affected Employees....................................................................................          22
Affiliate.............................................................................................          15
Cancelled Shares......................................................................................           2
CEI Disclosure Schedule...............................................................................          12
CEI Required Statutory Approvals......................................................................          13
CEI SEC Reports.......................................................................................          13
CEI Subsidiaries......................................................................................          12
Certificates..........................................................................................           2
Closing...............................................................................................           3
Closing Date..........................................................................................           3
Code..................................................................................................           8
Company Common Stock..................................................................................           1
Company Financial Statements..........................................................................           6
Company Meeting.......................................................................................          20
Company Plans.........................................................................................           8
Company Preference Stock..............................................................................           4
Company Preferred Stock...............................................................................           4
Company Required Consents.............................................................................           5
Company Required Statutory Approvals..................................................................           5
Company SEC Reports...................................................................................           6
Company Shareholders' Approval........................................................................          11
Company Subsidiary....................................................................................           4
Confidentiality Agreement.............................................................................          19
Control...............................................................................................          15
Discontinued Business.................................................................................          12
DLJ...................................................................................................          12
Effective Time........................................................................................           1
Environmental Claim...................................................................................          11
Environmental Laws....................................................................................          11
Environmental Permits.................................................................................          10
ERISA.................................................................................................           8
ERISA Affiliate.......................................................................................           8
Exchange Act..........................................................................................           6
FERC..................................................................................................           6
Final Divestiture Plan................................................................................          14
Final Order...........................................................................................          25
GAAP..................................................................................................           6
Governmental Authority................................................................................           5
Hazardous Materials...................................................................................          11
HSR Act...............................................................................................          19
Indemnified Liabilities...............................................................................          20
Indemnified Parties...................................................................................          20
Indemnified Party.....................................................................................          20
Initial Termination Date..............................................................................          26
Injured Party.........................................................................................          27
ISRA..................................................................................................          20
Liens.................................................................................................           4
Material Business.....................................................................................          23

TERM                                                                                                       PAGE
----                                                                                                     ---------
Merger................................................................................................           1
Merger Consideration..................................................................................           1
Merger Subsidiary.....................................................................................           1
Merger Subsidiary Common Stock........................................................................           2
NYBCL.................................................................................................           1
NYPSC.................................................................................................           1
Paying Agent..........................................................................................           2
PBGC..................................................................................................           8
PCBs..................................................................................................          11
person................................................................................................           3
Power Act.............................................................................................           6
Proxy Statement.......................................................................................           7
Release...............................................................................................          11
Representatives.......................................................................................          18
SEC...................................................................................................           6
Securities Act........................................................................................           6
Settlement Agreement..................................................................................          14
Severance Plan........................................................................................          22
Subsidiary............................................................................................           4
Superior Proposal.....................................................................................          23
Surviving Corporation.................................................................................           1
Tax...................................................................................................           7
Termination Fee.......................................................................................          27
Title IV Company Plan.................................................................................           8
Violation.............................................................................................           5
Voting Debt...........................................................................................           4

     AGREEMENT AND PLAN OF MERGER (the 'Agreement'), dated as of May 10, 1998 (referred to herein as the 'date hereof'), by and among Orange and Rockland Utilities, Inc. (the 'Company'), a New York corporation, Consolidated Edison, Inc., a New York corporation ('CEI'), and C Acquisition Corp., a New York corporation (the 'Merger Subsidiary').

     WHEREAS, the Company and CEI have determined that it would be in their respective best interests and in the interests of their respective shareholders to effect the transactions contemplated by this Agreement; and

     WHEREAS, in furtherance thereof, the respective Boards of Directors of the Company, Merger Subsidiary and CEI have approved this Agreement and the merger of Merger Subsidiary with and into the Company (the 'Merger').

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                                   THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.3), the separate existence of Merger Subsidiary shall cease and Merger Subsidiary shall be merged with and into the Company in accordance with the laws of the State of New York. The Company shall be the surviving corporation in the Merger, shall continue its corporate existence under the laws of the State of New York, and, following the Effective Time, the Company shall become a wholly owned subsidiary of CEI and shall succeed to and assume all the rights and obligations of Merger Subsidiary in accordance with the New York Business Corporation Law (the 'NYBCL'). The effects and consequences of the Merger shall be as set forth in Section 1.2. The surviving corporation after the Merger is sometimes referred to as the 'Surviving Corporation.'

     Section 1.2 Effects of the Merger. At the Effective Time, (a) the Restated Certificate of Incorporation of the Company in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter amended, (b) the by-laws of the Company in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation after the Effective Time until duly amended, and (c) the Merger shall have all the effects provided by the NYBCL. As of the Effective Time, each of the directors of the Company shall resign and the directors of the Merger Subsidiary at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation.

     Section 1.3 Effective Time of the Merger. Subject to the provisions of this Agreement, on the Closing Date (as defined in Section 3.1), a certificate of merger shall be executed and delivered for filing, with the order of the New York State Public Service Commission (the 'NYPSC') approving the Merger attached thereto, by the Company and Merger Subsidiary to the Department of State of the State of New York pursuant to the NYBCL. The Merger shall become effective at the time specified in the certificate of merger so delivered and filed by the Department of State of the State of New York (the 'Effective Time').

                                   ARTICLE II
                              TREATMENT OF SHARES

     Section 2.1 Effect on Capital Stock of the Company and the Merger Subsidiary. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company or Merger
Subsidiary:

          (a) Conversion of Capital Stock of the Company. Each issued and outstand ing share of Common Stock, $5 par value per share, of the Company (the 'Company Common Stock'), in each case not owned directly or through a wholly owned Subsidiary (as defined in Section 4.1) by the Company or CEI, issued and outstanding immediately prior to the Effective Time shall be cancelled and shall be converted into the right to receive cash in the amount of $58.50 (the 'Merger Consideration') payable, without interest, to the holder of such share of Company Common Stock, upon surrender, in the manner provided in Section 2.2 hereof, of the certificate formerly evidencing such share.

          (b)  Cancellation of Treasury Stock and Certain Company Common
     Stock. Any shares of Company Common Stock that are owned by the Company as treasury stock or by CEI or by any wholly owned Subsidiary of the Company or CEI shall be cancelled and retired and shall cease to exist and no Merger Consideration or other consideration shall be delivered in exchange therefor, and each holder of a certificate formerly representing any such shares shall cease to have any rights with respect thereto.

          (c) Redemption of Company Preferred Stock. Prior to the Effective Time, the Board of Directors of the Company shall call for redemption all outstanding shares of Company Preferred Stock (as defined in Section 4.3), at a redemption price equal to the amount set forth in the Restated Certificate of Incorporation of the Company, together with all dividends accrued and unpaid to the date of such redemption. All shares of Company Preferred Stock shall be redeemed so that no such shares shall be deemed to be outstanding at the Effective Time.

          (d) Redemption of Company Preference Stock. Prior to the Effective Time, the Board of Directors of the Company shall call for redemption all outstanding shares of Company Preference Stock (as defined in Section 4.3), at a redemption price equal to the amount set forth in the Restated Certificate of Incorporation of the Company, together with all dividends accrued and unpaid to the date of such redemption. All shares of Company Preference Stock shall be redeemed so that no such shares shall be deemed to be outstanding at the Effective Time.

          (e) Capital Stock of Merger Subsidiary. Each issued and outstanding share of Common Stock, $0.01 par value per share, of Merger Subsidiary ('Merger Subsidiary Common Stock') (of which, as of the date hereof, 1,000 shares are issued and outstanding, each entitling the holder thereof to vote on the approval of this Agreement and the transactions contemplated hereby), shall be converted into one fully paid and nonassessable share of Common Stock, $5 par value, of the Surviving Corporation.

     Section 2.2  Surrender of Shares.

     (a) Deposit with Paying Agent. Prior to the Effective Time, the Company and CEI shall mutually designate a bank or trust company to act as agent (the 'Paying Agent') for the holders of shares of Company Common Stock in connection with the Merger to receive the funds to which holders of shares of Company Common Stock shall become entitled pursuant to Section 2.1(a). From time to time at, immediately prior to or after the Effective Time, CEI shall make available to the Paying Agent immediately available funds in amounts and at the times necessary for the payment of the Merger Consideration upon surrender of Certificates (as defined in Section 2.2(b)) in accordance with Section 2.2(b), it being understood that any and all interest or other income earned on funds made available to the Paying Agent pursuant to this Section 2.2(a) shall belong to and shall be paid (at the time provided for in Section 2.2(d)) to CEI. Any such funds deposited with the Paying Agent by CEI shall be invested by the Paying Agent as directed by CEI.

     (b) Exchange Procedure. As soon as practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates (the 'Certificates') which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the 'Cancelled Shares') that were cancelled and became instead the right to receive the Merger Consideration pursuant to Section 2.1: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Paying Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Paying Agent for cancellation (or to such other agent or agents as may be appointed by agreement of CEI and the Company), together with a duly executed letter of transmittal and such other documents as the Paying Agent shall require, the holder of such Certificate shall be entitled to receive the Merger Consideration in exchange for each share of Company Common Stock formerly evidenced by such Certificate which such holder has the right to receive pursuant to the provisions of this Article II. In the event of a transfer of ownership of Cancelled Shares which is not registered in the transfer records of the Company, the Merger Consideration may be given to a transferee if the Certificate representing such Cancelled Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Paying Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by this Section 2.2. No interest shall be paid or will accrue on the Merger Consideration payable to holders of Certificates pursuant to the provisions of this Article II.

     (c)  Closing of Transfer Books; Rights of Holders of Company Common
Stock. From and after the Effective Time, the stock transfer books of the Company shall be closed and no registration of any transfer of any capital stock of the Company shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration, as provided in this Section 2.2. From and after the Effective Time, the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided herein or by applicable law.

     (d) Termination of Paying Agent. At any time commencing one year after the Effective Time, CEI shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of shares of Company Common Stock (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to CEI (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither CEI, the Surviving Corporation nor the Paying Agent shall be liable to any holder of a share of Company Common Stock for any Merger Consideration delivered in respect of such share to a public official pursuant to any abandoned property, escheat or other similar law. If any Certificates shall not have been surrendered prior to the thirty-first day of December in the fifth calender year after the Effective Time (or immediately prior to such earlier date on which any payment pursuant to this Article II would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 4.4(c))), the payment in respect of such Certificate shall, to the extent permitted by applicable law, become the property of CEI, free and clear of all claims or interest of any person (as defined below) previously entitled thereto. As used in this Agreement, the term 'person' shall mean any natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or entity of any kind.

                                  ARTICLE III
                                  THE CLOSING

     Section 3.1 Closing. The closing of the Merger (the 'Closing') shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022 at 10:00 A.M., local time, on the second business day immediately following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or waived, or at such other time, date and place as the Company and CEI shall mutually agree (the 'Closing Date').

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the schedule delivered by the Company on the date hereof (the 'Company Disclosure Schedule') and making reference to the particular subsection of this Agreement to which exception is being taken, the Company represents and warrants to CEI as follows:

     Section 4.1 Organization and Qualification. The Company and each of the Company Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify, individually or in the aggregate, would not have a Company Material Adverse Effect. For purposes of this Agreement, 'Company Material Adverse Effect' shall mean any change, effect, event, occurrence or state of facts (i) that is, or reasonably would be expected to be, materially adverse to the business, assets, financial condition, results of operations or prospects of the Company and the Company Subsidiaries taken as a whole or (ii) that would prevent, or reasonably be expected to prevent, the Company from performing its obligations under this Agreement or prevent the consummation of the transactions contemplated hereby. As used in this Agreement, (a) the term 'Subsidiary' of a person shall mean any corporation or other entity (including partnerships and other business associations) of which at least a majority of the voting power represented by the outstanding capital stock or other voting securities or interests having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity (or, if there are no such voting interests, 50% or more of the equity interests of which) shall at the time be held, directly or indirectly, by such person, and (b) the term 'Company Subsidiary' shall mean a Subsidiary of the Company.

     Section 4.2 Subsidiaries. Section 4.2 of the Company Disclosure Schedule sets forth a list, as of the date hereof, of (a) all the Company Subsidiaries and (b) all other entities in which the Company has an aggregate equity investment in excess of $2 million. All of the issued and outstanding shares of capital stock of each Company Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by the Company free and clear of any pledges, liens, claims, encumbrances, security interests, charges and options of any nature whatsoever (collectively, 'Liens') and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of any such capital stock) and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

     Section 4.3 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock, 1,000,000 shares of Cumulative Preferred Stock, issuable in series, par value $100.00 per share ('Company Preferred Stock'), and 1,500,000 shares of Cumulative Preference Stock, issuable in series, without par value ('Company Preference Stock'). At the close of business on April 30, 1998, (i) 13,518,779 shares of Company Common Stock were issued and outstanding, and 16,931 shares of Company Common Stock were reserved for conversion of Company Preference Stock,
(ii) 428,443 shares of Company Preferred Stock were issued and outstand ing,
(iii) 11,518 shares of Company Preference Stock were issued and outstanding,
(iv) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders may vote ('Voting Debt') were issued or outstanding and (v) no shares of Company Common Stock were held by the Company in its treasury. Since April 30, 1998, the Company has not issued any shares of Company Common Stock or of any other class or series of capital stock or any Voting Debt, other than shares of Company Common Stock issued upon conversion of Company Preference Stock. As of the date hereof, all outstanding shares of Company Common Stock, Company Preferred Stock and Company Preference Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. As of the Closing Date, all outstand ing shares of Company Common Stock will be validly issued, fully paid and nonassessable and will not be subject to preemptive rights. As of the date hereof, there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company or any Company Subsidiary is a party or by which it is bound obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt securities of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. At the Effective Time, there will be no option, warrant, call, right, commitment or agreement obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or any Voting Debt of the Company or any Company Subsidiary, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

     Section 4.4  Authority; Non-Contravention; Statutory Approvals; Compliance.

     (a) Authority. The Company has all requisite power and authority to enter into this Agreement and, subject to the receipt of the Company Shareholders' Approval (as defined in Section 4.14) and the applicable Company Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining the Company Shareholders' Approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

     (b) Non-Contravention. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, in any respect, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation, or the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of the Company Subsidiaries (any such violation, conflict, breach, default, right of termina tion, modification, cancellation or acceleration, loss or creation is referred to herein as a 'Violation' with respect to the Company and such term when used in Article V has a correlative meaning with respect to CEI) pursuant to any provisions of (i) the certificate of incorporation, by-laws or similar governing documents of the Company or any of the Company Subsidiaries, (ii) subject to obtaining the Company Required Statutory Approvals and the receipt of the Company Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets (other than (x) municipal consents and franchises and (y) immaterial consents, approvals, orders, authorizations, actions, registrations, declarations or filings, including with respect to communications systems, zoning, name change, occupancy and similar routine regulatory approvals) or
(iii) subject to obtaining the third-party consents set forth in Section 4.4(b) of the Company Disclosure Schedule (the 'Company Required Consents'), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, standstill agreement, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of the Company Subsidiaries is a party or by which they or any of their properties or assets may be bound or affected (other than municipal consents or franchises), except in the case of clause (iii) for any such Violation which, individually or in the aggregate, would not have a Company Material Adverse Effect.

     (c) Statutory Approvals. No declaration, filing, registration with, notice to, authorization, permit, order, consent or approval (other than immaterial consents, approvals, orders, authorizations, actions, registrations, declarations or filings, including with respect to communications systems, zoning, name change, occupancy and similar routine regulatory approvals) of, any court, federal, state, local or foreign governmental, administrative, or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a 'Governmental Authority') is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except those described in Section 4.4(c) of the Company Disclosure Schedule (the 'Company Required Statutory Approvals,' it being understood that references in this Agreement to 'obtaining' such Company Required Statutory Approvals shall mean making such declara tions, filings or registrations; giving such notices; obtaining such authorizations, permits, orders, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

     (d) Compliance. Except as disclosed in the Company SEC Reports (as defined in Section 4.5) filed prior to the date hereof, neither the Company nor any of the Company Subsidiaries is in violation of, is, to the knowledge of the Company, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable Environmental Law (as defined in Section 4.12(b)(ii))) of any Governmental Authority, except for possible violations which individually or in the aggregate would not have a Company Material Adverse Effect. Except as disclosed in the Company SEC Reports filed prior to the date hereof, the Company and the Company Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted which are material to the operation of the businesses of the Company and the Company Subsidiaries (other than certain municipal consents and franchises). The Company and each of the Company Subsidiaries is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default by the Company or any Company Subsidiary under (i) their respective certificates of incorporation or by-laws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which the Company or any Company Subsidiary is bound or to which any of their respective properties or assets are subject, except in the case of this clause (ii) for possible violations, breaches or defaults which individually or in the aggregate would not have a Company Material Adverse Effect. All utility rates charged by the Company and its utility Subsidiaries have been and continue to be made pursuant to lawfully filed tariffs and contracts.

     Section 4.5 Reports and Financial Statements. (a) The filings (other than immaterial filings) required to be made by the Company and the Company Subsidiaries since January 1, 1993 under the Securities Act of 1933, as amended (the 'Securities Act'); the Securities Exchange Act of 1934, as amended (the 'Exchange Act'); the Public Utility Holding Company Act of 1935, as amended (the '1935 Act'); the Federal Power Act (the 'Power Act'); and applicable state public utility laws and regulations have been filed with the Securities and Exchange Commission (the 'SEC'), the Federal Energy Regulatory Commission (the 'FERC'), or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, tariffs, contracts, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the applicable statutes and the rules and regulations thereunder. The Company has made available to CEI a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed with the SEC by the Company pursuant to the requirements of the Securities Act or Exchange Act since January 1, 1993 (the 'Company SEC Reports'). As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements (including the notes thereto) of the Company included in the Company SEC Reports (collectively, the 'Company Financial Statements') have been prepared in accordance with United States generally accepted accounting principles ('GAAP') as applied to a regulated utility, applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the Restated Certificate of Incorporation and by-laws of the Company, as in effect on the date hereof, are included (or incorporated by reference) in the Company SEC Reports.

     (b) Franchises. The Company and the Company utility Subsidiaries own or have sufficient rights and consents to use under existing franchises, easements, leases, and license agreements all properties, rights and assets necessary for the conduct of their business and operations as currently conducted, except where the failure to own or have sufficient rights to such properties, rights and assets would not have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, no other private corporation can commence public utility operations in any part of the territories now served by the Company or its wholly owned utility Subsidiaries, Rockland Electric Company ('RECO') and Pike County Light & Power Company ('Pike'), respectively, without obtaining a certificate of public convenience and necessity from the applicable state utility commission.

     Section 4.6 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date hereof, since December 31, 1997, the Company and each of the Company Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which, individually or in the aggregate, would have a Company Material Adverse Effect. From December 31, 1997 through the date hereof there has not been (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any capital stock of the Company, other than (A) regular quarterly dividends of $.645 per share on Company Common Stock and (B) dividends payable on Company Preferred Stock and Company Preference Stock in accordance with their terms, (ii) any split, combination or reclassification of any capital stock of the Company or any of the Company Subsidiaries or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for any capital stock of the Company or any of the Company Subsidiaries or (iii) except insofar as required by a change in GAAP, any change in accounting methods, principles or practices by the Company or any of the Company Subsidiaries materially affecting their respective assets, liabilities or businesses.

     Section 4.7 Litigation. There (a) are no claims, suits, actions or proceedings before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, pending or, to the knowledge of the Company, threatened, nor are there, to the knowledge of the Company, any investigations or reviews by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator pending or threatened against, relating to or affecting the Company or any of the Company Subsidiaries which, individually or in the aggregate, would have a Company Material Adverse Effect, (b) have not been any significant developments since December 31, 1997 with respect to any disclosed claims, suits, actions, proceedings, investigations or reviews that, individually or in the aggregate, would have a Company Material Adverse Effect and (c) are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to the Company or any of the Company Subsidiaries except for such that, individually or in the aggregate, would not have a Company Material Adverse Effect.

     Section 4.8 Proxy Statement. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the proxy statement, in definitive form, relating to the meeting of holders of Company Common Stock to be held in connection with the Merger (the 'Proxy Statement') will, at the date mailed to the Company shareholders and at the time of the meeting of the holders of Company Common Stock to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     Section 4.9  Tax Matters.

     Except as to any items that would not, individually or in the aggregate, have a Company Material Adverse Effect:

          (a) The Company and each of the Company Subsidiaries has (i) filed all Federal, state, local and foreign income and other tax returns or reports (including declarations of estimated tax) required to be filed by it, (ii) paid all taxes of any nature whatsoever (together with any related penalties and interest) (any of the foregoing being referred to herein as a 'Tax'), that are shown on such Tax returns as due and payable on or before the date hereof, and (iii) paid all Taxes otherwise required to be paid.

          (b) There are no claims or assessments pending against the Company or any of the Company Subsidiaries for any alleged deficiency in Tax, and the Company does not know of any threatened Tax claims or assessments against the Company or any of the Company Subsidiaries.

          (c) The Company has established adequate accruals for Taxes and for any liability for deferred Taxes in the Company Financial Statements in accordance with GAAP.

          (d) There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any Company Subsidiary.

          (e) The Federal income Tax returns of the Company, each Company Subsidiary and any affiliated, consolidated, combined or unitary group that includes the Company or any Company Subsidiary either have been examined and settled with the Internal Revenue Service or closed by virtue of the expiration of the applicable statute of limitations for all years through 1994.

          (f) None of the Company or any Company Subsidiary shall be required to include in a taxable period ending after the Effective Time an amount of taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign Tax law.

          (g) From December 31, 1997 through the date hereof, there have not been any Tax elections, any settlements or compromises of any income Tax liability or any changes in Tax attributes.

     Section 4.10  Employee Matters; ERISA.

     (a) Section 4.10(a) of the Company Disclosure Schedule hereto contains a true and complete list of each deferred compensation and each bonus or other incentive compensa tion, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other 'welfare' plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ('ERISA')); each profit-sharing, stock bonus or other 'pension' plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, retention, consulting, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an 'ERISA Affiliate'), that together with the Company would be deemed a 'single employer' within the meaning of Section 4001(b) of ERISA, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of the Company or any Company Subsidiary (the 'Company Plans').

     (b) With respect to each Company Plan, the Company has heretofore delivered or made available to CEI true and complete copies of each of the following documents:

          (i) a copy of the Company Plan and any amendments thereto;

          (ii) a copy of the two most recent annual reports on Internal Revenue Service Form 5500 and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87;

          (iii) a copy of the most recent Summary Plan Description required under ERISA with respect thereto;

          (iv) if the Company Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof and all related agreements; and

          (v) the most recent determination letter or pending determination letter received from the Internal Revenue Service with respect to each Company Plan intended to qualify under Section 401 of the Internal Revenue Code of 1986, as amended (the 'Code').

     (c) No liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation ('PBGC') (which premiums have been paid when due). No Company Plan has, to the knowledge of the Company, engaged in a 'prohibited transaction' (as defined in Section 4975 of the Code or Section 406 of ERISA), no Company Plan subject to Title IV of ERISA (a 'Title IV Company Plan') has been terminated by the PBGC or has been the subject of a 'reportable event' (as defined in Section 4043 of ERISA and the regulations thereunder) for which the 30-day notice requirement has not been waived and the Company has not received any notice of intent by PBGC to terminate any such plan.

     (d) With respect to each Title IV Company Plan, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

     (e) No Title IV Company Plan or any trust established thereunder has incurred any 'accumulated funding deficiency' (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Title IV Company Plan ended prior to the Closing Date nor has there been any application for waiver of the minimum funding standards imposed by Section 412 of the Code. All contributions required to be made with respect to any Company Plan on or prior to the Closing Date have been timely made or are reflected on the balance sheet.

     (f) No Title IV Company Plan is a 'multiemployer plan', as defined in
Section 3(37) of ERISA, nor is any Title IV Company Plan a plan described in
Section 4063(a) of ERISA.

     (g) Each Company Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code, the rules and regulations thereunder and all applicable collective bargaining agreements and each Company Plan intended to be 'qualified' under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to such effect. To the knowledge of the Company, there is no fact, condition or set of circumstances existing that could adversely affect such favorable determination. To the Company's knowledge, there are no investigations pending in respect of any Company Plan by any Governmental Authority.

     (h) Each Company Plan intended to be 'qualified' within the meaning of
Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code.

     (i) No Company Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees (or their beneficiaries) of the Company or any Company Subsidiary for periods extending beyond their respective dates of retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any 'pension plan,' or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

     (j) No amounts payable under the Company Plans will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

     (k) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer. Schedule 4.10(k) of the Company Disclosure Schedule sets forth estimates prepared by the Company of the amounts reasonably expected to be paid to participants in any Company Plan (or by which any of their benefits may be increased or accelerated) as a result solely of (i) the execution of this Agreement, (ii) the obtaining of the Company Shareholders' Approval and (iii) termination or constructive termination of any officer or director's employment with the Company or any Company Subsidiary. For purposes of the preceding sentence, the determination of the amounts set forth in
Schedule 4.10(k) is based upon each employee's current compensation, outstanding awards and benefits accrued (as applicable) and on such other factors as the Company, taking into account applicable law and regulations, deems reasonable and appropriate.

     (l) There are no pending, threatened or anticipated claims by or on behalf of any Company Plan, by any employee or beneficiary covered under any such Company Plan, or otherwise involving any such Company Plan (other than routine claims for benefits).

     Section 4.11  Labor and Employee Relations.

     (a) As of the date hereof, except as disclosed in the Company SEC Reports filed prior to the date hereof, (i) except for the existing collective bargaining agreement between the Company and Local Union No. 503 of the International Brotherhood of Electrical Workers effective June 1, 1997 through May 31, 2000, neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization and (ii) to the knowledge of the Company, there is no current union representation question involving employees of the Company or any of the Company Subsidiaries, nor does the Company know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees, except to the extent such, individually or in the aggregate, would not have a Company Material Adverse Effect.

     (b) Except as disclosed in the Company SEC Reports filed prior to the date hereof or except to the extent such, individually or in the aggregate, would not have a Company Material Adverse Effect, (i) there is no unfair labor practice, employment discrimination or other charge, claim, suit, action or proceeding against the Company or any of the Company Subsidiaries pending, or to the knowledge of the Company, threatened before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, (ii) there is no strike, lockout or material dispute, slowdown or work stoppage pending or, to the knowledge of the Company, threatened against or involving the Company, and (iii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of the Company, threatened in respect of which any director, officer, employee or agent of the Company or any of the Company Subsidiaries is or may be entitled to claim indemnification from the Company or such Company Subsidiary pursuant to their respective certificates of incorporation or by-laws or as provided in the indemnification agreements listed in Section 4.11(b) of the Company Disclosure Schedule or any other indemnification agreements.

     Section 4.12  Environmental Protection.

     (a) Except as set forth in the Company SEC Reports filed prior to the date hereof:

          (i) Compliance. The Company and each of the Company Subsidiaries is in compliance with all applicable Environmental Laws except where the failure to so comply, individually or in the aggregate, would not have a Company Material Adverse Effect, and neither the Company nor any of the Company Subsidiaries has received any communication (written or oral) reasonably grounded in fact, from any person or Governmental Authority that alleges that the Company or any of the Company Subsidiaries is not in such compliance with applicable Environmental Laws. To the knowledge of the Company, compliance with all applicable Environmental Laws will not require the Company or any Company Subsidiary to incur costs, beyond those currently budgeted for the three Company fiscal years beginning with January 1, 1998, that, individually or in the aggregate, would have a Company Material Adverse Effect, including, but not limited to, the costs of pollution control equipment that are known or anticipated to be required in the future.

          (ii) Environmental Permits. (A) The Company and each of the Company Subsidiaries has obtained or has applied for all environmental, health and safety permits and governmental authorizations (collectively, the 'Environmental Permits') necessary for the construction of their facilities or the conduct of their operations except where the failure to so obtain, individually or in the aggregate, would not have a Company Material Adverse Effect, (B) all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval except where the failure of such Environmental Permits to be in good standing or to have filed a renewal application on a timely basis would not, individually or in the aggregate, have a Company Material Adverse Effect, (C) the Company and the Company Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits, except where failure to so comply, individually or in the aggregate, would not have a Company Material Adverse Effect and (D) neither the Company nor any of the Company Subsidiaries has been advised by any Governmental Authority of any potential change in the terms and conditions of the Environmental Permits either prior to or upon their renewal, except for such potential changes as would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (iii) Environmental Claims. There are no Environmental Claims (as defined in Section 4.12(b)(i)) which would, individually or in the aggregate, have a Company Material Adverse Effect pending or, to the knowledge of the Company, threatened, (A) against the Company or any of the Company Subsidiaries, (B) to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of the Company Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (C) against any currently owned, leased or managed, in whole or in part, real or personal property or operations of the Company or any of the Company Subsidiaries or, to the knowledge of the Company, against any formerly owned, leased or managed, in whole or in part, real or personal property or operations of the Company or any of the Company Subsidiaries.

          (iv) Releases. The Company has no knowledge of any Releases (as defined in Section 4.12(b)(iv)) of any Hazardous Material (as defined in
     Section 4.12(b)(iii)) that would be reasonably likely to form the basis of any Environmental Claim against the Company or any of the Company Subsidiaries, or against any person or entity whose liability for any Environmental Claim the Company or any of the Company Subsidiaries has or may have retained or assumed either contractually or by operation of law except for any Environmental Claim which, individually or in the aggregate, would not have a Company Material Adverse Effect.

          (v) Predecessors. The Company has no knowledge, with respect to any predecessor of the Company or any of the Company Subsidiaries, of any Environmental Claim which, individually or in the aggregate, would have a Company Material Adverse Effect pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim which, individually or in the aggregate, would have a Company Material Adverse Effect.

     (b)  Definitions.  As used in this Agreement:

          (i) 'Environmental Claim' means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or entity (including any Governmental Authority), alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, Release or threatened Release into the environment of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company or any of the Company Subsidiaries; or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials or the presence of or exposure to any electromagnetic fields.

          (ii) 'Environmental Laws' means all federal, state and local laws, rules, regulations, orders, decrees, judgments or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to noise levels, Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          (iii) 'Hazardous Materials' means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ('PCBs'); (B) any chemicals, materials or substances which are now defined as or included in the definition of 'hazardous substances,' 'hazardous wastes,' 'hazardous materials,' 'extremely hazardous wastes,' 'restricted hazardous wastes,' 'toxic substances,' 'toxic pollutants,' or words of similar import under any Environmental Law and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which the Company or any of the Company Subsidiaries operates.

          (iv) 'Release' means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

     Section 4.13 Regulation as a Utility. As of the date hereof, the Company, pursuant to an order, dated March 27, 1936, of the SEC, has been exempted, from all of the provisions of the 1935 Act, except Section 9(a)(2) thereof relating to the acquisition of securities of other public utility companies. The Company is regulated as a public utility in the State of New York and in no other state. RECO is regulated as a public utility in the State of New Jersey and in no other state. Pike is regulated as a public utility in the State of Pennsylvania and in no other state. Except as set forth in this Section neither the Company nor any 'subsidiary company' or 'affiliate' (as each such term is defined in the 1935
Act) of the Company is subject to regulation as a public utility holding company, public utility or public service company (or similar designation) by the Federal government of the United States, any other state in the United States or any foreign country.

     Section 4.14 Vote Required. Provided that the NYPSC approves the Merger prior to the Effective Time, the approval of the Merger by the holders of two-thirds of all outstanding shares of Company Common Stock (the 'Company Shareholders' Approval') is the only vote of the holders of any class or series of the capital stock of the Company or any of the Company Subsidiaries required to approve this Agreement, the Merger and the other transactions contemplated hereby.

     Section 4.15 State Anti-Takeover Statutes. Assuming the accuracy of the representation of CEI set forth in Section 5.8, neither Section 912 nor Article 16 of the NYBCL nor any provision of Article Eighth of the

Company's Restated Certificate of Incorporation is applicable to the transactions contemplated by this Agreement. To the knowledge of the Company, no other state anti-takeover statute is applicable to the Company's participation in the Merger or in the other transactions contemplated hereby.

     Section 4.16 Opinion of Financial Advisor. The Company has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation ('DLJ'), dated the date hereof, to the effect that, as of the date hereof, the Merger Consideration is fair from a financial point of view to the holders of Company Common Stock.

     Section 4.17 Insurance. The Company and each of the Company Subsidiaries is, and has been continuously since January 1, 1993, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by the Company and the Company Subsidiaries during such time period. Neither the Company nor any of the Company Subsidiaries has received any notice of cancellation or termination with respect to any insurance policy of the Company or any of the Company Subsidiaries. The insurance policies of the Company and each of the Company Subsidiaries are valid and enforceable policies.

     Section 4.18 Discontinued Business. NORSTAR Management, Inc. and its Subsidiaries and the business formerly conducted by them have ceased operations (the 'Discontinued Business') and, except for liabilities reflected in the Company Financial Statements, neither the Company nor any the Company Subsidiary, other than NORSTAR Management, Inc. and its Subsidiaries, has any liabilities or obligations with respect to such business and no creditor of the Discontinued Business has any recourse against the Company or any Company Subsidiary other than NORSTAR Management, Inc. and its Subsidiaries.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF CEI

     Except as set forth in the schedule delivered by CEI on the date hereof (the 'CEI Disclosure Schedule') and making reference to the particular subsection of this Agreement to which exception is being taken, CEI represents and warrants to the Company as follows:

     Section 5.1 Organization and Qualification. Each of CEI, Consolidated Edison Company of New York, Inc., a New York corporation ( 'CECONY'), and the Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify, individually or in the aggregate, would not have a CEI Material Adverse Effect. For purposes of this Agreement, 'CEI Material Adverse Effect' shall mean any change, effect, event, occurrence or state of facts (i) that is, or reasonably would be expected to be, materially adverse to the business, assets, financial condition, results of operations or prospects of CEI and its Subsidiaries (the 'CEI Subsidiaries') taken as a whole or (ii) that would prevent, or reasonably be expected to prevent, CEI from performing its obligations under this Agreement or prevent the consummation of the transactions contemplated hereby.

     Section 5.2  Authority; Non-Contravention; Statutory Approvals; Compliance.

     (a) Authority. Each of CEI and the Merger Subsidiary has all requisite power and authority to enter into this Agreement and, subject to the receipt of the applicable CEI Required Statutory Approvals (as defined in Section 5.2(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by each of CEI and the Merger Subsidiary of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CEI and the Merger Subsidiary. This Agreement has been duly and validly executed and delivered by each of CEI and the Merger Subsidiary and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the legal, valid and binding obligation of each of CEI and the Merger Subsidiary enforceable against it in accordance with its terms.

     (b) Non-Contravention. The execution and delivery of this Agreement by CEI and the Merger Subsidiary does not, and the consummation of the transactions contemplated hereby will not, result in a Violation pursuant to any provisions of (i) the certificate of incorporation, by-laws or similar governing documents of CEI or the Merger Subsidiary, (ii) subject to obtaining the CEI Required Statutory Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to CEI or the Merger Subsidiary or any of their respective properties or assets (other than immaterial consents, approvals, orders, authorizations, actions, registrations, declarations or filings, including with respect to communications systems, zoning, name change, occupancy and similar routine regulatory approvals) or (iii) any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, standstill agreement, contract, lease or other instrument, obligation or agreement of any kind to which CEI or the Merger Subsidiary is a party or by which they or any of their respective properties or assets may be bound or affected, except in the case of clause (iii) for any such Violation which, individually or in the aggregate, would not have a CEI Material Adverse Effect.

     (c) Statutory Approvals. No declaration, filing or registration with, notice to, authorization, permit, order, consent or approval (other than immaterial consents, approvals, orders, authorizations, actions, registrations, declarations or filings, including with respect to communications systems, zoning, name change, occupancy and similar routine regulatory approvals) of, any Governmental Authority is necessary for the execution and delivery of this Agreement by each of CEI and the Merger Subsidiary or the consummation by each of CEI and the Merger Subsidiary of the transactions contemplated hereby, except those described in Section 5.2(c) of the CEI Disclosure Schedule (the 'CEI Required Statutory Approvals,' it being understood that references in this Agreement to 'obtaining' such CEI Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, permits, orders, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

     (d)  Compliance.  Except as disclosed in CEI SEC Reports (as defined in
Section 5.3) filed prior to the date hereof, neither CEI nor the Merger Subsidiary is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable Environmental Law) of any Governmental Authority, which would prevent CEI from consummating the transactions contemplated by this Agreement.

     Section 5.3 Litigation. Except as disclosed in each report, schedule, registration statement and definitive proxy statement filed with the SEC by CEI or CECONY pursuant to the requirements of the Securities Act or Exchange Act since January 1, 1993 (as such documents have since the time of their filing been amended, the 'CEI SEC Reports') filed prior to the date hereof, there are no claims, suits, actions or proceedings by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, pending or, to the knowledge of CEI, threatened, nor are there, to the knowledge of CEI, any investigations or reviews by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator pending or threatened against relating to or affecting CEI or the Merger Subsidiary which, in each case, would prevent CEI from consummating the transactions contemplated by this Agreement.

     Section 5.4 Proxy Statement. None of the information supplied or to be supplied by or on behalf of CEI for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to the Company shareholders and at the time of the meeting of the holders of Company Common Stock to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     Section 5.5 Regulation as a Utility. As of the date hereof, neither CEI nor any 'subsidiary company' or 'affiliate' (as each such term is defined in the 1935 Act) of CEI is subject to regulation as a public utility holding company, public utility or public service company (or similar designation) by the Federal government of the United States, any state in the United States or any foreign country.

     Section 5.6 No Vote Required. No vote of holders of any class or series of the capital stock of CEI is necessary to approve this Agreement, the Merger or the other transactions contemplated hereby.

     Section 5.7 Financing. CEI has or will have available, prior to the Effective Time, sufficient cash in immediately available funds to pay the Merger Consideration pursuant to Article II hereof and to consummate the Merger and the other transactions contemplated hereby.

     Section 5.8 Ownership of Company Common Stock. As of the date hereof, neither CEI nor any of its Affiliates (excluding for such purposes officers and directors of CEI and the CEI Subsidiaries) (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Company.

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

     Except as set forth in the Company Disclosure Schedule and making references to the particular subsection of this Agreement to which exception is being taken:

     Section 6.1 Covenants of the Company. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, the Company agrees as follows, each as to itself and to each of the Company Subsidiaries, except as expressly contemplated or permitted in this Agreement or to the extent CEI shall otherwise consent in writing, which decision regarding consent shall be made as soon as reasonably practical:

          (a) Ordinary Course of Business. The Company shall, and shall cause the Company Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations and use all commercially reasonable efforts to preserve intact their respective present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and, subject to prudent management of work force needs and ongoing programs currently in force, keep available the services of their respective present officers and employees, provided, however, (i) that nothing shall prohibit the Company from divesting its generation assets in accordance with terms that are equivalent in all material respects to the terms in the Order Adopting Terms of Settlement with the New York State Public Service Commission, issued and effective November 26, 1997 (the 'Settlement Agreement') and the Final Divestiture Plan dated February 3, 1998 and the Order Authorizing the Process For Auctioning of Generation Plant and Rejecting Joint Agreement, issued and effective April 16, 1998 (collectively, the 'Final Divestiture Plan') and (ii) neither the Company nor any Company Subsidiary shall enter into any new line of business. Notwithstanding the above and notwithstanding any other provision in Section 6.1 (other than Section 6.1(l)), the Company and any of the Company Subsidiaries may make equity infusions into a Company Subsidiary (other than NORSTAR Management, Inc. and its Subsidiaries) (i) to the extent required by law or a state regulatory commission or (ii) to the extent that equity infusions into the Company Subsidiaries do not exceed $10 million in the aggregate.

          (b) Dividends. The Company shall not, and shall not permit any of the Company Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of their respective capital stock other than to the Company or the Company Subsidiaries and other than regular quarterly dividends on Company Common Stock with usual record and payment dates not, during any period of any fiscal year, in excess of the dividends for the comparable period of the prior fiscal year, (ii) split, combine or reclassify any of their respective capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of their respective capital stock or (iii) redeem, repurchase or otherwise acquire any shares of their respective capital stock, other than (A) redemptions, purchases or acquisitions required by the respective terms of any series of Company Preferred Stock or Company Preference Stock, or (B) for the purpose of funding employee stock ownership plans and dividend reinvestment programs in accordance with past practice. Notwithstanding the foregoing, the Company may redeem Company Preferred Stock pursuant to the provisions of
     Section 2.1(c) and the Company may redeem Company Preference Stock pursuant to the provisions of Section 2.1(d). The last record date of the Company on or prior to the Effective Time which relates to a regular quarterly dividend on Company Common Stock shall be prior to the Effective Time.

          (c) Issuance of Securities. The Company shall not, and shall not permit any of the Company Subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than any issuances of capital stock of any Company Subsidiary to the Company or any wholly-owned Company Subsidiary (other than, in each case, NORSTAR Management, Inc. and its Subsidiaries).

          (d) Charter Documents. The Company shall not amend or propose to amend its Restated Certificate of Incorporation or by-laws or other comparable organizational documents of any Company Subsidiary.

          (e) No Acquisitions. The Company shall not, nor shall the Company permit any of the Company Subsidiaries to: (i) acquire, or publicly propose to acquire, or agree to acquire, by merger or consolidation with, or by purchase or otherwise, an equity interest in or a substantial portion of the assets of, any business or any corporation, partnership, association or other business organization or division thereof, or (ii) otherwise acquire or agree to acquire a material amount of assets, except in the case of this clause (ii) only, in the ordinary course of business consistent with past practice or (iii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structures or ownership of the Company or any of the Company Subsidiaries.

          (f) No Dispositions. Except (i) for the Company divesting its generation assets in accordance with the terms and conditions set forth in the Settlement Agreement and the Final Divestiture Plan, (ii) for Clove Development Corporation, a wholly-owned subsidiary of the Company, divesting at fair market value, its real estate, primarily located in Sullivan County, New York, (iii) for O&R Energy Development, Inc., a wholly-owned subsidiary of the Company, divesting at fair market value its real estate, primarily located in Orange County, New York, and (iv) for the Company or the Company Subsidiaries making dispositions at fair market value of less than $10 million in sales price and indebtedness assumed by the acquiring party and its Affiliates, singularly or in the aggregate during any fiscal year, the Company shall not, nor shall the Company permit any of the Company Subsidiaries to, sell or dispose of any of their respective assets other than dispositions in the ordinary course of its business consistent with past practice. As used in this Agreement, the term 'Affiliate,' except where otherwise defined herein, shall mean, as to any person, any other person which directly or indirectly controls, or is under common control with, or is controlled by, such person. As used in this definition, 'control' (including, with its correlative meanings, 'controlled by' and 'under common control with') shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). The Company (i) shall consult with CEI with respect to significant decisions relating to the divestiture of the generation assets and transactions in connection therewith prior to taking any action with respect to any such decision or entering into any such transaction and (ii) shall take into account the views of CEI with respect to such action or transaction. The Company shall use its best efforts to enter into a definitive agreement to divest its generation assets in accordance with the Settlement Agreement and the Final Divestiture Plan on or prior to May 1, 1999 and use its best efforts to consummate the divestiture of its generation assets as soon as practicable after entering into such agreement. The Company shall conduct such divestiture on terms that are equivalent in all material respects to the terms set forth in the Final Divestiture Plan, including divesting all liabilities, arising out of, related to or otherwise associated with such generation assets, including all environmental liabilities (other than environmental liabilities relating to off-site storage or disposal of Hazardous Materials associated with the generating assets) and all liabilities with respect to fuel purchase contracts relating to such generation assets. Unless ordered pursuant to law or regulation, the Company shall not materially modify or amend, or propose to enter into any agreement to modify or amend the Settlement Agreement or the Final Divestiture Plan or conduct any negotiations with the NYPSC or any other Governmental Authority in connection with any such proposed modification or amendment. If so ordered, the Company shall consult with CEI prior to taking or agreeing to take any such action. The Company and the Company Subsidiaries shall not pay out, distribute, invest (except that the Company and the Company Subsidiaries may invest in the ordinary course of business in a manner that would not otherwise be prohibited by any of the provisions of this Section 6.1) or otherwise make use of the proceeds resulting from the divestiture of its generation assets except as expressly permitted by the provisions of this Section 6.1.

          (g) Cooperation, Notification. The Company shall (i) confer on a regular and frequent basis with one or more representatives of CEI to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations, (ii) promptly notify CEI of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects, (iii) promptly notify CEI of property sales by the Company Subsidiaries in excess of $10 million and shall discuss with CEI use of proceeds from such sales to the extent that such proceeds exceed $10 million, (iv) promptly advise CEI of
     (A) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (B) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (C) any change or event which, individually or in the aggregate, has had or would have a Company Material Adverse Effect (provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement) and (v) promptly provide CEI with copies of all filings made by the Company or any of the Company Subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

          (h) Third-Party Consents. The Company shall, and shall cause the Company Subsidiaries to, use all reasonable best efforts to obtain all Company Required Consents. The Company shall promptly notify CEI of any failure or prospective failure to obtain any such consents and, if requested by CEI, shall provide copies of all Company Required Consents obtained by the Company to CEI.

          (i) No Breach, Etc. The Company shall not, and the Company shall not permit any of the Company Subsidiaries to, voluntarily take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

          (j) Tax-Exempt Status. The Company shall not, and the Company shall not permit any of the Company Subsidiaries to, take any action that would likely jeopardize the qualification of the Company's outstanding revenue bonds which qualify on the date hereof under Section 142(a) of the Code as 'exempt facility bonds' or as tax-exempt pollution control bonds under
     Section 103(b) (4) of the Internal Revenue Code of 1954, as amended, prior to the Tax Reform Act of 1986.

          (k) Tax Matters. The Company shall not (i) make or rescind any material express or deemed election relating to Taxes without the prior written consent of CEI, which consent shall not be unreasonably withheld,
     (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes without the prior written consent of CEI or (iii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1996, except as may be required by applicable law.

          (l) Capital Expenditures. Except (i) as required by law, or (ii) as reasonably deemed necessary by the Company after consulting with CEI following a catastrophic event, such as a major storm, the Company shall not, and the Company shall not permit any of the Company Subsidiaries to, make capital expenditures during any fiscal year in excess of 110% of the amount budgeted for such fiscal year by the Company for capital expenditures.

          (m) Indebtedness. The Company shall not, and the Company shall not permit any of the Company Subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any 'keep well' or other agreement to maintain any financial statement condition of another person or entity or enter into any arrangement having the economic effect of any of the foregoing other than (i) short-term indebtedness in the ordinary course of business consistent with past practice (such as the issuance of commercial paper, the use of credit facilities existing as of the date hereof or hedging activities undertaken in order to hedge a balance sheet asset or liability and not for speculative purposes), (ii) guarantees or 'keep well' or other agreements in favor of wholly-owned Subsidiaries (other than NORSTAR Management, Inc. and its Subsidiaries) in the ordinary course of business consistent with past practice and not aggregating more than $5 million, (iii) other indebtedness or 'keep well' or other agreements not aggregating more than $5 million, (iv) arrangements between the Company and the wholly-owned Company Subsidiaries (other than NORSTAR Management, Inc. and its Subsidiaries) or among the wholly-owned Company Subsidiaries (other than NORSTAR Management, Inc. and its Subsidiaries), (v) in connection with the refunding of existing long-term indebtedness at maturity or at a lower cost of funds, (vi) in connection with the redemption of Company Preferred Stock as set forth in Section 2.1(c), (vii) in connection with the redemption of Company Preference Stock as set forth in Section 2.1(d),
     (viii) as may be necessary in connection with capital expendi tures permitted by Section 6.1(l).

          (n) Compensation, Benefits. Except as may be required by applicable law, the Company shall not, and the Company shall not permit any of the Company Subsidiaries to, (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any Company Plan or any other employee benefit plan or other contract, agreement, commitment, arrangement, plan, trust, fund or policy maintained by, contributed to or entered into by the Company or any of the Company Subsidiaries (other than any adoption or amendment to, or change of, any Company Plan that, individually or in the aggregate, does not result in any material expense to the Company and the Company Subsidiaries taken as a whole); (ii) increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of the Company or any of the Company Subsidiaries, except for normal promotion and compensation (including incentive compensation) increases and hiring and discretionary award grants in the ordinary course of business that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or any of the Company Subsidiaries; (iii) enter into or amend any employment, severance, retention, consulting or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee other than, with respect only to employees who are not officers or directors, in the ordinary course of business consistent with past practice or (iv) enter into any collective bargaining agreement or other labor union contract or written agreement or amend in any material manner any such agreement or contract to which the Company or any of the Company Subsidiaries is a party, except as required by law, in which case the Company shall consult with CEI prior to taking any required action.

          (o) 1935 Act. The Company shall not, and the Company shall not permit any of the Company Subsidiaries to engage in any activities which would cause a change in its status, or that of the Company Subsidiaries, under the 1935 Act.

          (p) Accounting. The Company shall not, and the Company shall not permit any of the Company Subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation or GAAP.

          (q) Affiliate Transactions. Subject to the other restrictions set forth in this Section 6.1, the Company shall not permit any of the Company Subsidiaries to, enter into any material agreement or arrangement with any of their respective Affiliates (except wholly-owned Subsidiaries other than NORSTAR Management, Inc. and its Subsidiaries), on terms materially less favorable to such party than could be reasonably expected to have been obtained with an unaffiliated third-party on an arm's length basis.

          (r) Rate Matters. Subject to applicable law, the Company shall, and shall cause the Company Subsidiaries to, (i) discuss with CEI any changes in its or the Company Subsidiaries' rates or the services it provides or charges (other than pass-through fuel and gas rates or charges), standards of service or accounting from those in effect on the date hereof, and obtain CEI's approval prior to proposing, agreeing to or making any material changes with respect thereto and (ii) subject to the preceding clause (i), consult with CEI prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent with governmental regulators, whether written or oral, formal or informal, with respect thereto. The Company will consult with CEI before making any filing to change its rates or the services it provides on file with the FERC that would have a material adverse effect on the benefits associated with the business combination provided for herein.

          (s) Contracts. The Company shall not, and the Company shall not permit any of the Company Subsidiaries to, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any contract or agreement to which the Company or the Company Subsidiary is a party, which is material to the Company and the Company Subsidiaries taken as a whole, or waive, release or assign any material rights or claims therein.

          (t) Insurance. The Company shall, and shall cause the Company Subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in the electric and gas utility industry and employing methods of generating electric power and fuel sources similar to those methods employed and fuels used by the Company or the Company Subsidiaries.

          (u) Permits. The Company shall, and shall cause the Company Subsidiaries to, use reasonable efforts to maintain in effect all existing governmental permits which are material to the operations of the Company or the Company Subsidiaries.

          (v) Discharge of Liabilities. The Company shall not, and the Company shall not permit any of the Company Subsidiaries to, pay, discharge, settle, compromise or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) material to the Company and the Company Subsidiaries taken as a whole, other than the payment, discharge, settlement, compromise or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company SEC Reports filed prior to the date hereof, or incurred in the ordinary course of business consistent with past practice.

     Section 6.2 Covenants of CEI. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, CEI agrees as follows, as to itself and to each of CEI Subsidiaries, except to the extent the Company shall otherwise consent in writing, which decision regarding consent shall be made as soon as reasonably practical:

          (a) Cooperation, Notification. CEI shall (i) promptly advise the Company of (A) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect and (B) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement (provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement) and (ii) promptly provide the Company with copies of all filings made by CEI or any of CEI Subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

          (b) No Breach, Etc. CEI shall not and CEI shall not permit any of the CEI Subsidiaries to, voluntarily take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

     Section 7.1 Access to the Company's Information. Upon reasonable notice, the Company shall, and shall cause the Company Subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives (collectively, 'Representatives') of CEI reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, tax returns) and, during such period, the Company shall, and shall cause the Company Subsidiaries to, furnish promptly to CEI and its Representatives (i) access to each report, schedule and other document filed or received by the Company or any of the Company Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the FERC, the Department of Justice, the Federal Trade Commission, the New York Department of Environmental Conservation or any other federal or state regulatory agency or commission and (ii) access to all information concerning the Company, the Company Subsidiaries, and their respective directors, officers and shareholders and such other matters as may be reasonably requested by CEI or its Representatives in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement. Subject to obtaining customary indemnities, the parties shall promptly furnish to each other such information as may be reasonably requested, including audited financial statements and other financial information, and take such other action as may be reasonably necessary and otherwise fully cooperate with each other in the preparation of any registration statement under the Securities Act and other documents necessary in connection with the issuance of securities (subject to Section 6.1(c) and 6.1(m) in the case of issuances by the Company or any Company Subsidiary). Each party shall, and shall cause its Subsidiaries and Representatives to, hold in strict confidence all documents and information concerning the other furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated December 17, 1997, between the Company and CEI (the 'Confidentiality Agreement'). No review pursuant to this Section
7.1 shall have an effect for the purpose of determining the accuracy of any representation or warranty given by any of the parties hereto to any of the other parties hereto.

     Section 7.2 Proxy Statement. The parties will prepare and file with the SEC as soon as practicable after the date hereof the Proxy Statement. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Proxy Statement. The information provided by any party hereto for use in the Proxy Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by any party hereto with respect to information supplied by any other party for inclusion in the Proxy Statement. No filing of, or amendment or supplement to, the Proxy Statement will be made by the Company without providing CEI with the opportunity to review and comment thereon. If at any time prior to the Effective Time any information relating to the Company or CEI, or any of their respective Affiliates, officers or directors, should be discovered by the Company or CEI which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

     Section 7.3  Regulatory Matters.

     (a) HSR Filings. Each party hereto shall, as soon as practicable after the date hereof, file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed by their respective 'ultimate parent' companies under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the 'HSR Act'), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use their reasonable best efforts to respond on a timely basis to any requests for additional information made by either of such agencies.

     (b) Other Regulatory Approvals. Each party hereto shall cooperate and use its reasonable best efforts to promptly prepare and file all necessary documentation and to effect all necessary applications, notices, petitions, filings and other documents and use its reasonable best efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to obtain the Company Required Statutory Approvals and CEI Required Statutory Approvals; provided, however, that the Company shall not be required to take any action in connection with the obtaining of such permits, consents, approvals and authorizations that would have, or, insofar as reasonably can be foreseen, is likely to have, a Company Material Adverse Effect and CEI shall not be required to take any action in connection with the obtaining of such permits, consents, approvals and authorizations that would have, or, insofar as reasonably can be foreseen, is likely to have a CEI Material Adverse Effect or a Company Material Adverse Effect.

     (c) For each facility that is potentially an 'industrial establishment' (as that term is defined by the New Jersey Industrial Site Recovery Act ('ISRA')) and is owned or operated by the Company or a Company Subsidiary that is subject to ISRA as a result of this Agreement, the Company or the Company Subsidiary that owns or operates such facility shall, prior to the Closing Date, obtain a written determination from the New Jersey Department of Environmental Protection that such facility is not an industrial establishment, or that such facility is otherwise exempted or excluded from coverage under ISRA (collectively a 'non-applicability determination') and with respect to any facility for which a non-applicability determination cannot be obtained, either (i) obtain an approved Negative Declaration or No Further Action Letter (as such terms are defined by ISRA); (ii) obtain an approved Remedial Action Workplan (as such term is defined by ISRA); or (iii), if a Negative Declaration, No Further Action Letter, or approved Remedial Action Workplan cannot be obtained prior to the Closing Date, obtain and execute a Remediation Agreement permitting the consummation of the transactions contemplated by this Agreement. The Company shall provide to CEI all relevant correspondence, data and submissions to or from the New Jersey Department of Environmental Protection.

     Section 7.4 Approval of the Company Shareholders. The Company shall, as soon as practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the 'Company Meeting') for the purpose of securing the Company Shareholders' Approval, (ii) distribute to its shareholders the Proxy Statement in accordance with applicable federal and state law and with its Restated Certificate of Incorporation and by-laws, (iii) subject to Section 7.10, recommend to its shareholders the approval of the Merger, this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with CEI with respect to each of the foregoing matters. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to Section 9.1(g), the Company agrees that its obligations pursuant to the first sentence of this
Section 7.4 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal.

     Section 7.5  Directors' and Officers' Indemnification.

     (a) Indemnification. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, (x) an officer or director or (y) an employee covered as of the date hereof (to the extent of the coverage extended as of the date hereof) of any of the Company or any Company Subsidiary (each an 'Indemnified Party' and collectively, the 'Indemnified Parties') against (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the first proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of the Company or any Company Subsidiary (the 'Indemnified Liabilities'), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement, in each case, to the extent permitted by Section 722(a) of the NYBCL. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective
Time), (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request, reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the NYBCL upon receipt of an undertaking by or on behalf of such director or officer to repay such amounts as and to the extent required by the NYBCL, (ii) the Surviving Corporation will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the NYBCL and the certificate of incorporation or by-laws of the Surviving Corporation shall be made by independent counsel mutually acceptable to the Surviving Corporation and the Indemnified Party; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld) and provided further that no indemnification shall be made if such indemnification is prohibited by the proviso to the first sentence of Section 721 of the NYBCL. The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent that such law firm would have, in the opinion of such law firm, under applicable standards of professional conduct then prevailing under the laws of the State of New York, a conflict of interest in representing any particular Indemnified Party.

     (b) Insurance. For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect policies of directors and officers' liability insurance equivalent to those maintained by the Company prior to the Effective Time for the benefit of those persons who are currently covered by such policies on terms no less favorable than the terms of such current insurance coverage.

     (c) Successors. In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in either such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation, as applicable, shall assume the obligations set forth in this Section 7.5.

     (d) Survival of Indemnification. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of the Company and the Company Subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective certificates of incorporation and by-laws in effect on the date hereof, or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

     (e) Benefit. The provisions of this Section 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

     Section 7.6 Public Announcements. Subject to each party's disclosure obligations imposed by law, the Company and CEI will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto without the consent of the other party (which consent shall not be unreasonably withheld).

     Section 7.7 Standstill Agreements; Confidentiality Agreements. Except for the Company's ability to enter into, amend, modify, waive any provision of, enforce and terminate, if necessary, the confidentiality agreements relating to the sale of the generation assets, (i) during the period from the date of this Agreement through the Effective Time, the Company shall not, and shall not permit any Company Subsidiary, to terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any Company Subsidiary is a party and (ii) during such period, the Company shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

     Section 7.8  Employee Agreements and Workforce Matters.

     (a) Certain Employee Agreements. CEI shall cause the Surviving Corporation and its Subsidiaries to honor all collective bargaining agreements in effect as of the date hereof, and, subject to Section 7.9, CEI shall cause the Surviving Corporation and its Subsidiaries to honor all contracts, agreements and commitments (including all Company Plans) of the Company as in effect on the date hereof that apply to any current or former employee or current or former director of the Company; provided, however, that this undertaking is not intended to prevent CEI or the Surviving Corporation and its Subsidiaries from exercising their rights with respect to such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment or portion thereof.

     (b) Workforce Matters. Subject to applicable law and obligations under applicable collective bargaining agreements, for a period of 3 years following the Effective Time, any reductions in workforce in respect of employees of the Surviving Corporation and its Subsidiaries shall be made on a fair and equitable basis as determined by the Surviving Corporation, without regard to whether employment was with the Company or the Company Subsidiaries or CEI or CEI Subsidiaries and with due consideration to prior experience and skills, and any employee whose employment is terminated or job is eliminated during such period shall be entitled to participate on a fair and equitable basis as determined by CEI or the Surviving Corporation in the job opportunity and employment placement programs offered by CEI or the Surviving Corporation or any of their Subsidiaries for which they are eligible. Any workforce reductions carried out following the Effective Time by the Surviving Corporation and its Subsidiaries shall be done in accordance with all applicable collective bargaining agreements and all laws and regulations governing the employment relationship and termination thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any comparable state or local law.

     Section 7.9  Employee Benefit Plans.

     (a) Service Credit. All service under any Company Plan that was recognized, accrued or credited under such Company Plan immediately preceding the Effective Time shall continue to be recognized, accrued or credited for all relevant purposes under such Company Plan as of and at all times following the Effective Time. Subject to obligations under applicable law and applicable collective bargaining agreements, all employees of the Company and its Subsidiaries who were employees immediately prior to the Effective Time (the 'Affected Employees') shall be given credit for all service with the Company or its Subsidiaries (and service credited by the Company or such Subsidiary), to the same extent as such service was credited for such purpose by the Company or such Subsidiary, under (a) all employee benefit plans, programs and policies, and fringe benefits of CEI or the Surviving Corporation (if any) in which they first become participants on or after the Effective Time, for purposes of eligibility and vesting but not for benefit accrual purposes or eligibility for early retirement purposes under defined benefit pension plans and not to the extent crediting such service would result in duplication of benefits and (b) severance plans for purposes of calculating the amount of each Affected Employee's severance benefits. To the extent permissible under the terms thereof and required by applicable law, CEI and the Surviving Corporation shall (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such employees may be eligible to participate in after the Closing Date, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Closing Date under any welfare benefit plan maintained for the Affected Employees immediately prior to the Closing Date, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Closing Date. Nothing in this Section shall be deemed to require the employment of any Affected Employee to be continued for any particular period of time after the Closing Date.

     (b) Continuation of Benefits. Subject to applicable law and obligations under applicable collective bargaining agreements, CEI shall cause the Surviving Corporation to maintain for a period of at least one year after the Closing Date, without interruption, such employee compensation, welfare and benefit plans, programs, policies and fringe benefits as will, in the aggregate, provide benefits to the Affected Employees that are no less favorable than those provided pursuant to such employee compensation, welfare and benefit plans, programs, policies and fringe benefits of the Company and its Subsidiaries, as in effect on the Closing Date; provided, however, that CEI shall cause the Surviving Corporation to, for one year following the Closing Date, continue the Company Severance Pay Plan (the 'Severance Plan') in full force and effect to the same extent that such Severance Plan is in effect on the Closing Date.

     (c) Effect of the Merger. The consummation of the Merger shall not be treated as a termination of employment of any Affected Employee for purposes of any Company Plan.

     (d) Continuation of Agreements. CEI shall cause the Surviving Corporation to, as of the Closing Date, honor and be solely responsible for the employment, severance, consulting and retention agreements set forth in Section 7.9 of the Company Disclosure Schedule.

     Section 7.10  No Solicitations by the Company.

     (a) From and after the date hereof, (i) the Company will not, and will not authorize or permit any of its Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined herein) from any person, or engage in any discussion or negotiations relating thereto and (ii) neither the Board of Directors of the Company nor any committee thereof shall (A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to CEI, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (B) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (C) cause the Company or any Company Subsidiary to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an 'Acquisition Agreement') related to any Acquisition Proposal; provided, however, that the Company may, at any time prior to receipt of the Company Shareholders' Approval (the 'Company Applicable Period'), (i) in response to an Acquisition Proposal which was not solicited by it or its Representatives and which did not otherwise result from a breach of this Section 7.10, if the Board of Directors of the Company (x) reasonably believes in good faith, after consultation with its financial advisors, that an Acquisition Proposal may be a Superior Proposal (as defined herein) and (y) determines in good faith, after consultation with its financial advisors and outside counsel, that failing to take such action could reasonably be expected to be a breach of its fiduciary duties to the Company's shareholders under applicable law, and subject to providing prior written notice of its decision to take such action to CEI (the 'Company Notice') and compliance with Section 7.10(c), for a period of twenty business days following delivery of the Company Notice, (1) furnish information with respect to the Company and its Subsidiaries to any person making a Superior Proposal pursuant to a customary confidentiality agreement (as determined by the Company after consultation with outside counsel) and (2) participate in discussions or negotiations regarding such Superior Proposal (provided, in each case, that the Company shall be permitted to deliver only one Company Notice with respect to each person making an Acquisition Proposal), (ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer (provided that, except in connection with a termination of this Agreement pursuant to clause (iii) of this proviso, neither the Company nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal), and/or (iii) in the event that during the Company Applicable Period the Board of Directors of the Company reasonably believes in good faith, after consultation with financial advisors and outside counsel, (x) that it has received an Acquisition Proposal that constitutes a Superior Proposal and (y) that failure to terminate this Agreement and accept such Superior Proposal could reasonably be expected to be a breach of its fiduciary duties to the Company's shareholders under applicable law, by action of the Board of Directors of the Company (subject to this sentence and Section 9.1(g)), terminate this Agreement (and, following the exercise of such termination right, withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the Merger, and approve or recommend any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any such Company Subsidiary, other than the transactions contemplated by this Agreement), but only at a time that is during the Company Applicable Period and is after the third business day following CEI's receipt of written notice advising CEI that the Board of Directors of the Company is prepared to accept a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. The Company shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any persons conducted heretofore by the party or its Representatives with respect to the foregoing.

     (b) As used herein, (i) 'Acquisition Proposal' shall mean any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business (a 'Material Business') that constitutes 15% or more of the net revenues, net income or the assets (including equity securities) of the Company and the Company Subsidiaries, taken as a whole, or 15% or more of any class of voting securities of the Company or any Company Subsidiary owning, operating or controlling a Material Business, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of voting securities of the Company or any such Company Subsidiary, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any such Company Subsidiary, other than the transactions contemplated by this Agreement; provided, however, that no transaction permitted pursuant to Section 6.1(f) shall be deemed an Acquisition Proposal for any purpose and (ii) a 'Superior Proposal' shall mean any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than

50% of the combined voting power of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company which the Board of Directors of the Company determines in its good faith judgment (based on the written advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's shareholders (taking into account any changes to the financial terms of this Agreement proposed by CEI in response to such proposal and all financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of the proposal and the third party making such proposal and the conditions and the prospects for completion of such proposal, the strategic direction and benefits sought by the Company and any changes to this Agreement proposed by CEI in response to such proposal) than the Merger and the other transactions contemplated by this Agreement.

     (c) The Company shall promptly advise CEI orally and in writing of the receipt of any Superior Proposal and of the receipt of any inquiry with respect to or which the Company reasonably believes could lead to any Superior Proposal. The Company shall promptly advise CEI orally and in writing of the identity of the person making any such Superior Proposal or inquiry and of the material terms of any such Superior Proposal and of any material changes thereto.

     Section 7.11 Board of Directors; Advisory Board. The Board of Directors of CEI will take such action as may be necessary (including increasing the size of the Board of Directors of CEI) to appoint to the Board of Directors of CEI after the Effective Time, effective at the Effective Time, one person selected by the Nominating Committee of CEI, who (i) is a member of the Board of Directors of the Company as of the date hereof, (ii) is willing to serve on the Board of Directors of CEI and (iii) would be eligible under CEI's by-laws and applicable resolutions of CEI's Board of Directors to be so nominated for election to the Board of Directors of CEI at the next annual meeting of CEI following the Effective Time. At the Effective Time, CEI shall cause the Surviving Corporation to establish an advisory board that will consist of approximately equal numbers of individuals designated by the Company and designated by CEI, which advisory board will provide advice and input regarding the implementation of the Merger and the ongoing operations of the Surviving Corporation.

     Section 7.12  Post-Merger Operations.

     (a) Corporate Offices. The Surviving Corporation shall maintain a subsidiary office at a Rockland County, New York location, as the headquarters of the Company subsidiary for three years following the Merger.

     (b) Charities. The parties agree that provision of charitable contributions and community support in the service areas of the Company and the Company Subsidiaries serves a number of important goals. After the Effective Time, CEI shall cause the Surviving Corporation to provide, directly or indirectly, charitable contributions and community support within the service areas of the Company and each of the Company utility Subsidiaries at levels substantially comparable to and no less than the levels of charitable contributions and community support provided by the Company and the Company utility Subsidiaries within their service areas within the two-year period immediately prior to the Effective Time.

     Section 7.13 Expenses. Subject to Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that each of CEI and the Company shall bear and pay one-half of the costs and expenses incurred for the filings of the premerger notification and report forms under the HSR Act (including filing fees) and for expert witnesses retained for the purpose of advising and supporting joint regulatory filings.

     Section 7.14 Further Assurances. Each party will, and will cause its Subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Merger in accordance with the terms hereof, including the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed.

     Section 7.15 Shareholder Litigation. Each of the Company and CEI shall give the other the reasonable opportunity to participate in the defense of any shareholder litigation against the Company or CEI, as applicable, or any of their respective directors relating to the transactions contemplated by this Agreement.

                                  ARTICLE VIII
                                   CONDITIONS

     Section 8.1  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Sections 9.5 and 9.6 by the joint action of the parties hereto:

          (a) Shareholder Approvals. The Company Shareholders' Approval shall have been obtained.

          (b) No Injunction. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and be continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

          (c) Statutory Approvals. The Company Required Statutory Approvals and CEI Required Statutory Approvals shall have been obtained at or prior to the Effective Time and such approvals shall have become Final Orders (as defined below). A 'Final Order' means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

     Section 8.2 Conditions to Obligation of CEI to Effect the Merger. The obligation of CEI to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by CEI in writing pursuant to Sections 9.5 and 9.6:

          (a) Performance of Obligations of the Company. The Company (and/or its appropriate Subsidiaries) will have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Effective Time.

          (b) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations and warranties) which, individually or in the aggregate, would not have a Company Material Adverse Effect.

          (c) Closing Certificates. CEI shall have received a certificate signed by the chief financial officer of the Company, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

          (d) Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred and there shall exist no fact or circumstance which would have a Company Material Adverse Effect.

          (e) Company Required Consents. The Company Required Consents the failure of which to obtain would have a Company Material Adverse Effect shall have been obtained.

          (f) Statutory Approvals. The Company Required Statutory Approvals and CEI Required Statutory Approvals shall have been obtained and shall have become Final Orders and such Final Orders shall not impose terms or conditions, which, individually or in the aggregate, would have (i) a Company Material Adverse Effect or (ii) a CEI Material Adverse Effect.

          (g) Redemption of Company Preference Stock. The Company shall have redeemed all outstanding shares of Company Preference Stock in accordance with the provisions of Section 2.1(d).

     Section 8.3 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by the Company in writing pursuant to Sections 9.5 and 9.6:

          (a) Performance of Obligations of CEI. CEI (and/or its appropriate Subsidiaries) will have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Effective Time.

          (b) Representations and Warranties. The representations and warranties of CEI set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time) except in each of cases (i) and
     (ii) for such failures of representations or warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations and warranties) which, individually or in the aggregate, would not have a CEI Material Adverse Effect.

          (c) Closing Certificates. The Company shall have received a certificate signed by the chief financial officer of CEI, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

     Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after the Company Shareholders' Approval contemplated by this Agreement:

          (a) by mutual written consent of the Company and CEI;

          (b) by CEI or the Company, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by any party hereto if any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable;

          (c) by CEI or the Company, by written notice to the other party, if the Effective Time shall not have occurred on or before November 30, 1999 (the 'Initial Termination Date'); provided, however, that the right to terminate the Agreement under this Section 9.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before this date; and provided, further, that if on the Initial Termination Date the conditions to the Closing set forth in Sections 8.1(c) and/or 8.2(f) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to May 31, 2000;

          (d) by CEI or the Company, by written notice to the other, if the Company Shareholders' Approval shall not have been obtained at a duly held Company Meeting, including any adjournments thereof;

          (e) by CEI, by written notice to the Company, if there shall have been any breach of any representation or warranty, or any breach of any covenant or agreement of the Company hereunder, which breaches individually or in the aggregate would have a Company Material Adverse Effect, and such breach shall not have been remedied within 20 business days after receipt by the Company of notice in writing from CEI, specifying the nature of such breach and requesting that it be remedied or CEI shall not have received adequate assurance of a cure of such breach within such 20 business-day period;

          (f) by the Company, by written notice to CEI, if there shall have been any breach of any representation or warranty, or any breach of any covenant or agreement of CEI hereunder, which breaches individually or in the aggregate would have a CEI Material Adverse Effect, and such breach shall not have been remedied within 20 business days after receipt by CEI of notice in writing from the Company, specifying the nature of such breach and requesting that it be remedied or the Company shall not have received adequate assurance of a cure of such breach within such 20 business-day period;

          (g) by the Company, in accordance with clause (iii) of the proviso to the first sentence of Section 7.10(a); provided that, in order for the termination of this Agreement pursuant to this paragraph (g) to be deemed effective, the Company shall have complied with all provisions of Section 7.10, including the notice provisions therein, and with the applicable requirements, including the payment of the Termination Fee (as defined in Section 9.3(a)), of Section 9.3;

     Section 9.2 Effect of Termination. In the event of termination of this Agreement by either the Company or CEI pursuant to Section 9.1 there shall be no liability on the part of either the Company or CEI or their respective officers or directors hereunder, except that Section 7.13, Section 9.2 and Section 9.3, the agreement contained in the next to last sentence of Section 7.1, Section
10.2 and Section 10.8 shall survive the termination.

     Section 9.3  Termination Fee; Expenses.

     (a) Termination Fee Payable by the Company. If this Agreement (i) is terminated by the Company pursuant to Section 9.1(g) or (ii) is terminated by the Company or CEI pursuant to Section 9.1(d) as a result of the Company Shareholders' Approval not being obtained and at or prior to the Company Meeting (or any subsequent meeting of the Company's shareholders at which it is proposed that the Merger be approved) there shall have been an Acquisition Proposal (whether or not conditional and whether or not such offer shall have been rejected or shall have been withdrawn prior to the time of such termination or of the meeting) and, solely in the case of any termination described in this clause (ii) of this paragraph (a), within two and one-half years of such termination the Company or any Company Subsidiary enters into any Acquisition Agreement or consummates any Acquisition Proposal (provided, that for the purposes of this Section 9.3(a)(ii) the terms 'Acquisition Agreement' and 'Acquisition Proposal' shall have the meanings assigned to such terms in Section
7.10 except that the references to '15%' in the definition of 'Acquisition Proposal' in Section 7.10 shall be deemed to be references to '35%'), then, in each case, the Company shall immediately pay to CEI by wire transfer of same day funds a termination fee equal to $25 million in cash (the 'Termination Fee').

     (b)  Payment of Expenses.  If this Agreement is terminated pursuant to
Section 9.1(d) or 9.1(e), then the Company shall promptly (but not later than ten business days after receiving notice of termination) pay to CEI in cash by wire transfer of same day funds an amount equal to all documented out-of-pocket expenses and fees incurred by CEI (including, without limitation, fees and expenses payable to all legal, accounting, financial, and other professionals arising out of, in connection with or related to the transactions contemplated by this agreement) not in excess of $5 million. If this Agreement is terminated pursuant to Section 9.1(f), then CEI shall promptly (but not later than ten business days after receiving notice of termination), pay to the Company in cash by wire transfer of same day funds an amount equal to all documented out-of-pocket expenses and fees incurred by the Company (including, without limitation, fees and expenses payable to all legal, accounting, financial, and other professionals arising out of, in connection with or related to the transactions contemplated by this agreement) not in excess of $5 million. The Company and CEI each agree that notwithstanding any provisions in this Agreement to the contrary, including Section 9.2, each of the Company and CEI retain their remedies at law or in equity with respect to breaches of this Agreement and that no termination which results from the breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement shall relieve such party of any liability or damages, including any such case in which a Termination Fee is, or any expenses of CEI or the Company in connection with the transactions contemplated by this Agreement are, payable pursuant to this Section 9.3 to CEI or the Company, as the case may be (the 'Injured Party'), to the extent any such liability or damage suffered by the Injured Party exceeds the amount of any Termination Fee and/or any expenses payable pursuant to this Section 9.3 to the Injured Party.

     (c)  Expenses.  The parties agree that the agreements contained in this
Section 9.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. Notwithstanding anything to the contrary contained in this Section 9.3, if one party fails to promptly pay to the other any fees or expenses due under Sections 9.3(a) or (b), in addition to any amounts paid or payable pursuant to such sections, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fees or expenses at the publicly announced prime rate of The Chase Manhattan Bank from the date such fees or expenses were required to be paid.

     Section 9.4 Amendment. This Agreement may be amended by the Boards of Directors of the parties hereto, at any time before or after the Company Shareholders' Approval and prior to the Effective Time, but after the Company Shareholders' Approval, no such amendment which under applicable law would require the further approval of the Company's shareholders shall be made without obtaining such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 9.5 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the first sentence of Section 9.4, waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     Section 9.6 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 9.1, an amendment of this Agreement pursuant to Section 9.4 or an extension or waiver pursuant to Section
9.5 shall, in order to be effective, require, in the case of the Company or CEI, action by its Board of Directors, or a duly authorized committee of its Board of Directors to the extent permitted by law.

                                   ARTICLE X
                               GENERAL PROVISIONS

     Section 10.1 Non-Survival; Effect of Representations and Warranties. No representations or warranties in this Agreement shall survive the Effective Time.

     Section 10.2 Brokers. The Company represents and warrants that, except for DLJ, whose fees have been disclosed to CEI prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has made available to CEI prior to the execution of this Agreement a copy of the engagement letter of DLJ and, other than as set forth in such engagement letter, has no understanding or agreement with DLJ regarding any fees or expenses in connection with the Merger or the transactions contemplated by this Agreement. CEI represents and warrants that, except for Salomon Smith Barney, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CEI.

     Section 10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) when sent by reputable overnight courier service, or (c) when telecopied (which is confirmed by copy sent within one business day by a reputable overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      (i) If to the Company, to
          Orange and Rockland Utilities, Inc.
          One Blue Hill Plaza
          Pearl River, New York 10965

          Attn: D. Louis Peoples
          Telecopy: (914) 577-6910
          Telephone: (914) 352-6000
          with a copy to

          Skadden, Arps, Slate, Meagher & Flom LLP
          919 Third Avenue
          New York, New York 10022
          Attn: Sheldon Adler, Esq.
          Telecopy: (212) 735-2000
          Telephone: (212) 735-3000

and

     (ii) if to CEI, to
          Consolidated Edison, Inc.
          4 Irving Place
          New York, New York 10003
          Attn: Mr. Kevin Burke
          John D. McMahon, Esq.

          Telecopy: (212) 677-0601
          Telephone: (212) 460-1110
          with a copy to
          Cravath, Swaine & Moore
          825 Eighth Avenue
          New York, New York 10019
          Attn: George W. Bilicic, Jr., Esq.
          Telecopy: (212) 474-3700
          Telephone: (212) 474-1000

     Section 10.4 Miscellaneous. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (other than paragraph 11 thereof relating to the parties' standstill obligations) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (including paragraph 11 of the Confidentiality Agreement relating to the parties' standstill obligations) other than the agreement between the Company and CECONY with respect to the divestiture of their respective interests in the Bowline Point Generating Station, (b) shall not be assigned by operation of law or otherwise and (c) shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law rules or principles. The Company hereby waives the restrictions applicable to CEI pursuant to paragraph 11 of the Confidentiality Agreement relating to the parties' standstill obligations provided, however that such waiver shall lapse and the provisions of paragraph 11 of the Confidentiality Agreement will be binding on CEI if (i) this Agreement is terminated by CEI and (ii) the Termination Fee is required to be paid pursuant to Section 9.3(a) to CEI (subject, in such case, to payment of the Termination Fee). If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provisions is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     Section 10.5 Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words 'include,' 'includes' or 'including' are used in this Agreement, they shall be deemed to be followed by the words 'without limitation.' The words

'hereof', 'herein' and 'hereunder' and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

     Section 10.6 Counterparts; Effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement and each of which shall only become effective when one or more counterparts have been signed by each party and delivered to the other parties.

     Section 10.7 Parties' Interest; No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in Section 7.5, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 10.8 Waiver of Jury Trial. Each party to this Agreement waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement.

     Section 10.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the Borough of Manhattan in the City of New York or, if such court does not have jurisdiction, in any New York state court located in the Borough of Manhattan in the City of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the Borough of Manhattan in the City of New York or, if such court does not have jurisdiction, any New York state court located in the Borough of Manhattan in the City of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court located in the Borough of Manhattan in the City of New York or, if such court does not have jurisdiction, any New York state court located in the Borough of Manhattan in the City of New York.

     IN WITNESS WHEREOF, each of the Company, CEI and the Merger Subsidiary have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                           ORANGE AND ROCKLAND UTILITIES, INC.
                                          By:         /s/ D. L. Peoples
      ----------------------------------
                                                    Denton Louis Peoples
                                             Vice Chairman and Chief Executive
                                                         Officer

                                          CONSOLIDATED EDISON, INC.

                                          By:       /s/ Joan S. Freilich
      ----------------------------------
                                                     Joan S. Freilich
                                            Executive Vice President and Chief
                                                     Financial Officer

                                          C ACQUISITION CORP.

                                          By:        /s/ Kevin Burke
      ----------------------------------
                                                        Kevin Burke
                                                         President

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

                                                                      APPENDIX B

      [LETTERHEAD OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION]

                                                                   July 17, 1998

Board of Directors
Orange and Rockland Utilities, Inc.
One Blue Hill Plaza
Pearl River, NY 10965

Dear Sirs:

     You have requested our opinion as to the fairness from a financial point of view to the holders of common stock, $5.00 par value per share ('Company Common Stock'), of Orange and Rockland, Inc. ('Orange and Rockland' or the 'Company') of the consideration to be received by such holders pursuant to the terms of the Agreement and Plan of Merger dated May 10, 1998 (the 'Agreement'), by and among the Company, Consolidated Edison, Inc. ('Con Edison') and C Acquisition Corp. ('Merger Subsidiary'), a wholly owned subsidiary of Con Edison, pursuant to which Merger Subsidiary will be merged (the 'Merger') with and into Orange and Rockland.

     Pursuant to the Agreement, each share of Company Common Stock will be converted into the right to receive $58.50 per share in cash.

     In arriving at our opinion, we have reviewed the Agreement dated May 10, 1998 and the schedules thereto. We also have reviewed financial and other information that was publicly available or furnished to us by the Company including information provided during discussions with management. Included in the information provided during discussions with management were certain financial projections of the Company for the period beginning January 1, 1998 and ending December 31, 2002 prepared by the management of the Company. In addition, we have compared certain financial and securities data of the Company with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the Company Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

     In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and its representatives, or that was otherwise reviewed by us. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company. We have not assumed any responsibility for making an independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by us. We have also relied as to certain legal matters on advice of counsel to the Company.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger and the other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the Merger. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed transaction.

     Donaldson, Lufkin & Jenrette Securities Corporation ('DLJ'), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DLJ has performed investment banking and other services for the Company in the past and has been compensated for such services. In particular, DLJ acted as lead manager in the issuance of $80.0 million of debt securities and received standard and customary compensation for its services. In addition, DLJ also has been retained to assist the Company in the possible sale of its power generation assets, for which services we will receive standard and customary compensation.

     Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Merger Consideration to be received by the holders of Company Common Stock pursuant to the Agreement is fair to such holders from a financial point of view.

                                          Very truly yours,

                                          DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION

                                          By: /s/ John A. Cavalier
                                              --------------------
                                              John A. Cavalier
                                              Managing Director

                      [This page intentionally left blank]

                      [This page intentionally left blank]

            Orange and Rockland Utilities, Inc. Operations Center
                  390 West Route 59, Spring Valley, NY 10977
            -----------------------------------------------------

From New Jersey or Southern Rockland
County                                     From Orange County

Take the Garden State Parkway-North to     Take the New York State Thruway-South
the New York State Thruway-South           to Exit 14B (Airmont Road). Make a
toward New York City. Or, take the         right turn onto Airmont Road and
Palisades Parkway-North to Exit 9W         follow to Route 59. Turn left onto
(New York State Thruway-North, toward      Route 59-East. Follow Route 59-East
Albany). Follow the Thruway to Exit 14     approximately 3 miles. O&R Operations
(Spring Valley). Off the exit, make a      Center is on the left side of the
right turn onto Route 59-West. Follow      road.
Route 59-West approximately 2 1/4
miles. O&R Operations Center is on the
right side of the road.


[LOGO] ORANGE AND ROCKLAND

     Special Meeting
           of                                    [GRAPHIC:  MAP]
         Common
      Shareholders
     August 20, 1998
       10:30 a.m.


                             FOLD AND DETACH HERE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PROXY

                     ORANGE AND ROCKLAND UTILITIES, INC.

           COMMON STOCK PROXY FOR SPECIAL MEETING, AUGUST 20, 1998
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned, revoking all previous proxies, appoints MICHAEL J. DEL GIUDICE, D. LOUIS PEOPLES and G.D. CALIENDO, and each of them, proxies, with power of substitution to each to vote and act at the Special Meeting of Common Shareholders of ORANGE AND ROCKLAND UTILITIES, INC. to be held at 390 West Route 59, Spring Valley, New York, on Thursday, August 20, 1998, at 10:30 a.m. local time, and at any adjournments thereof, on and with respect to the Common Stock of the undersigned, or on and with respect to which the undersigned is entitled to vote or act, as indicated on the reverse side, and as set forth in the notice and proxy statement dated July 17, 1998.

            (Continued, and to be dated and signed on other side)

                                        ORANGE AND ROCKLAND UTILITIES, INC.
                                        P.O. BOX 11135
                                        NEW YORK, N.Y. 10203-0135

                          [LOGO] ORANGE AND ROCKLAND


                               ADMISSION TICKET

                 1998 Special Meeting of Common Shareholders
             to be held at 10:30 AM on Thursday, August 20, 1998

                         PRESENT THIS CARD AT THE DOOR




                             FOLD AND DETACH HERE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
 _______
/_______/


The Board of Directors recommends a vote FOR the following proposal:

Item 1 - To approve and adopt the Agreement and Plan of Merger, dated as of May 10, 1998, among Orange and Rockland Utilities, Inc., Consolidated Edison, Inc. and C Acquisition Corp. (the "Merger Agreement").

          FOR Approval and adoption
          of the Merger Agreement.   [ ]

          AGAINST Approval and adoption
          of the Merger Agreement.   [ ]

          ABSTAIN  [ ]

Item 2 - In their discretion, the proxies are authorized to act on such other matters as may properly come before the meeting or any adjournments thereof.

          All powers may be exercised by a majority of said proxies or said substitutes voting or acting or, if only one votes and acts, then by that one.

EVERY PROPERLY SIGNED PROXY WILL BE VOTED (OR NOT
VOTED) IN ACCORDANCE WITH SPECIFICATIONS MADE
ABOVE, AND WILL BE VOTED FOR THE APPROVAL AND
ADOPTION OF THE MERGER AGREEMENT IF NO                 Change of Address and
SPECIFICATION IS INDICATED.                            or Comments Mark Here [ ]


                                                       I plan to attend
                                                       the Special Meeting   [ ]

                                        (NOTE: Signature should agree with
                                        name imprinted hereon. Executors,
                                        administrators, trustees, guardians
                                        and attorneys should so indicate when
                                        signing. If stock is registered in
                                        more than one name, each joint owner
                                        should sign.)

                                        Dated:___________________________, 1998

                                        Signed _________________________________

                                        ________________________________________

                                        Votes MUST be indicated (x) in Black
                                        or Blue ink. [ ]

Please Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope.

[LOGO]

ORANGE AND ROCKLAND One Blue Hill Plaza, Pearl River, New York 10965

                                                                   July 17, 1998

Dear Employee:

     As a participant in the Orange and Rockland Utilities, Inc. Hourly Group Savings Plan (the 'Plan'), you have designated a portion of your contributions to the Plan for investment in Common Stock of the Company. Such stock is held in trust for you by Fidelity Management Trust Company, as Trustee.

     You have the right to give instructions as to how you wish the Trustee to vote your Plan shares on all matters presented to the Company's shareholders. Accordingly, enclosed are copies of the Company's proxy material and proxy card to be used in instructing the Trustee to vote your Plan shares at the Special Meeting of Common Shareholders of the Company to be held on August 20, 1998. The proxy card must be received no later than August 17, 1998.

     YOU MUST SIGN AND RETURN THE ENCLOSED PROXY CARD IF YOU WISH YOUR PLAN SHARES TO BE VOTED, REGARDLESS OF WHETHER YOU HAVE EXECUTED A PROXY RELATING TO OTHER COMPANY SHARES OWNED BY YOU. THE PROXY CARD FOR YOUR PLAN SHARES MUST BE RECEIVED BY AUGUST 17, 1998. IN THE EVENT YOU DO NOT RETURN THE PROXY CARD, THE TRUSTEE WILL VOTE YOUR SHARES IN THE SAME PROPORTIONS AS THE SHARES FOR WHICH THE TRUSTEE HAS RECEIVED INSTRUCTIONS.

     I urge you to fill in, date and sign and return this proxy promptly. Your confidential voting instructions will be seen only by the Trustee and the Trustee's authorized agent, The Bank of New York.

                                            Sincerely yours,


                                            /s/ D. Louis Peoples
                                            -----------------------
                                            D. Louis Peoples
                                            Vice Chairman of the
                                            Board of Directors and
                                            Chief Executive Officer

[LOGO]

ORANGE AND ROCKLAND One Blue Hill Plaza, Pearl River, New York 10965

                                                                   July 17, 1998

Dear Employee:

     As a participant in the Orange and Rockland Utilities, Inc. Management Employees' Savings Plan (the 'Plan'), you have designated a portion of your contributions to the Plan for investment in Common Stock of the Company. Such stock is held in trust for you by Fidelity Management Trust Company, as Trustee.

     You have the right to give instructions as to how you wish the Trustee to vote your Plan shares on all matters presented to the Company's shareholders. Accordingly, enclosed are copies of the Company's proxy material and proxy card to be used in instructing the Trustee to vote your Plan shares at the Special Meeting of Common Shareholders of the Company to be held on August 20, 1998. The proxy card must be received no later than August 17, 1998.

     YOU MUST SIGN AND RETURN THE ENCLOSED PROXY CARD IF YOU WISH YOUR PLAN SHARES TO BE VOTED, REGARDLESS OF WHETHER YOU HAVE EXECUTED A PROXY RELATING TO OTHER COMPANY SHARES OWNED BY YOU. THE PROXY CARD FOR YOUR PLAN SHARES MUST BE RECEIVED BY AUGUST 17, 1998. IN THE EVENT YOU DO NOT RETURN THE PROXY CARD, THE TRUSTEE WILL VOTE YOUR SHARES IN THE SAME PROPORTIONS AS THE SHARES FOR WHICH THE TRUSTEE HAS RECEIVED INSTRUCTIONS.

     I urge you to fill in, date and sign and return this proxy promptly. Your confidential voting instructions will be seen only by the Trustee and the Trustee's authorized agent, The Bank of New York.

                                            Sincerely yours,


    /s/ D. Louis Peoples
    ----------------------
                                            D. Louis Peoples
                                            Vice Chairman of the
                                            Board of Directors and
                                            Chief Executive Officer